Exhibit 2




               _________________________________________________

                                 [e]227,000,000
                                TERM FACILITIES
                        AND REVOLVING CREDIT AGREEMENT
               _________________________________________________


                             DATED 3 FEBRUARY 2004


                                      FOR


                         SGL CARBON AKTIENGESELLSCHAFT
                  AS THE COMPANY AND AS AN ORIGINAL BORROWER


                            BAYERISCHE LANDESBANK
                   CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                               DEUTSCHE BANK AG
                                      AND
                        DRESDNER KLEINWORT WASSERSTEIN
                          AS MANDATED LEAD ARRANGERS



                         DEUTSCHE BANK LUXEMBOURG S.A.
                     AS FACILITY AGENT AND SECURITY AGENT


                                     WITH


                   CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                            AS DOCUMENTATION AGENT








                               BAKER & MCKENZIE
                                   FRANKFURT

                                   CONTENTS

Clause                                                                     Page

                                   SECTION 1

                                INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION........................................  1

                                   SECTION 2

                                THE FACILITIES

2.    THE FACILITIES........................................................  1
3.    PURPOSE...............................................................  1
4.    CONDITIONS OF UTILISATION.............................................  1

                                   SECTION 3

                                  UTILISATION

5.    UTILISATION...........................................................  1
6.    CHANGE OF CURRENCY.................................................... 41

                                   SECTION 4

                    REPAYMENT, PREPAYMENT AND CANCELLATION

7.    REPAYMENT.............................................................  1
8.    COMPANY'S LIABILITIES IN RELATION TO THE LETTER OF CREDIT............. 43
9.    PREPAYMENT AND CANCELLATION...........................................  1

                                   SECTION 5

                             COSTS OF UTILISATION

10.   INTEREST..............................................................  1
11.   INTEREST PERIODS AND THE TERM.........................................  1
12.   CHANGES TO THE CALCULATION OF INTEREST................................  1
13.   FEES..................................................................  1

                                   SECTION 6

                        ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS UP AND INDEMNITIES..........................................  1
15.   INCREASED COSTS.......................................................  1
16.   OTHER INDEMNITIES.....................................................  1
17.   MITIGATION BY THE LENDERS.............................................  1
18.   COSTS AND EXPENSES....................................................  1

                                   SECTION 7

                                   GUARANTEE

19.   GUARANTEE AND INDEMNITY...............................................  1

                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.   REPRESENTATIONS....................................................... 72
21.   INFORMATION UNDERTAKINGS..............................................  1
22.   FINANCIAL COVENANTS...................................................  1

23.   GENERAL UNDERTAKINGS..................................................  1
24.   EVENTS OF DEFAULT.....................................................107

                                   SECTION 9

                              CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS................................................  1
26.   CHANGES TO THE OBLIGORS...............................................  1

                                  SECTION 10

                             THE FINANCE  PARTIES

27. ROLE OF THE FACILITY AGENT, THE SECURITY AGENT, THE DOCUMENTATION AGENT, THE MANDATED LEAD ARRANGERS AND THE COMPANY AS AGENT OF THE
      OBLIGORS..............................................................  1
28.   THE LENDERS, THE ISSUING BANKS AND THE SUFACILITY BANKS...............124
29.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES............................  1
30.   SHARING AMONG THE LENDERS AND THE ISSUING BANKS.......................  1

                                  SECTION 11

                                ADMINISTRATION

31.   PAYMENT MECHANICS.....................................................  1
32.   SET-OFF...............................................................  1
33.   NOTICES...............................................................  1
34.   CALCULATIONS AND CERTIFICATES.........................................  1
35.   PARTIAL INVALIDITY....................................................  1
36.   REMEDIES AND WAIVERS..................................................  1
37.   AMENDMENTS AND WAIVERS................................................  1
38.   COUNTERPARTS..........................................................  1

                                  SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

39.   GOVERNING LAW.........................................................  1
40.   ENFORCEMENT...........................................................  1

Schedules

SCHEDULE 1 The Original Parties.............................................  1
SCHEDULE 2 Conditions Precedent and Conditions Subsequent...................  1
SCHEDULE 3 Requests.........................................................  1
SCHEDULE 4 Mandatory Cost Formula...........................................  1
SCHEDULE 5 Form of Transfer Certificates....................................  1
SCHEDULE 6 Form of Accession Letter.........................................  1
SCHEDULE 7 Form of Compliance Certificate...................................  1
SCHEDULE 8 Existing Security................................................  1
SCHEDULE 9 LMA Form of Confidentiality Undertaking..........................  1
SCHEDULE 10 Timetables......................................................  1
SCHEDULE 11 Form of Security Trust Agreement................................  1
SCHEDULE 12 Borrowers and their Allocations.................................  1
SCHEDULE 13 Current Material Subsidiaries...................................  1
SCHEDULE 14 Form of Letter of Credit........................................  1
SCHEDULE 15 Existing Competition Law Proceedings and Anti-Trust Lawsuits....  1
SCHEDULE 16 Existing Intra-Group Loans......................................  1

SCHEDULE 17 Existing Indebtedness...........................................  1
SCHEDULE 18 Form of Intercreditor Agreement.................................  1

THIS AGREEMENT is dated 3 February 2004 and made between:

(1)   SGL CARBON AKTIENGESELLSCHAFT, Wiesbaden (the "COMPANY");

(2) THE COMPANY and THE COMPANIES listed in Part I of Schedule 1 as original borrowers (the "ORIGINAL BORROWERS");

(3) THE COMPANIES listed in Part I of Schedule 1 as original guarantors (the "ORIGINAL GUARANTORS");

(4) BAYERISCHE LANDESBANK, CREDIT SUISSE FIRST BOSTON INTERNATIONAL, DEUTSCHE BANK AG and DRESDNER KLEINWORT WASSERSTEIN, THE INVESTMENT BANKING DIVISION OF DRESDNER BANK AG as Mandated Lead Arrangers (the "MANDATED LEAD ARRANGERS");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "ORIGINAL LENDERS");

(6) DEUTSCHE BANK LUXEMBOURG S.A. as Facility Agent and Security Agent for the Lenders (the "FACILITY AGENT" and the "SECURITY AGENT"); and

(7) CREDIT SUISSE FIRST BOSTON INTERNATIONAL as Documentation Agent (the "DOCUMENTATION AGENT").



IT IS AGREED as follows:

                                   SECTION 1

                                INTERPRETATION

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

      In this Agreement:

      "ACCESSION LETTER" means a Borrower Accession Letter or a Guarantor Accession Letter and "ACCESSION LETTERS" shall be construed accordingly.

      "ACQUISITION" means:

      (i) the purchase, subscription for or other acquisition of any shares (or other securities or any interest therein) in, or incorporation, formation or organisation of, any other company; or

      (ii) the purchase or other acquisition of any assets or (without limitation to any of the foregoing) acquisition of any business or interest therein.

      "ADDITIONAL BORROWER" means any Material Subsidiary (other than the Issuer) that becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

      "ADDITIONAL EU COMPETITION LAW LIABILITIES" means the fine imposed on the Company or any Group Member by the competition directorate of the European Commission in the amount of [e]23,600,000 in relation to the EU Competition Law Proceedings, listed on Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits), No. 3.

      "ADDITIONAL GUARANTOR" means a company (other than the Issuer) that becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

      "ADDITIONAL OBLIGOR" means an Additional Borrower or an Additional Guarantor.

      "ADMINISTRATIVE AGENT" means Credit Suisse First Boston as administrative agent under the US Term Loan Agreement.

      "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "ALLOCATION" means in relation to each Borrower, the amount set opposite its name under the heading "Amount of such Borrower's Allocation" in
      Schedule 12 (Borrowers and their Allocations), being the maximum amount of Term Facility A, Term Facility B, Term Facility C and the Revolving Credit Facility that may be drawn down by that particular Borrower.

      "AUTHORISATION" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

      "AVAILABILITY PERIOD" means:

      (a) in relation to Term Facility A and Term Facility C, the period from and including the Signing Date up to and including 23 February 2004;

      (b) in relation to Term Facility B, the period from and including the Signing Date up to and including the date occurring one (1) Month prior to the Termination Date applicable to the Term Facility B; provided that the Availability Period for Term Facility B shall end upon the Utilisation of both Letters of Credit for the Original EU Competition Law Liabilities; and

      (c) in relation to the Revolving Credit Facility, the period from and including the Signing Date up to and including the date occurring one (1) Month prior to the Termination Date applicable to the Revolving Credit Facility.

      "AVAILABLE COMMITMENT" means in relation to a Facility, a Lender's Commitment under that Facility minus the amount of its participation in the Letters of Credit and/or minus the Euro Amount of its participation in any Revolving Credit Facility Loans and/or minus the amount in Euros of its participation in any amount outstanding under the Term Facility Loans; and in relation to any proposed Utilisation, means that difference adjusted as follows:

      (a) by subtracting therefrom the amount of its participation in any Loans (and subtracting therefrom the Euro Amount in the case of the Revolving Credit Facility) that are due to be made or issued under that Facility on or before the proposed Utilisation Date; and

      (b) in relation to the Revolving Credit Facility only, by adding thereto the Euro Amount of its participation in any Revolving Credit Facility Loans that are due to be repaid or prepaid (or, if any Revolving Credit Facility Loan is due to be repaid or prepaid in part, the Euro Amount of its participation in that part) on or before the proposed Utilisation Date.

      "AVAILABLE FACILITY" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

      "BAFIN" means Bundesanstalt f{u"}r Finanzdienstleistungsaufsicht.

      "BASE FINANCIAL STATEMENTS" means:

      (a) the consolidated financial statements of the Group for the financial year ended 31 December 2002 prepared by the Company and audited by BDO; and

      (b) the unaudited consolidated interim financial statements of the Company as of and for the nine months ended 30 September 2003.

      "BDO"   means   Deutsche   Warentreuhand    AG   -   Wirtschaftsprufungs-
      gesellschaft.

      "BORROWER" means each Original Borrower and an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

      "BORROWER ACCESSION LETTER" means a document substantially in the form set out in Part I of Schedule 6 (Form of Accession Letter).

      "BREAK COSTS" means the amount (if any) by which:

      (a) the interest which a Finance Party should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period or Term in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period or Term, exceeds:

      (b) the amount which that Finance Party would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant
             Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period or Term.

      "BRIDGE ARRANGERS" means Credit Suisse First Boston International and Deutsche Bank AG London.

      "BRIDGE LENDERS" means the lenders making available the Bridge Loan from time to time.

      "BRIDGE LOAN" means the loan agreement to be entered into by, inter alia, the Company as borrower and Credit Suisse First Boston International and Deutsche Bank AG London as lenders providing for bridge loans in an amount of up to [e]270,000,000, as amended from time to time.

      "BRIDGE LOAN AGENT" means Credit Suisse First Boston International, as agent with respect to the Bridge Loan.

      "BRIDGE LOAN DOCUMENTS" means the Bridge Loan, the Intercreditor Agreement, the Exchange Notes Indenture, the Exchange Notes Registration Rights Agreement, the Exchange Notes Escrow Agreement, any fee letter, any security document, any accession letter, any hedging agreement, any transfer certificate, any subfacility document and any other document designated as such by the Bridge Loan Agent and the Company and "Bridge Loan Document" means any of them.

      "BUDGET" means with respect to each financial year commencing on or after 1 January 2004, the latest annual budget delivered by the Company to the Facility Agent pursuant to Clause 21.4 (Budgets).

      "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Frankfurt am Main and Luxembourg and:

      (a) (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

      (b) (in relation to any date for payment or purchase of Euro) any TARGET Day.

      "CANADIAN COMPETITION LAW LIABILITIES" means the fines imposed on the Company or any Group Member by the Canadian antitrust authorities in relation to Existing Competition Law Proceedings in Canada in the outstanding amount of Canadian Dollar 6,000,000 as of the Signing Date.

      "CARTEL DEPOSIT ACCOUNT" means the account of the Company established with Deutsche Bank, Augsburg Branch to fund the Additional EU Competition Law Liabilities, the Canadian Competition Law Liabilities, any civil lawsuits settled in 2004 up to an amount of Euro 3,000,000, and the US Competition Law Liabilities, in each case including interest accruing thereon and currency hedging losses with respect thereto up to the amount of [e]125,300,000 (or its equivalent in another currency or currencies), over which the Lenders are granted first ranking and the Bridge Lenders are granted second ranking security.

      "CARTEL DEPOSIT ACCOUNT AGREEMENT" means the agreement establishing the Cartel Deposit Account.

      "CASH COLLATERAL" means, in relation to any Letter of Credit or Letter of Credit Proportion of any Letter of Credit, a cash deposit in an interest-bearing account or accounts with the Facility Agent (or such other financial institution reasonably acceptable to the Facility Agent) in the name of the Company (and identified as a Cash Collateral account), that cash deposit and account to be secured in favour of the Security Agent and the relevant Lenders on terms and conditions acceptable to the Facility Agent and the Security Agent.

      "CASH COLLATERAL DOCUMENTS" means any documents, as the Facility Agent and the Security Agent may specify, to be entered into in relation to the Cash Collateral.

      "CASH EQUIVALENTS" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "CHANGE OF CONTROL" means if any person or group of persons acting in concert gains control of the Company or becomes a Holding Company of the Company.

      For the purposes of this definition:

      (a)    "CONTROL" means:

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             (i)   the  holding of more than fifty (50) per cent. of the issued share capital of the Company; or

             (ii) the possession, directly or indirectly, of the power (whether by way of ownership, shares, proxy, contract, agency or otherwise) to (A) cast, or direct the casting of, more than fifty (50) per cent. of the maximum number of votes that might be cast at a general meeting of the shareholders of the Company, (B) appoint or remove all, or the majority of, the directors or other equivalent officers of the Company, or (C) give directions with respect to the operating and financial policies of the Company which the directors or other equivalent officers thereof are obliged to comply with; and

      (b) "PERSONS ACTING IN CONCERT" comprise persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate to obtain or consolidate control of an entity.

      "CHARGED ASSETS" means any assets of any Obligor that are secured in favour of the Security Agent and/or the other Finance Parties pursuant to the Security Documents or any of them.

      "CLOSING" means the date on which all the conditions precedent as set out in Part II of Schedule 2 (Conditions Precedent and Conditions Subsequent) are satisfied in accordance with Clause 4 (Conditions of Utilisation), or waived.

      "CLOSING DATE" means the date on which the Closing takes place.

      "CODE" means the U.S. Internal Revenue Code of 1986, as amended.

      "COMMITMENT" means a Term Facility A Commitment, a Term Facility B Commitment, a Term Facility C Commitment or a Revolving Credit Facility Commitment in each case as reduced or increased from time to time by any transfer or assignment pursuant to Clause 25 (Changes to the Lenders) and in the case of a Subfacility, as reduced or increased pursuant to Clause 2.2(c), and "COMMITMENTS" shall be construed accordingly.

      "COMPETITION LAW LIABILITIES" means the fines imposed on the Company or any Group Member by any relevant court or authority in relation to Existing Competition Law Proceedings in the amounts as set out in
      Schedule  15  (Existing  Competition   Law   Proceedings  and  Anti-Trust
      Lawsuits).

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

      "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Facility Agent.

      "CONVERT DEPOSIT ACCOUNT" means the account of the Company established with Credit Suisse First Boston, Frankfurt Branch to fund the repurchase of the Convertible Bond, over which the Lenders are granted first ranking and the Bridge Lenders are granted second ranking security.

      "CONVERT DEPOSIT ACCOUNT AGREEMENT" means the agreement establishing the Convert Deposit Account.

      "CONVERTIBLE BOND(S)" means, collectively, the 3.5% convertible bonds issued by the Company in 2000 and due in 2005.

      "DANGEROUS SUBSTANCE" means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the Environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

      "DEBT ISSUE" means any issue after the date of this Agreement of public or privately placed debt securities of any Group Member.

      "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "DEFAULT MARGIN" means the aggregate of the applicable Margin plus 1.25 per cent. per annum.

      "DORMANT COMPANY" means each Group Member (i) which has been dormant since its incorporation or since the end of its previous financial year; and (ii) the value of whose total gross assets is less than [e]100,000 (or its equivalent in another currency or currencies).

      "EMPLOYEE PLAN" means an "EMPLOYEE BENEFIT PLAN" as defined in section  3
      (3) of ERISA, other than a Multiemployer Plan, which is maintained for, or under which contributions are made on behalf of, employees of a US Group Member or any ERISA Affiliate.

      "ENVIRONMENT"  means  all,  or  any  of,  the following  media:  the  air
      (including, without limitation, the air within buildings and the air within other natural or man-made structures above or below ground), water (including, without limitation, ground and surface water) and land (including, without limitation, surface and sub-surface soil).

      "ENVIRONMENTAL CLAIM" means any claim by any person:

      (a) in respect of any loss or liability suffered or incurred by that person as a result of or in connection with any violation of Environmental Law; or

      (b) that arises as a result of or in connection with Environmental Contamination and that could give rise to any remedy or penalty (whether interim or final) that may be enforced or assessed by private or public legal action or administrative order or proceedings.

      "ENVIRONMENTAL CONTAMINATION" means each of the following and their consequences:

      (a) any release, discharge, emission, leakage or spillage of any Dangerous Substance at or from any site owned, leased, occupied or used by any Group Member into any part of the Environment; or

      (b) any accident, fire, explosion or sudden event at any site owned, leased, occupied or used by any Group Member which is directly or indirectly caused by or attributable to any Dangerous Substance; or

      (c)    any other pollution of the Environment.

      "ENVIRONMENTAL LAW" means all laws (including, without limitation, common law), regulations, directives, codes of practice, circulars, guidance notices and the like having legal effect concerning the protection of human health, the Environment, the conditions of the work place or the generation, transportation, storage, treatment or disposal of Dangerous Substances.

      "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

      "EQUITY ISSUE" means any issue of shares by any Group Member or any issue or grant of rights to subscribe for shares in any Group Member, other than any issue of shares or rights to subscribe for shares under a stock option or similar program of the Company, whereby such issue or granting of rights is funded through cash payments provided by any third party not being a Group Member

      "ERISA" means the US Employee Retirement Income Security Act of 1974 or any successor legislation to that Act and the regulations promulgated and rulings issued under that Act or any such successor legislation.

      "ERISA AFFILIATE" means any person that for purposes of Title I and Title IV of ERISA and section 412 of the Code is a member of a US Group Member's controlled group, or under common control with a US Group Member, within the meaning of section 414(b) or (c) of the Code.

      "ERISA EVENT" means:

      (a) any reportable event, as defined in section 4043 of ERISA, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of section 403(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of section 412 of the Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waivers in accordance with section 412(d) of the Code) or the requirements of subsection (1) of section 403(b) of ERISA (taking into account subsection (2) of such section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11) (12 or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to such Employee Plan within the following 30 days;

      (b) the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under section 4041(c) of ERISA;

      (c) the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

      (d) the failure to make a required contribution to any Employee Plan that would result in the imposition of an Encumbrance under section 412 of the Code or section 302 of ERISA; and

      (e) an engagement in a non-exempt prohibited transaction within the meaning of section 4795 of the Code or section 406 of ERISA which upon the occurrence of any of the events described in paragraphs
             (a) to (c) (inclusive) above could reasonably be expected to have a Material Adverse Effect.

      "EU COMPETITION LAW LIABILITIES" means the Original EU Competition Law Liabilities and the Additional EU Competition Law Liabilities.

      "EU COMPETITION LAW PROCEEDINGS" means the Existing Competition Law Proceedings initiated by the competition directorate of the European Commission.

      "EURIBOR" means, in relation to any Loans in Euros:

      (a)    the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euros for a period comparable to the Interest Period of the relevant Loan.

      "EURO AMOUNT" means, in relation to a Revolving Credit Facility Loan, the amount specified in the Utilisation Request for that Revolving Credit Facility Loan (or, if the amount requested is not denominated in Euros, that amount converted into Euros at the Facility Agent's Spot Rate of Exchange on the date which is in relation to a Utilisation three (3) Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request, adjusted to reflect any repayment, prepayment, consolidation or division or reduction of the Revolving Credit Facility Loan).

      "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 24 (Events of Default).

      "EXCESS CASH FLOW" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "EXCHANGE NOTES" means the high yield exchange notes issued or to be issued by the Issuer in exchange for Bridge Loans, escrowed on the Closing Date, and issued in accordance with the terms of the Bridge Loan and the related Bridge Loan Documents; provided that such high yield exchange notes are subject to the terms of, and issued in accordance with the provisions set forth in the Intercreditor Agreement.

      "EXCHANGE NOTES ESCROW AGENT" means the entity named as escrow agent under the Exchange Notes Escrow Agreement.

      "EXCHANGE NOTES ESCROW AGREEMENT" means the escrow agreement to be dated the Closing Date, relating to the escrow of the Exchange Notes on the Closing Date, among the Company, the Issuer, the Bridge Loan Agent, the Exchange Notes Trustee and the Exchange Notes Escrow Agent.

      "EXCHANGE NOTES INDENTURE" means the indenture governing the Exchange Notes, to be dated the Closing Date, among the Issuer, the Exchange Notes Trustee and the Subordinated Guarantors.

      "EXCHANGE NOTES INVESTORS" means the noteholders of the Exchange Notes from time to time.

      "EXCHANGE NOTES REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement, to be dated the Closing Date, relating to the registration of the Exchange Notes with the US Securities and Exchange Commission.

      "EXCHANGE NOTES SECURITY AGENT" means the entity or entities named as security agent for the Exchange Notes Investors under the Exchange Notes.

      "EXCHANGE NOTES TRUSTEE" means The Bank of New York as the trustee for the Exchange Notes Investors under the Exchange Notes.

      "EXISTING COMPETITION LAW PROCEEDINGS" means the competition law related litigation, civil lawsuits and/or other proceedings of or before any court or agency set out in Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits).

      "EXISTING INDEBTEDNESS" means the Financial Indebtedness of the Group outstanding on the Signing Date as set out in Schedule 17 (Existing Indebtedness).

      "EXPIRY DATE" means, in relation to any Letter of Credit, the date on which the maximum aggregate liability under it is to be reduced to zero.

      "FACILITIES" means Term Facility A, Term  Facility B, Term Facility C and
      the  Revolving  Credit  Facility  and  "FACILITY"   shall   be  construed
      accordingly.

      "FACILITY AGENT'S SPOT RATE OF EXCHANGE" means the Facility Agent's spot rate of exchange for the purchase of the relevant currency with Euros in the London foreign exchange markets at or about 11:00 a.m. London time on a particular day.

      "FACILITY OFFICE" means the office or offices notified by a Lender or a Issuing Bank to the Facility Agent in writing on or before the date it becomes a Lender or a Issuing Bank (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "FEE LETTERS" means any letter or letters dated on the Signing Date between the Mandated Lead Arrangers and the Company (or the Facility Agent or the Security Agent or a Issuing Bank and the Company) setting out any of the fees referred to in Clause 13 (Fees).

      "FINANCE DOCUMENTS" means this Agreement, the Intercreditor Agreement, any Fee Letter, any Security Document, the Convert Deposit Account Agreement, the Cartel Deposit Account Agreement, any Accession Letter, any Hedging Agreement, any Transfer

      Certificate, the US Term Loan Agreement, any Subfacility Document and any other document designated as such by the Facility Agent and the Company and "FINANCE DOCUMENT" means any of them.

      "FINANCE PARTIES" means the Documentation Agent, the Facility Agent, the Security Agent, the Mandated Lead Arrangers, an Issuing Bank, a Subfacility Bank, the Senior Lenders, the Administrative Agent, and "FINANCE PARTY" means any of them.

      "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

      (a)    moneys borrowed and debt balances at banks;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Relevant GAAP or IFRS, be treated as a finance or capital lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

      (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

      (i)    any amount raised by the issue of redeemable shares;

      (j) any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into such agreement is to raise finance;

      (k) (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above, however, for the avoidance of doubt not including any deferred payment arrangement of 180 days or less with trade creditors as customary in the industry; and

      (l) (without double counting) the amount of any liability of third parties in respect of any of the items referred to in paragraphs
             (a) to (j) above, secured over assets of any Group Member.

      "FINANCIAL QUARTER" means each of those periods of approximately thirteen weeks ending on any Quarter Date in each financial year.

      "FRONTING FEE" means the fronting fee determined in accordance with Clause 13.6 (Fronting Fee) and to be paid to a relevant Issuing Bank in accordance with Clause 5.9 (Letter of Credit Fronting Fee).

      "FUNDING LOANS" means one or more loans from the Issuer (as lender) to the Company (as borrower), in an amount equal to the principal amount of the High Yield Notes which is made subject to the terms of, and in accordance with, the Intercreditor Agreement.

      "GOVERNMENT AGENCY" means (a) a government or government department or other body, (b) a governmental, semi-governmental or judicial person, or
      (c) a person (whether autonomous or not) who is charged with the administration of law under statute or the rules of any stock exchange.

      "GROUP" means the Company and its Subsidiaries from time to time and "GROUP MEMBER" shall be construed accordingly.

      "GROUP STRUCTURE CHART" means a group structure chart of the Group, in agreed form, delivered by the Company to the Facility Agent pursuant to Clause 4 (Conditions of Utilisation).

      "GUARANTOR" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with this Agreement.

      "GUARANTOR ACCESSION LETTER" means a document substantially in the form set out in Part II of Schedule 6 (Form of Accession Letter).

      "HEDGE COUNTERPARTY" means any financial institution that is a party to an outstanding Hedging Agreement with any Group Member from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Hedge Counterparty will benefit from the Transaction Security up to its Hedge Counterparty's Participation Amount as notified by the Company. The Security Agent will keep updated lists of the Hedging Counterparties and their respective Hedge Counterparty's Participation Amounts by means of the List of Secured Parties.

      "HEDGE COUNTERPARTIES MAXIMUM SECURED AMOUNT" means an amount of [e]65,000,000 at maximum which will be applied from the proceeds of the enforcement of the Transaction Security pursuant to the provisions of the Security Trust Agreement in order to discharge the claims of any Hedge Counterparty in accordance with the respective Hedge Counterparty's Participation Amount as notified by the Company.

      "HEDGE COUNTERPARTY'S PARTICIPATION AMOUNT" has the meaning ascribed to such term in the Security Trust Agreement.

      "HEDGING AGREEMENTS" means each of the agreements entered into or to be entered into between certain Group Members and hedge counterparties for the purpose of hedging interest rate liabilities and currency risks in accordance with Clause 23.28 (Hedging).

      "HIGH YIELD INDENTURE" means the indenture under which the High Yield Notes are issued.

      "HIGH YIELD INVESTORS" means the High Yield Trustee and the noteholders of the High Yield Notes from time to time.

      "HIGH YIELD NOTES" means the 8 1/2 % Senior Notes due 2012 in an aggregate principal amount of [e]270,000,000 issued or to be issued by the Issuer; provided that such high yield notes are issued in accordance with the Intercreditor Agreement.

      "HIGH YIELD TRUSTEE" means The Bank of New York as the trustee under the High Yield Indenture.

      "HITCO OPTIONS" means the option exercisable under a shareholders agreement between Hitco Carbon Composites, Inc and Paul W. Pendorf described in more detail in the annual report of the Company on Form 20-F filed with the Securities and Exchange Commission on 1 July 2002, provided that, for the avoidance of doubt, all such options exist in respect to shares in Hitco Carbon Composites, Inc only and there are no options in relation to the shares of SGL Carbon LLC.

      "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "IFRS" means international financial reporting standards as promulgated by the International Accounting Standards Board and consistently applied.

      "INITIAL MARGIN" means 2.75 per cent. per annum.

      "INSURANCE PROCEEDS" means the total proceeds of any insurance claim intended to compensate for damage to any asset or interruption of business received by any Group Member, after deducting:

      (a) any reasonable out-of-pocket expenses incurred by any Group Member in relation to such a claim;

      (b) proceeds relating to third party claims which are applied towards meeting such claims; and

      (c) Taxes paid (or reasonably estimated to be payable) by any Group Member in respect of such claims.

      "INTELLECTUAL PROPERTY" means any and all rights and interests existing now or in the future in any part of the world in or relating to registered and unregistered trade marks and service marks, domain names, patents, registered designs, utility models, trade names, business names, titles, registered or unregistered copyrights in published and unpublished works, unregistered designs, inventions registered or unregistered, data base rights, know-how, any other intellectual property rights and any applications for any of the foregoing and any goodwill therein.

      "INTELLECTUAL PROPERTY RIGHTS" means any Intellectual Property owned by any Group Member.

      "INTERCREDITOR AGREEMENT" means the intercreditor agreement, substantially in the form set out in Schedule 18 (Form of Intercreditor Agreement) between, inter alia, the Security Agent, the Company, the Obligors, the Issuer, the Hedge Counterparties, the Secured Creditors and (upon accession) the High Yield Trustee and The Bank of New York as trustee for the holders of the Convertible Bonds, setting out certain subordination, delayed maturity and blockage provisions in favour of the Lenders.

      "INTEREST PERIOD" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods and the Term) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.7 (Default Interest and Penalty).

      "INTRA-GROUP LOAN" means any loan between Group Members other than the Funding Loan.

      "INTRA-GROUP LOAN DOCUMENT" means any document, in the agreed form, setting out the terms on which an Intra-Group Loan is to be made available in accordance with the terms of this Agreement.

      "ISSUER" means (i) SGL Carbon Luxembourg S.A., a wholly-owned, special purpose direct subsidiary of the Company incorporated in Luxembourg, formed to issue the High Yield Notes; or (ii) any other issuer of the High Yield Notes.

      "ISSUING BANKS" means each of the creditors having issued a Letter of Credit from time to time in their capacity as Lender pursuant to their respective Term Facility B Commitment at the time when such Letter of Credit was issued and, until the release of the Original Letter of Credit in accordance with Clause 5.8 (Cancellation and replacement of Letter of Credit), the Original Issuing Banks.

      "JOINT  VENTURE"  means  any  joint  venture  entity,  whether a company,
      unincorporated   firm,   undertaking,   association,  joint  venture   or
      partnership or any other entity.

      "LENDERS" means:

     (a)  any Original Lender; and

     (b) any bank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement and shall include any Lender in its capacity as a Subfacility Bank.

      "LETTER OF CREDIT" means each letter of credit issued by the Issuing Banks substantially in the form set out in Schedule 14 (Form of Letter of Credit) or in such other form requested by the Company which is acceptable to the Facility Agent and the Term Facility B Lenders and, until its release in accordance with Clause 5.8 (Cancellation and replacement of Letter of Credit), the Original Letter of Credit.

      "LETTER OF CREDIT AMOUNT" means:

      (a) each sum paid, or due and payable, by an Issuing Bank to the beneficiary of a Letter of Credit pursuant to the terms of the respective Letter of Credit; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from an Issuing Bank under the Letter of Credit), claims, losses and expenses which that Issuing Bank incurs or sustains under or in connection with the respective Letter of Credit, in each case which has not been reimbursed pursuant to Clause 8.2 (The Company's Indemnity to Issuing Banks).

      "LETTER OF CREDIT COMMISSION RATE" means, save as otherwise provided in this Agreement, the rate referred to in Clause 13.4 (Letter of Credit Commission).

      "LETTER OF CREDIT PROPORTION" means, in relation to an Issuing Bank and/or a Term Facility B Lender in respect of any Letter of Credit and save as otherwise provided in this Agreement, the proportion (expressed as a percentage) borne by that Issuing Bank's or Term Facility B Lender's Available Commitment in respect of Term Facility B to the Available Facility immediately prior to the issue of such Letter of Credit.

      "LIBOR" means, in relation to any Loan not in Euros:

      (a)    the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to Prime Banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

      "LMA" means the Loan Market Association.

      "LOAN" means the Term Facility A Loan, the Term Facility B Loan, the Term Facility C Loan or a Revolving Credit Facility Loan and "LOANS" shall be construed accordingly.

      "MAJORITY LENDERS" means:

      (a) if there are no Loans or Letters of Credit then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

      (b) at any other time, a Lender or Lenders whose participations in the Outstandings aggregate more than 66 2/3 per cent. of all the Outstandings.

      "MANAGEMENT AND EMPLOYEE BENEFIT PLANS" means (i) the stock option plan, the matching shares plan, the share bonus plan and the employee share ownership plan, each relating to shares in the Company and each adopted in the ordinary shareholders' meeting of the Company on 27 April 2000 and
      (ii) the stock option plan relating to shares in Hitco Carbon Composites, Inc. adopted in January 2002, each as described in more detail in the annual report on Form 20-F filed by the Company with the US Securities and Exchange Commission on 1 July 2002.

      "MANDATORY CASH COLLATERAL" means Cash Collateral that the Company must provide in relation to interest accruing on the Letters of Credit.

      "MANDATORY COST" means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost Formula).

      "MARGIN" means the percentage rate per annum determined in accordance with Clause 10.2 (Margin Ratchets) to Clause 10.4 (Margin in Default) (inclusive).

      "MATERIAL ADVERSE CHANGE" means any circumstance that has or could be expected to have a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

      (a)    the  business,   operations,   assets,   condition  (financial  or
             otherwise) or prospects of the Group taken as whole;

      (b) the ability of any Obligor to perform and comply with its obligations under any Finance Document;

      (c) the validity, legality or enforceability of any Finance Document or any rights or remedies of any Finance Party under any Finance Document; or

      (d) the validity, legality or enforceability of any Security created pursuant to the Security Documents or on the priority or ranking of any such Security.

      "MATERIAL SUBSIDIARY" means:

      (a)    any company listed in Schedule 13 (Current Material Subsidiaries);
             and

      (b) any Group Member having more than five (5) per cent. of EBITDA or turnover of the Group by reference to the most recent respective annual audited financial statements.

      For this purpose:

      (a) the (i) turnover or (ii) EBITDA of a Subsidiary of the Group will be determined from its financial statements upon which the latest audited financial statements of the Group have been based;

      (b)    if a company becomes  a  Group  Member after the Closing Date, the
             (i) turnover or (ii) EBITDA of that company will be determined as set out in its latest audited financial statements as at the date it becomes a Group Member and based on the most recently available financial information of the Group, adjusted to give pro forma effect to the acquisition of such company;

      (c) in relation to a Group Member which has acquired or disposed of a company or business the (i) turnover or (ii) EBITDA of that Group Member will be determined from its latest audited financial statements adjusted to reflect such acquisition or disposals; and

      (d) if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Group, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary. The subsequent financial statements of such Subsidiaries and the Group will be used for determining the status of the relevant Subsidiaries as Material Subsidiaries.

      If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company's appointed auditors will be, in the absence of manifest error, conclusive.

      "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

      (c) for the purpose of determining the last day of an Interest Period, if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

      The above rules (a) to (c) will only apply to the last Month of any period.

      "MULTIEMPLOYER PLAN" means a "MULTIEMPLOYER PLAN" as defined in section 4001(a)(3) of ERISA, maintained or contributed to for employees of a US Group Member or any ERISA Affiliate.

      "NET PROCEEDS" means, in relation to:

      (a) any disposal of an asset by a Group Member, the total proceeds of such disposal received by such Group Member, after deducting:

             (i) any out-of-pocket costs and expenses incurred by any Group Member in respect of such disposal;

             (ii) the unpaid balance on the date of such disposal of any Permitted Indebtedness which must be repaid by the seller on such disposal (together with any premium, interest or fees required to be paid in connection therewith);

             (iii) Taxes paid (or reasonably  estimated  to  be payable) by any
                   Group Member in connection with such disposal; and

             (iv) in the case of a disposal effected by a Group Member other than a Borrower, such provision as is reasonable for all costs and Taxes incurred by the Group and fairly attributable to upstreaming the cash proceeds or making any distribution in connection with such proceeds to enable them to reach a Borrower by such means as results in the lowest possible liability in respect of such costs and Taxes; and

      (b) any Debt Issue and/or any Equity Issue by a Group Member, the total proceeds of such issue received by such Group Member, after deducting:

             (i) any out-of-pocket costs and expenses incurred by any Group Member in respect of such issue; and

             (ii) Taxes paid (or reasonably estimated to be payable) by any Group Member in connection with such issue.

      "OBLIGORS" means each Borrower and each Guarantor and "OBLIGOR" shall be construed accordingly.

      "ORIGINAL EU COMPETITION LAW LIABILITIES" means the fines imposed on the Company or any Group Member by the competition directorate of the European Commission in the amounts of [e]80,200,000 and [e]27,750,000 in relation to the EU Competition Law Proceedings, listed on Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits), No. 1 and 2.

      "ORIGINAL FACILITIES AGREEMENT" means the [e]495,000,000 term facilities and revolving credit agreement dated 20 December 2002, as amended.

      "ORIGINAL FINANCING DOCUMENTS" has the meaning ascribed to "Facilities Agreement" in the Original Facilities Agreement.

      "ORIGINAL ISSUING BANKS" means Deutsche Bank Luxembourg S.A., Dresdner Bank AG in Munchen, Bayerische Landesbank, Commerzbank Aktiengesellschaft, Augsburg Branch, WestLB AG, DZ Bank AG Deutsche Zentral- Genossenschaftsbank, Bayerische Hypo- und Vereinsbank AG, Augsburg Branch having issued the Original Letter of Credit.

      "ORIGINAL LETTER OF CREDIT" means the letter of credit of up to an amount of [e]80,200,000, plus interest accruing thereon at 6.04 per cent. per annum since 24 October 2001, issued by the Original Issuing Banks.

      "ORIGINAL OBLIGOR" means an Original Borrower or an Original Guarantor.

      "ORIGINAL TERM FACILITY C" means the [e]20,000,000 term facility made available to the Company under the Original Facilities Agreement.

      "OUTSTANDINGS" means, at any time, the aggregate of the amounts of the outstanding Loans and the maximum actual and contingent liabilities of the Issuing Banks, as the case may be, in respect of the outstanding Letter of Credit.

      "PARTICIPATING MEMBER STATE" means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

      "PARTY" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

      "PBGC" means the US Pension Benefit Guaranty Corporation, or any entity succeeding to all or any of its functions under ERISA.

      "PERFECTION REQUIREMENTS" means the execution of any Security Document and the making of appropriate registrations, transfers of possession or endorsements of the Security Documents as specifically contemplated by any legal opinion to be delivered in accordance with Clause 4 (Conditions of Utilisation).

      "PERMITTED ACQUISITIONS" means Acquisitions:

      (a)    made in the ordinary course of business; and/or

      (b) where the consideration for such Acquisitions in the aggregate does not exceed [e]10,000,000 (or its equivalent in another currency or currencies) per annum, provided that such limitation shall not apply as long as (i) the Leverage Ratio (as tested quarterly against the Company's latest consolidated financial statements on a four quarter rolling basis) will be less than 3.0:1; (ii) on a pro forma basis for such

             Acquisition the Leverage Ratio is at least 0.25 lower than the applicable ratio set out opposite the relevant Quarter Date in Clause 22.4 (Leverage Ratio), and (iii) the Available Commitment under the Revolving Credit Facility is not less than [e]10,000,000; and/or

      (c) where the consideration for such Acquisitions in aggregate does not exceed 25 per cent. of the Net Proceeds of any Equity Issue (other than the Rights Issue) realised after the Signing Date,

      PROVIDED THAT where any assets are so acquired by the relevant Group Member such assets are not subject to any material liabilities or to Security other than Permitted Security.

      "PERMITTED DISPOSAL" means:

      (a) disposals of inventory made on customary terms in the ordinary course of trading of the disposing entity;

      (b) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

      (c) disposals between any Group Members, PROVIDED THAT if the assets disposed of are pledged or assigned in favour of the Security Agent they remain subject to the same or equivalent security after the disposal and FURTHER PROVIDED THAT this paragraph (c) will not permit disposal by an Obligor or its Subsidiary to a Group Member which is not an Obligor or its Subsidiary;

      (d) disposals on arm's length terms of any surplus or obsolete or worn-out assets which in the reasonable opinion of the Group Member making the disposal are not required for the efficient operation of the business of the Group as a whole or by any Group Member;

      (e) disposals of Cash Equivalents, other than Cash Equivalents deposited in the Convert Deposit Account or the Cartel Deposit Account, on arm's length terms for Cash or in exchange for Cash Equivalents;

      (f) disposals of cash, other than cash deposited in the Convert Deposit Account or the Cartel Deposit Account, where such disposal is not otherwise prohibited by the Finance Documents;

      (g)    disposals constituted by the creation of any Permitted Security;

      (h) a sale or securitisation of receivables on a non-recourse basis only to the extent that it is entered into with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld;

      (i)    [intentionally left blank];

      (j) any disposal of land and/or buildings of SGL CARBON AG, Werk Ringsdorff, Werksteil Nord in Bonn, relating to the real estate registered with Amtsgericht Bonn, Grundbuchamt Lannesdorf, Blatt 01105, Flur 2, Flurstucke 972, 968, 967, laufende Nummer 3, 4 und 5, Amtsgericht Bonn, Grundbuchamt Muffendorf, Blatt 0488, Flur 3, Flurstuck 1218, laufende Nummer 1, and Blatt 0575, Flur 3, Flurstucke 418/69, 1127, 1217, 1276, 1279, laufende Nummer 2,
             8, 9, 10, 12.

      (k) disposals of Cash or Cash Equivalents in the Convert Deposit Account to purchase Convertible Bonds in the Tender Offer or in the open market (at a price no higher than par) after completion of the Tender Offer, and to redeem or repay the Convertible Bonds at maturity;

      (l) disposals of Cash or Cash Equivalents in the Cartel Deposit Account to satisfy the Additional EU Competition Law Liabilities and the US Competition Law Liabilities; or

      (m) disposals where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to
             (l) above) does not exceed [e]25,000,000 (or its equivalent in another currency or currencies) in any financial year.

      "PERMITTED GUARANTEES AND CONTINGENT LIABILITIES" means:

      (a)    any guarantees and indemnities required by the Finance Documents;

      (b) any guarantees and indemnities given by any Group Member in the ordinary course of and on terms customary in its business in respect of obligations not constituting Financial Indebtedness;

      (c)    any guarantees constituting Permitted Indebtedness;

      (d) any guarantees issued by any Group Member in respect of liabilities of an Obligor, or a Subsidiary of an Obligor which are secured by any Security specified in Schedule 11 (Form of Security Trust Agreement);

      (e) any guarantee or indemnity given by any Group Member for the benefit of the US Lenders, provided that the same guarantee or indemnity, ranking equally, has been or will concurrently therewith be provided for the benefit of the Lenders;

      (f) any guarantee for the benefit of the Subordinated Creditors, provided that a guarantee substantially on the same terms (other than with respect to its subordination) has been or will concurrently therewith be issued for the benefit of the Senior Lenders and that such Subordinated Guarantee is provided subject to the terms of, and in accordance with, the Intercreditor Agreement;

      (g) any guarantee for the benefit of the holders of the Convertible Bonds, provided that the same guarantee, ranking equally, has been or will concurrently therewith, be provided for the benefit of the Subordinated Creditors and that such guarantee is provided subject to the terms of, and in accordance with, the Intercreditor Agreement; and

      (h) any guarantees and indemnities to which the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent.

      "PERMITTED INDEBTEDNESS" means any Financial Indebtedness:

      (a)    arising under or permitted pursuant to the Finance Documents;

      (b) to the extent that such Financial Indebtedness is subordinated on terms acceptable to the Majority Lenders (acting reasonably);

      (c)    pursuant to the Convertible Bonds;

      (d)    [intentionally left blank];

      (e)    arising under Permitted Loans;

      (f)    arising under Permitted Guarantees and Contingent Liabilities;

      (g)    arising   under   and  permitted   by   Clause   23.27   (Treasury
             Transactions) and Clause 23.28 (Hedging);

      (h) to which the Majority Lenders shall have given their prior written consent;

      (i)    [intentionally left blank];

      (j) incurred under leasing arrangements existing at the Signing Date in an amount not exceeding a net present value of [e]5,000,000 at any time;

      (k) incurred for leasing arrangements over assets in the ordinary course of business in an amount not exceeding a net present value of [e]5,000,000 at any time;

      (l) incurred by the Issuer in respect of the High Yield Notes and the Exchange Notes;

      (m) incurred by an Obligor other than the Company, individually in an amount not exceeding [e]2,000,000 at any time and in aggregate in an amount not exceeding [e]20,000,000 at any time (which may also be guaranteed by the Company);

      (n) incurred by a Group Member that is not an Obligor, individually in an amount not exceeding [e]5,000,000 at any time and in aggregate in an amount not exceeding [e]30,000,000 at any time (which may also be guaranteed by the Company);

      (o) incurred by the Company under the Bridge Loan or the Funding Loan, provided that such Financial Indebtedness is subordinated pursuant to the Intercreditor Agreement to the obligations under the Senior Facilities;

      (p) in the case of the acquisition of Fortafil, an amount not exceeding [e]10,000,000 of state subsidised Financial Indebtedness of such company;

      (q) incurred with banks or financial institutions providing lines for commercial letters of credit and guarantees (including confirmations and avals (Avale)) (but only insofar as they are not securing Financial Indebtedness in excess of [e]10,000,000 in the aggregate (or its equivalent in another currency or currencies)) for the Group and having registered the maximum amount and tenor of such lines (with the approval of the Company) with the Security Agent, provided that the aggregate amount of such lines shall not at any time be in excess of [e]90,000,000 (or its equivalent in another currency or currencies), which banks or financial institutions are at the Signing Date or at any time thereafter a creditor and accede to the Security Trust Agreement and therefore benefit from the Transaction Security as a Secured Creditor; provided that any such creditor shall cease to be a Secured Creditor if:

             (A)   the Company so notifies the Security Agent; and

             (B) such Secured Creditor confirms in writing to the Security Agent that all claims in respect to the relevant Financial Indebtedness incurred have been satisfied in full;

      (r) incurred by SGL Carbon S.A., Nowy Sacz,, ZEW S.A., Raciborz, and SGL Angraph SP.ZO.O., all of them Poland, in an aggregate amount of Polish Zloty 60,000,000, granted by BNP Paribas Bank Polska S.A., Poland, pursuant to the credit facility agreement dated 6 December 2000, as amended by amendment agreement dated 18 December 2003, providing for a facility not maturing before 30 December 2008 under which no repayments are to be made prior to such maturity date (other than Polish Zloty 10,000,000 to be repaid on 31 December 2007);

      (s) not falling within paragraphs (a) to (r) above PROVIDED THAT the aggregate amount of Financial Indebtedness falling within this paragraph (s) does not exceed [e]25,000,000 (or its equivalent in another currency or currencies) at any time, provided  that  at  no time  shall  the  aggregate  amount  of  Financial
      Indebtedness  falling   within   paragraphs   (m),  (n)  and  (s)  exceed
      [e]50,000,000 (or its equivalent in another currency or currencies).

      "PERMITTED JOINT VENTURES" means Joint Ventures where the aggregate amount of net assets transferred to the Joint Venture does not exceed [e] 10,000,000 per annum.

      "PERMITTED LOANS" means:

      (a) trade credit given by any Group Member in the ordinary course of and on terms customary in its business;

      (b) any loans to employees under benefit schemes PROVIDED THAT such loans do not exceed [e]5,000,000 at any time;

      (c)    any Intra-Group Loan, PROVIDED THAT:

             (i)   such  Intra-Group  Loan  is specified in the Group Structure
                   Chart;

             (ii) no Security is taken by the Intra-Group lender in respect to such Intra-Group Loan;

             (iii) the borrower of such Intra-Group  Loan is an Obligor and the lender is another Obligor or, provided that the claims under such Intra-Group Loan are subordinated to the obligations under the Senior Facilities pursuant to a written agreement to that effect, in form and substance satisfactory to the Facility Agent, a non-Obligor;

             (iv) the borrower of such Intra-Group Loan is a non-Obligor, the lender is an Obligor and the aggregate outstandings from such Intra-Group Loans do not exceed [e]40,000,000 at any time; or

             (v) neither the borrower nor the lender of such Intra-Group Loan are Obligors;

      (d)    the Funding Loans;

      (e) any loans to which the Majority Lenders shall have given their prior written consent.

      "PERMITTED MERGER" means any merger between the following companies, provided that any Security granted by the merged companies shall continue to be fully effective (where applicable) after the merger and provided further that the surviving company shall become an Obligor prior to or concurrently with the effectiveness of the merger in case of any merger involving one or more Obligors:

      (a)    RK  Carbon  International   Ltd.,   Wilmslow,   England,   UK,  RK
             Technologies International Ltd., Wilmslow, England, UK, and SGL TECHNIC Ltd., Muir of Ord, Scotland, UK; and

      (b) SGL ACOTEC (Wuhan) Co. Ltd., Wuhan/China and NANTONG SGL NANBAO Graphite Equipment Co. Ltd., Nantong/China,

      and shall also include any merger between non-Obligors to the extent the shares in such non-Obligors are not encumbered in favour of the Finance Parties.

      "PERMITTED SECURITY" means:

      (a) any Security granted in connection with the Original Financing Documents, provided that all such Security shall be released on or before 31 March 2004 and the Security listed in Schedule 8 (Existing Security) except to the extent that the principal amount of obligations secured by that Security exceeds the amount stated in that Schedule;

      (b) any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (but not any netting or set-off relating to such hedging agreement in respect of cash collateral or any other Security except as otherwise permitted hereunder);

      (c) any Security arising by operation of law and in the ordinary course of trading other than by reason of default, PROVIDED THAT any such Security (other than a landlord's lien
             (Vermieterpfandrecht)         or         contractor's         lien
             (Werkunternehmerpfandrecht) existing in respect of agreements made prior to the Signing Date) is discharged within ten (10) days after having arisen;

      (d) any Security over any assets of any Group Member (if any), existing at the Signing Date, PROVIDED THAT the amount thereby secured is not increased and further PROVIDED THAT such Security shall be released as soon as possible but in any event prior to or concurrently with the Closing Date;

      (e)    any  Security  over or  affecting  any asset  acquired  by a Group
             Member after the Signing Date and existing at the time of acquisition of such asset if:

             (i) the Security was not created in contemplation of the acquisition of that asset by a Group Member;

             (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Member; and

             (iii) the Security  is  removed  or  discharged  within  three (3)
                   Months of the date of acquisition of such asset;

      (f) any Security over or affecting any asset acquired by any company which becomes a Group Member after the Signing Date and existing on the date on which the relevant company becomes a Group Member, if:

             (i) the Security was not created in contemplation of the acquisition of that company;

             (ii) the principal amount secured has not been increased in contemplation of or since the acquisition of that company; and

             (iii) the  Security  is  removed  or  discharged  within three (3)
                   Months of that company becoming a Group Member;

      (g)    any  retention  of title  arrangement  entered  into by any  Group
             Member in the normal course of its trading activities on the counterparty's standard or usual terms to the extent that such terms are customary;

      (h) any lien in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of trade PROVIDED THAT such lien is discharged within fifteen (15) days of arising;

      (i) any Security arising under the general business conditions of any German credit institution (Kreditinstitut) or similar foreign institution with whom a Group Member maintains a banking relationship in its ordinary course of business;

      (j) any Security arising by operation of law in favour of any governmental, state or local authority in respect of taxes, assessments or government charges which are being contested by the relevant Group Member in good faith;

      (k) any security over real estate, equipment, inventory, accounts receivables, bank accounts or intellectual property rights located or generated in Poland of the Group Members identified in paragraph (r) of the definition of Permitted Indebtedness, in each case, which is created by mortgages, one or more charges to equipment or inventory, assignments of accounts receivable, pledges of bank accounts or assignments of intellectual property rights and secures Financial Indebtedness permitted by paragraph
             (r) of the definition of Permitted Indebtedness;

      (l) any Security securing Financial Indebtedness the principal amount of which (when aggregated with the principal amount of any other Financial Indebtedness which has the benefit of Security (other than any Security permitted under paragraphs (a) to (k) above)) does not exceed [e]5,000,000 (or its equivalent in another currency or currencies);

      (m) any first ranking Security over the Funding Loans in favour of the Subordinated Creditors;

      (n) any Security given by any Group Member for the benefit of the US Lenders, provided that the same Security, ranking equally, has been or will concurrently therewith be provided for the benefit of the Lenders;

      (o) any Security in favour of the Subordinated Creditors; provided that Security substantially on the same terms (other than with respect to its subordination) has been or will concurrently therewith be issued for the benefit of the Senior Lenders and that such Security is provided subject to the terms of, and in accordance with, the Intercreditor Agreement;

      (p) any Security for the benefit of the holders of the Convertible Bonds, provided that the same Security, ranking equally, has been or will concurrently therewith be provided for the benefit of the Subordinated Creditors and that such Security is provided subject to the terms of, and in accordance with, the Intercreditor Agreement;

      (q) any Security to which the Majority Lenders shall have given their prior written consent (PROVIDED THAT the principal amount of the indebtedness secured by such Security shall not be increased beyond the amount expressly so permitted);

      (r) any Security required to be given by any Group Member pursuant to the terms of the Bridge Loan Documents or the High Yield Indenture, provided subject to the terms of, and in accordance with, the Intercreditor Agreement; and

      (s)   any of the Security created pursuant to the Security Documents.

      "PREPAYMENT ACCOUNT" means an interest-bearing account or accounts held with the Security Agent (or such other financial institution reasonably acceptable to the Facility Agent) in the name of the Company and pledged to the Security Agent (for the benefit of the Finance Parties), and into which sums are deposited in accordance with Clause 9 (Prepayment and Cancellation) and may not be withdrawn by any Group Member other than as provided for in Clause 9 (Prepayment and Cancellation).

      "PRIME BANK" means a financial institution with a rating of not lower than A1 (Moody's Investor Services, Inc.) or A+ (Standard & Poor's Corporation).

      "QUARTER DATE" means each of 31 March, 30 June, 30 September and 31 December.

      "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined:

      (a) (if the currency is Euro) two (2) TARGET Days before the first day of that period; or

      (b) (for any other currency) two (2) Business Days before the first day of that period,

      unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

      "REFERENCE BANKS" means Deutsche Bank Luxembourg S.A., Dresdner Bank AG, Commerzbank Aktiengesellschaft and the principal offices of such other banks or financial institutions as may from time to time be agreed between the Company and the Facility Agent in accordance with Clause
      27.15 (Reference Banks).

      "REGULATIONS T, U AND X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "RELEASE AGREEMENT" means the release agreement relating to the Original Facilities Agreement entered into on or about the date of signing this Agreement by, inter alia, the Company, certain of its subsidiaries and certain financial institutions for the purpose of releasing certain obligations of the Original Obligors under the Original Finance Documents and certain security granted in connection with the Original Finance Documents.

      "RELEVANT GAAP" means:

      (a)    in respect of the Company, IFRS; and

      (b) in respect of any other Group Member (either alone or including its Subsidiaries) the generally accepted accounting principles and practices of its jurisdiction of incorporation.

      "RELEVANT INTERBANK MARKET" means, in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

      "RELEVANT JURISDICTION" means, in respect of any person, the jurisdiction of the country in which such person is incorporated and, if different, where it is resident or has its principal place of business, and each jurisdiction or state in which it owns or leases property or otherwise conducts its business.

      "RELEVANT PERIOD" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "REPEATING REPRESENTATIONS" means each of the representations set out in Clause 20.2 (Status) to Clause 20.8 (Governing Law and Enforcement) (inclusive), Clause 20.11 (No Default and no Material Adverse Effect) to Clause 20.26 (No Immunity) (inclusive), Clause 20.29 (Budgets), paragraph
      (c) of Clause 20.30 (Group Structure Chart) and Clause 20.32 (ERISA and Multiemployer Plans) to Clause 20.36 (Auditors) (inclusive).

      "REVOLVING CREDIT FACILITY" means the revolving loan facility made available under this Agreement as described in Clause 2.1(d).

      "REVOLVING CREDIT FACILITY CANCELLATION DATE" means a date on which a cancellation of the whole or part of the Available Facility for the Revolving Credit Facility is to be made under Clause 9.11 (Voluntary Cancellation) as specified in the relevant notice given under Clause 9.11(a).

      "REVOLVING CREDIT FACILITY COMMITMENT" means:

      (a) in relation to an Original Lender, the Euro Amount set opposite its name under the heading "Revolving Credit Facility Commitment" in Part II of Schedule 1 (The Original Parties) and the Euro Amount of any other Revolving Credit Facility Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the Euro Amount of any Revolving Credit Facility Commitment transferred to it under this Agreement.

      "REVOLVING CREDIT FACILITY LENDER" means a Lender providing Loans in accordance with the Revolving Credit Facility.

      "REVOLVING CREDIT FACILITY LOAN" means a loan made or to be made under the Revolving Credit Facility or the principal amount outstanding for the time being of that loan.

      "REVOLVING  CREDIT  FACILITY  OUTSTANDINGS"   means,  at  any  time,  the
      aggregate of the Euro Amounts of the outstanding Revolving Credit Facility Loans.

      "RIGHTS ISSUE" means the proposed issuance of rights to purchase 33,277,437 ordinary shares of the Company.

      "ROLLOVER LOAN" means one or more Revolving Credit Facility Loans:

      (a) made or to be made on the same day that a maturing Revolving Credit Facility Loan is due to be repaid;

      (b) the aggregate amount of which is equal to or less than the maturing Revolving Credit Facility Loan;

      (c) in the same currency as the maturing Revolving Credit Facility Loan (unless it arose as a result of the operation of Clause 6.2 (Unavailability of Dollars)); and

      (d) made or to be made for the purpose of refinancing such maturing Revolving Credit Facility Loan.

      "SCREEN RATE" means:

      (a) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period; and

      (b) in relation to LIBOR, the British Bankers' Association Interest Settlement Rate for the relevant currency and period,

      displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

      "SECURED CREDITOR" means any bank or financial institution which is a creditor of any Group Member under any Permitted Indebtedness Agreement (as defined in the Security Trust Agreement) from time to time and entitled to the same security rights as the Finance Parties under this Agreement after accession to the Security Trust Agreement upon notification to the Security Agent by the Company pursuant to the terms of the Security Trust Agreement. Such Secured Creditor will benefit from the Transaction Security up to its Secured Creditor's Participation Amount as notified by the Company. The Security Agent will keep updated lists of the Secured Creditors and their respective Secured Creditor's Participation Amounts by means of the List of Secured Parties.

      "SECURED CREDITORS MAXIMUM SECURED AMOUNT means an amount of [e] 90,000,000 at maximum which will be applied from the proceeds of the enforcement of the Transaction Security pursuant to the provisions of the Security Trust Agreement in order to discharge the claims of any Secured Creditor in accordance with the respective Secured Creditor's Participation Amounts as notified by the Company.

      "SECURED CREDITOR'S PARTICIPATION AMOUNT" has the meaning ascribed to such term in the Security Trust Agreement.

      "SECURED PARTIES" means the Finance Parties, the Hedging Counterparties and the other Secured Creditors, each a "SECURED PARTY".

      "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "SECURITY DOCUMENTS" means:

      (a) each document referred to in paragraph 3 of Part I, in Part II and in paragraph 13 of Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent);

      (b)    any Cash Collateral Document; and

      (c) any other document entered into by any Group Member creating or evidencing or purporting to create or evidence Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them.

      "SECURITY TRUST AGREEMENT" means the security trust agreement, substantially in the form set out in Schedule 11 (Form of Security Trust Agreement) to be made between, amongst others, the Obligors and the Secured Parties.

      "SELECTION NOTICE" means a  notice  substantially  in the form set out in
      Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods and the Term) in relation to Term Facility A and Term Facility B.

      "SENIOR FACILITIES" means the Facilities and the US Term Loan Facility.

      "SENIOR LENDERS" means the Lenders and the US Term Lenders.

      "SIGNING DATE" means 3 February 2004, the date of execution of this Agreement.

      "SPECIFIED TIME" means a time determined in accordance with Schedule 10 (Timetables).

      "SUBFACILITIES" means any facilities made available by a Subfacility Bank pursuant to and in accordance with Clause 5.10 (Utilisation of the Subfacilities) and each not exceeding an amount of [e]10,000,000 in total at any given time and "SUBFACILITY" shall be construed accordingly.

      "SUBFACILITY BANK" means each Revolving Credit Facility Lender which becomes a Subfacility Bank by operation of Clause 2.2 (Subfacilities).

      "SUBFACILITY DOCUMENTS" means any documents setting out the terms on which the Subfacilities are made available as agreed between the relevant Borrower, Subfacility Bank and approved by the Facility Agent.

      "SUBORDINATED CREDITORS" means the Exchange Notes Investors, the Exchange Notes Trustee, the High Yield Investors and the Bridge Lenders.

      "SUBORDINATED DEBT" has the meaning given to it in Clause 22.1 (Financial Definitions).

      "SUBORDINATED FINANCE DOCUMENTS" means,  collectively,  the  Bridge  Loan
      Documents,   the  Exchange  Notes,  the  Funding  Loan,  the  High  Yield
      Indenture, and the High Yield Notes.

      "SUBORDINATED FINANCE PARTIES" means any Subordinated Creditor, the Bridge Loan Agent, any other agent under the Bridge Loan Documents, the Exchange Notes Security Agent, the Exchange Notes Trustee, the Exchange Notes Escrow Agent, the High Yield Trustee and the Bridge Arrangers and "SUBORDINATED FINANCE PARTY" means any of them.

      "SUBORDINATED GUARANTEES" means the guarantees to be provided by the Subordinated Guarantors for the benefit of the Subordinated Creditors and the holders of the Convertible Bonds in relation to the High Yield Notes, the Exchange Notes, the Bridge Loans and/or the Convertible Bonds, as the case may be, in each case issued subject to the terms of, and subordinated to the claims of the Senior Lenders in accordance with the provisions set forth in, the Intercreditor Agreement.

      "SUBORDINATED GUARANTORS" means (a) with respect to the Bridge Loans, each of the Guarantors, to the extent legally permissible; and (b) with respect to the High Yield Notes, the Company and certain Guarantors, to the extent legally permissible.

      "SUBSIDIARY"   means,   in   relation  to  any  company,  corporation  or
      partnership, a company, corporation or partnership:

      (a)    a  company, corporation  or  partnership  which  is  "controlled", directly or indirectly, by and therefore is a "dependent enterprise" (abhangiges Unternehmen) of the first mentioned company, partnership or corporation, in the case of the latter, within the meaning of Sec. 17 of the Stock Corporation Act (Aktiengesetz), or which is a "subsidiary" (Tochterunternehmen) within the meaning of Sec. 290 of the Commercial Code (Handelsgesetzbuch) of such company, corporation or partnership;

      (b) a company, corporation or partnership more than half of the issued share capital or issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company, corporation or partnership;

      (c)    a partnership in which:

             (i) there is a participation of more than fifty (50) per cent. in the assets of such partnership by the first mentioned company, corporation or partnership; or

             (ii) the first mentioned company, corporation or partnership has the power to (A) cast, or control the casting of, more than fifty (50) per cent. of the maximum number of votes that might be cast at a general meeting, (B) appoint or remove all, or the majority of, the directors or other equivalent officers, or (C) give directions with respect to the operating and financial policies which the directors or other equivalent officers thereof are obliged to comply with; or

            (iii) in the case of a limited partnership, the general partner has control over such limited partnership and the first mentioned company, corporation or partnership has control of the general partner, and, for this purpose, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

      "TARGET"  means  Trans-European  Automated  Real-time  Gross   Settlement
      Express Transfer payment system.

      "TARGET DAY" means any day on which TARGET is open for the settlement of payments in Euro.

      "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) by any Government Agency.

      "TENDER OFFER" as defined in Clause 23.41 (Tender Offer).

      "TERM" means, in relation to any Letter of Credit, the period from its Utilisation Date until its Expiry Date.

      "TERM FACILITIES" means Term Facility A, Term Facility B and Term Facility C, and "TERM FACILITY" shall be construed accordingly.

      "TERM FACILITY A" means a term loan facility made available under this Agreement as described in Clause 2.1(a).

      "TERM FACILITY A COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Term Facility A Commitment" in Part II of Schedule 1 (The Original Parties) and the amount in Euros of any other Term Facility A Commitment transferred to it in accordance with this Agreement; and

      (b) in relation to any other Lender, the amount in Euros of any Term Facility A Commitment transferred to it in accordance with this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY A LOAN" means a loan made or to be made under Term Facility A or the principal amount outstanding for the time being of that loan.

      "TERM FACILITY A OUTSTANDINGS" means, at any time, the amount in Euros of the outstanding Term Facility A Loan.

      "TERM FACILITY A REPAYMENT DATE" means each of the dates specified in the table in Clause 7.1 (Repayment of Term Facility A Loan).

      "TERM FACILITY B" means a term facility made available under this Agreement as described in Clause 2.1(b).

      "TERM FACILITY B COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Term Facility B Commitment" in Part II of Schedule 1 (The Original Parties) and the amount in Euros of any other Term Facility B Commitment transferred to it in accordance with this Agreement; and

      (b) in relation to any other Lender, the amount in Euros of any Term Facility B Commitment transferred to it in accordance with this Agreement, to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY B EXCESS EXPOSURE" means the excess of (i) the aggregate amount of the Term Facility B Outstandings plus the maximum actual and contingent liabilities of the Issuing Banks in respect of any proposed Letter of Credit (including, for the avoidance of doubt, interest accruing on such Letter of Credit) over (ii) the Total Term Facility B Commitments plus the sum of the aggregate amount of Cash Collateral provided in respect of any Letter of Credit in accordance with para. (b) of Clause 23.31 (Mandatory Cash Collateral).

      "TERM FACILITY B LENDER" means a Lender having committed funds under Term Facility B pursuant to its Term Facility B Commitment.

      "TERM FACILITY B LOAN" means, upon conversion of the Term Facility B in accordance with Clause 8.7 (Conversion of Term Facility B upon demand under Letter of Credit), the loan deemed to have been made under Term Facility B or the principal amount outstanding for the time being of that loan.

      "TERM FACILITY B OUTSTANDINGS" means, at any time, the aggregate amount of (i) the maximum actual and contingent liabilities of the Issuing Banks in respect of the issued Letters of Credit (including, for the avoidance of doubt, interest accruing thereon); and (ii) upon conversion of any Letter of Credit in accordance with Clause 8.7 (Conversion of Term Facility B upon demand under Letter of Credit), the aggregate of the amount in Euros of the outstanding Term Facility B Loans.

      "TERM FACILITY C" means a term loan facility made available under this Agreement as described in Clause 2.1(c).

      "TERM FACILITY C COMMITMENT" means:

      (a) in relation to an Original Lender, the amount in Euros set opposite its name under the heading "Term Facility C Commitment" in Part II of Schedule 1 (The Original Parties); and

      (b) in relation to any other Lender, the amount in Euros of any Term Facility C Commitment transferred to it in accordance with this Agreement,

      to the extent not cancelled, reduced or transferred by it in accordance with this Agreement.

      "TERM FACILITY C LOAN" means the loan made under Term Facility C or the principal amount outstanding for the time being of that loan.

      "TERM FACILITY C OUTSTANDINGS" means, at any time, the aggregate of the amount in Euros of the outstanding Term Facility C Loan.

      "TERM FACILITY C REPAYMENT DATE" means each of the dates specified in the table in paragraph (a) of Clause 7.3 (Repayment of Term Facility C Loan).

      "TERM FACILITY C REPAYMENT INSTALMENT" means the amount by which the amount of the outstanding Term Facility C Loan drawn by the Company is to be reduced on a Term Facility C Repayment Date in accordance with Clause 7.3(a).

      "TERM FACILITY LOANS" means the Term Facility A Loan, the Term Facility B Loan, and the Term Facility C Loan, and "TERM FACILITY LOAN" shall be construed accordingly.

      "TERMINATION DATE" means:

      (a)    in relation to Term Facility A, 30 December 2008;

      (b)    in relation to Term Facility B, 30 December 2008;

      (c)    in relation to Term Facility C, 30 September 2007; and

      (d)    in relation to the Revolving Credit Facility, 30 December 2008.

      "TOTAL COMMITMENTS" means the aggregate of the Total Term Facility A Commitments, the Total Term Facility B Commitments, the Total Term
      Facility   C  Commitments  and  the  Total  Revolving   Credit   Facility
      Commitments.

      "TOTAL REVOLVING CREDIT FACILITY COMMITMENTS" means the aggregate of the Revolving Credit Facility Commitments.

      "TOTAL TERM FACILITY A COMMITMENTS" means the aggregate of the Term Facility A Commitments.

      "TOTAL TERM FACILITY B COMMITMENTS" means the aggregate of the Term Facility B Commitments.

      "TOTAL TERM FACILITY C COMMITMENTS" means the aggregate of the Term Facility C Commitments.

      "TOTAL TERM FACILITY COMMITMENTS" means the Total Term Facility A Commitments, the Total Term Facility B Commitments and the Total Term Facility C Commitments, and "TOTAL TERM FACILITY COMMITMENT" shall be construed accordingly.

      "TRANSACTION SECURITY" means any Security for all or any part of the obligations of the Obligors or any of them under the Finance Documents or any of them expressed to be created by or pursuant to, or to be evidenced in, the Security Documents or any of them.

      "TRANSFER CERTIFICATE" means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

      "TRANSFER DATE" means, in relation to a transfer, the later of:

      (a)    the  proposed Transfer Date specified in the Transfer Certificate;
             and

      (b)    the date  on  which  the  Facility  Agent  executes  the  Transfer
             Certificate.

      "TREASURY TRANSACTION" means any currency or interest purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.

      "UNPAID SUM" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

      "US COMPETITION LAW LIABILITIES" means the fines imposed on the Company or any Group Member by the U.S. Department of Justice in relation to Existing Competition Law Proceedings in the USA in the outstanding amount as of the Signing Date of USD 79,250,000.

      "US COMPETITION LAW PROCEEDINGS" means the Existing Competition Law Proceedings initiated by the U.S. Department of Justice.

      "US GROUP MEMBER" means any Group Member incorporated, resident or with its principal place of business in the United States of America or any state thereof or which owns or leases property or otherwise conducts business in the United States of America or any state thereof.

      "US TERM LENDERS" means the lenders making available the US Term Loans from time to time.

      "US TERM LOANS" means the loans made by the US Term Lenders to SGL Carbon LLC under and in accordance with the US Term Loan Agreement.

      "US TERM LOAN AGREEMENT" means the loan agreement dated 3 February 2004 between, inter alia, SGL Carbon LLC as borrower and certain financial institutions as lenders providing for US Dollar denominated term loans in an aggregate amount of up to USD 116,000,000, as amended from time to time.

      "US TERM LOAN FACILITY" means the senior secured credit facility documented by the US Term Loan Agreement.

      "UTILISATION" means a utilisation of a Facility by way of Loan or (in the case of the Term Facility B) Letter of Credit.

      "UTILISATION DATE" means the date of a Utilisation, being the date on which the relevant Loan is made or to be made or a Letter of Credit is issued or to be issued.

      "UTILISATION REQUEST" means a notice substantially in the form set out in
      Part I of Schedule 3 (Requests).

      "VAT" means value added tax and any other tax of a similar nature.

1.2   CONSTRUCTION

(a)   Any reference in this Agreement to:

      (i) a document being in the "AGREED FORM" is a reference to a document which is either initialled as such on or before the Closing Date for the purposes of identification by or on behalf of the Company and the Mandated Lead Arrangers or the Facility Agent (or any other party to any such document) or is executed on or before the Signing Date by any of the Obligors and the Mandated Lead Arrangers or the Facility Agent or, if not so executed or initialled, is in form and substance reasonably satisfactory to the Facility Agent;

      (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

      (iii) the "EUROPEAN INTERBANK MARKET" means the interbank market for Euro operating in Participating Member States;

      (iv)   a "FINANCE DOCUMENT" or any  other  agreement  or  instrument is a
             reference   to  that  Finance  Document  or  other  agreement   or
             instrument as amended or novated;

      (v)    "INDEBTEDNESS"   includes  any  obligation  (whether  incurred  as
             principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (vi) a Lender's/Issuing Bank's "PARTICIPATION", in relation to the Letter(s) of Credit, shall be construed as a reference to its rights and obligations in relation to that Letter of Credit as are expressly set out in this Agreement;

      (vii) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

      (viii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law; but if not having the force of law, being one with which it is customary for persons to whom it is directed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

      (ix) a provision of law is a reference to that provision as amended or re-enacted; and

      (x) unless a contrary indication appears, a time of day is a reference to Brussels time.

(b)   Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3   CURRENCY DEFINITIONS

In this Agreement:

(a) "$" and "DOLLARS" denote the lawful currency of the United States of America;

(b) "[e]" and "EURO" denote the single currency of the Participating Member States; and

(c) "{pound-sterling}" and "STERLING" denote the lawful currency of the United Kingdom.

                                   SECTION 2

                                THE FACILITIES

2.   THE FACILITIES

2.1  THE FACILITIES

     Subject to the terms of this Agreement, the Lenders make available the Facilities referred to below to the relevant Borrowers in relation to each such Facility:

      (a) (to SGL Carbon S.A., Spain and SGL Carbon S.p.A., Italy) a term loan facility in Euros in an aggregate amount equal to the Total Term Facility A Commitments;

      (b) (to the Company) a term facility in Euros in an aggregate amount equal to the Total Term Facility B Commitments;

      (c) (to the Company) a term facility in Euros in an aggregate amount equal to the Total Term Facility C Commitments; and

      (d) (to the Company) a multicurrency revolving credit facility in an aggregate amount equal to the Total Revolving Credit Facility Commitments to be made available by way of revolving loans, letters of credit, bank guarantees and, in accordance with Clause 2.2 (Subfacilities), by way of Subfacilities.

2.2   SUBFACILITIES

(a) Subject to the terms of this Agreement, any Borrower may, at any time during the Availability Period applicable to the Revolving Credit Facility, by notice in writing to the Facility Agent request the conversion of the whole or part of the Available Revolving Credit Facility into a Subfacility with effect from the date specified in such notice being a date not less than five (5) Business Days after the date such notice is received by the Facility Agent (the "EFFECTIVE DATE") and further provided that not more than three (3) Subfacilities are existing at the same time. Any such notice shall specify:

      (i)    the proposed Subfacility Bank;

      (ii)   the proposed Borrower; and

      (ii)   the amount of the proposed Subfacility,

      and shall contain the approval by the relevant Subfacility Bank of its acting as Subfacility Bank and of the terms of the proposed Subfacility, and the Facility Agent shall promptly notify each Lender upon receipt of any such notice.

(b) Any Revolving Credit Facility Lender may become a Subfacility Bank; however, no Revolving Credit Facility Lender shall be obliged to make available Subfacilities under this Clause 2.2 (Subfacilities).

(c) In the event of the establishment of a Subfacility in accordance with this Clause 2.2 (Subfacilities), then with effect on and from the Effective Date, the Total Revolving Credit Facility Commitments shall be reduced by the amount of the Subfacility, but shall automatically increase by the amount of the relevant Subfacility upon a Subfacility ceasing to be available to the relevant Borrower or upon the Subfacility being cancelled in accordance with Clause 2.2(d) below.

(d) Any Borrower which has requested the establishment of a Subfacility may at any time by notice in writing to the Facility Agent and the relevant Subfacility Bank cancel such Subfacility in whole or in part, in which event on the date specified in the notice, being a date not less than ten
      (10) Business Days after the date such notice is received by the Facility Agent, the Subfacility shall be cancelled and the relevant Borrower shall immediately repay or pay all amounts outstanding under such Subfacility.

(e) No Subfacility Bank may (other than at maturity of the relevant Subfacility), until notice has been served under Clause 24.22
      (Acceleration) or an automatic cancellation  has  occurred  under  Clause
      24.23 (US Obligors) demand repayment of any monies made available by it or withdraw prior to its original maturity any Subfacility or the right to make utilisations thereunder (unless an Event of Default has occurred which has not been waived by the Majority Lenders) or demand cash cover in respect of any guarantee or similar contingent liability by it or take any action analogous to any of the foregoing under the Subfacility.

2.3   FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Lender, each Subfacility Bank and each Issuing Bank under the Finance Documents are several. Failure by a Lender, a Subfacility Bank or an Issuing Bank to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender, each Subfacility Bank and each Issuing Bank under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents or, as the case may be, the Subfacility Documents to a Lender, a Subfacility Bank or, as the case may be, a Issuing Bank from an Obligor shall be a separate and independent debt. The creation of jointly held assets (Gesamthandsvermogen) is excluded.

(c) A Finance Party may, except as otherwise stated in the Finance Documents and subject to the terms of the Intercreditor Agreement, separately enforce its rights under the Finance Documents PROVIDED THAT if any Lender commences proceedings in respect of the Finance Documents it shall promptly notify the other Lenders through the Facility Agent and the Facility Agent shall notify the other Lenders accordingly.

3.    PURPOSE

3.1   PURPOSE

(a) Each Borrower shall apply all amounts borrowed by it under Term Facility A in or towards discharging its share of the Existing Indebtedness.

(b) The Company shall utilize Term Facility B for the purpose of replacing the Original Letter of Credit and in or towards the issue of Letters of Credit for the Original EU Competition Law Liabilities, including interest accruing thereon at the respective rate.

(c) The Company shall apply all amounts borrowed by it under Term Facility C in or towards discharging the amounts outstanding under the Original Term Facility C.

(d) The Company shall apply all amounts borrowed by it under the Revolving Credit Facility in or towards financing the general corporate purposes and refinancing of existing working capital facilities of the Group (but not to fund:

      (i) the making or declaration of any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or making of any other payment whatsoever in respect of share capital whether directly or indirectly by the Company;

      (ii)   the refinancing of the Convertible Bond;

      (iii)  the financing of cartel fines or Cash Collateral relating thereto;
             or

      (iv) the refinancing of any other Financial Indebtedness incurred after the Signing Date).

(e) The Company shall apply all amounts borrowed by it under the Subfacilities and utilise all other banking arrangements comprised in the Subfacilities, for the general working capital requirements or other general corporate purposes of the Group.

3.2   MONITORING

      No Finance Party is bound to monitor or verify the application of the proceeds of, or the use of, any Utilisation pursuant to this Agreement.

4.    CONDITIONS OF UTILISATION

4.1   CONDITIONS PRECEDENT TO EFFECTIVENESS OF FINANCE DOCUMENTS

      This Agreement and the other Finance Documents become effective upon receipt by the Facility Agent of all the documents and other evidence listed in Part 0 of Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2   INITIAL CONDITIONS PRECEDENT

      No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of
      Schedule 2 (Conditions Precedent and Conditions Subsequent) in form and substance satisfactory to the Facility Agent. The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.3   FURTHER CONDITIONS PRECEDENT

      The Lenders and the Issuing Banks will only be obliged to comply with Clause 5.4 (Lenders' and Issuing Banks' Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

      (a) in the case of a Rollover Loan, no Event of Default (other than an Event of Default pursuant to Clause 24.18 (b) during the time period reserved for negotiations of the parties set out therein) is continuing or would result from the proposed Rollover Loan and, in the case of any other Loan or Letter of Credit, no Default is continuing or would result from the proposed Loan or Letter of Credit;

      (b) the Repeating Representations made or deemed to be made by the Company and each other Obligor are true in all material respects;

      (c)   no Change of Control has occurred.

4.4   MAXIMUM NUMBER OF LOANS

(a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten (10) Revolving Credit Facility Loans would be outstanding.

(b) A Borrower may only deliver one Utilisation Request in relation to the Term Facility A Loan and the Term Facility C Loan.



                                   SECTION 3

                                  UTILISATION

5.    UTILISATION

5.1   DELIVERY OF A UTILISATION REQUEST

      A Borrower may utilise a Facility made available to it by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2   COMPLETION OF A UTILISATION REQUEST

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

      (i)    it identifies the Facility to be utilised;

      (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

      (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount);

      (iv) the proposed Interest Period or, as the case may be, Term complies with Clause 11 (Interest Periods and the Term);

      (v)    in relation to a Loan, it provides payment instructions; and

      (vi) in relation to a Letter of Credit, the Issuing Banks and the Facility Agent have prior to the delivery of the Utilisation Request approved its terms (which, unless the Facility Agent and the Issuing Banks agree otherwise, shall be substantially in the form set out in Schedule 14 (Form of Letter of Credit)), the purpose of its issue and the identity of the beneficiary.

(b) Only one Loan or Letter of Credit may be requested in each Utilisation Request.

5.3   CURRENCY AND AMOUNT

(a)   The currency specified in a Utilisation Request in relation to:

      (i) the Term Facility A Loan, the Letters of Credit under Term Facility B and the Term Facility C Loan must be Euros; and

      (ii)   a Revolving Credit Facility Loan must be Euros or Dollars.

(b)   Neither the:

      (i) amount in Euros of the Term Facility A Loan, the Letters of Credit under Term Facility B or the Term Facility C Loan; nor

      (ii)   the Euro Amount of a proposed Revolving Credit Facility Loan,

      may exceed the applicable Available Commitment.

(c)   The amount of a proposed Revolving Credit Facility Loan must be:

      (i) if the currency selected is Euros, a minimum of [e]5,000,000 and an integral multiple of [e]1,000,000 or, if less, the applicable Available Facility; or

      (ii) if the currency selected is Dollars, a minimum of $ 5,000,000 and an integral multiple of $ 1,000,000 or, if less, the applicable Available Facility.

(d) The amount in Euros of the Term Facility A Loan must be equal to the Total Term Facility A Commitments.

(e) The amount in Euros of the proposed Term Facility C Loan must be equal to the Total Term Facility C Commitments.

5.4   LENDERS' AND ISSUING BANKS' PARTICIPATION

(a)   If the conditions set out in this Agreement have been met:

      (i) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office; and

      (ii) each Issuing Bank shall issue any Letter of Credit by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in the Term Facility Loans will be equal to the proportion borne by its Available Commitment to the Available Facility, in relation to the relevant Term Facility, immediately prior to the making of such Term Facility Loan.

(c) The amount of each Issuing Bank's participation in a Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of such Letter of Credit.

(d) The amount of each Lender's participation in each Revolving Credit Facility Loan (other than under a Subfacility) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the making of such Revolving Credit Facility Loan.

(e) No Revolving Credit Facility Loan shall be made on any Utilisation Date if, as a result, the aggregate of all Revolving Credit Facility Outstandings on that Utilisation Date when aggregated at that time with the amount of all Subfacilities effective at that time shall exceed the aggregate of the Revolving Credit Facility Commitments on that Utilisation Date.

(f) The Facility Agent shall notify each Lender the currency, the amount and the Interest Period in relation to of each Loan or Letter of Credit at the Specified Time.

5.5   [INTENTIONALLY LEFT BLANK]

5.6   CANCELLATION OF A FACILITY

      If, prior to the date on which it receives a Utilisation Request in respect of a Facility, the Facility Agent receives a notice of cancellation of the whole or part of the Available Facility for such
      Facility which is to take effect under Clause 9.11 (Voluntary Cancellation) on a date falling on or after such date, such Available Facility shall be treated, for the purpose of Clause 5.3 (Currency and Amount), as if it had already been reduced by the amount of such cancellation (as specified in such notice). Nothing in this Clause 5.6 shall be treated as reducing any Lender's Available Commitment under that Facility for the purposes of Clause 13.1 (Commitment Fee) prior to the date on which such cancellation would otherwise take effect.

5.7   CANCELLATION OF A LENDER'S COMMITMENT

      If a Lender's Commitment is cancelled under Clause 9.1 (Illegality) or Clause 9.12 (Right of repayment and cancellation in relation to a single Lender or Issuing Bank) after the Facility Agent has received a Utilisation Request but before the Loan requested in that Utilisation Request has been made, then the amount of that Loan shall be reduced by the proportion which such Lender's Term Facility Commitment or Revolving Credit Facility Commitment bore to the Total Term Facility Commitments or the Total Revolving Credit Facility Commitments (as the case may be) immediately prior to such cancellation taking effect.

5.8   CANCELLATION AND REPLACEMENT OF LETTER OF CREDIT

(a) The Company shall use its reasonable efforts to cause the European Commission to return any Letter of Credit to the Issuing Banks in exchange against a new Letter of Credit in each case if and to the extent an Issuing Bank in respect of such Letter of Credit is not also a Term Facility B Lender.

(b) However, the Company shall also use its reasonable efforts to cause the European Commission to return any Letter of Credit to the Issuing Banks or cause the European Commission to release the Issuing Banks from their liabilities under such Letter of Credit upon:

      (i) the European Commission waiving the requirement for such Letter of Credit to be issued; and

      (ii) in any event, on the Termination Date applicable to the Term Facility B Loan.

(c)   In  the  event  that  the amount required to be covered by any Letter  of
      Credit  is  reduced  by  the   European  Commission,  the  Company  shall
      immediately notify the Facility Agent accordingly, whereupon:

      (i) a new Letter of Credit shall immediately be issued for the lesser amount required by the European Commission which shall be effective only upon the cancellation and return of the original Letter of Credit to the Facility Agent; and

      (ii) upon such cancellation and return of the original Letter of Credit, each Issuing Bank's Letter of Credit Proportion shall be reduced pro rata.

(d)   To  the extent that on the occurrence of the event described in paragraph
      (b) above the Company does not return to the Facility Agent the respective original Letter of Credit, the Company will provide Cash Collateral in an amount equal to the amount by which such Letter of Credit may be reduced.

5.9   LETTER OF CREDIT FRONTING FEE

      Until such time as a Letter of Credit is returned to the respective Issuing Bank and replaced by a new Letter of Credit in accordance with Clause 5.8 (Cancellation and replacement of Letter of Credit), the Company shall pay the Fronting Fee to such Issuing Bank, whereas the Term Facility B Lenders will be entitled to the relevant remuneration pursuant to Clause 13.4 (Letter of Credit Commission).

5.10  UTILISATION OF THE SUBFACILITIES

(a) Subfacilities may comprise overdraft facilities, letters of credit, bank guarantees, short term loans, foreign exchange facilities or, if approved by the Facility Agent, any other facilities or financial accommodation as may be required in connection with the business of the Group which the Company and the relevant Subfacility Bank may agree from time to time.

(b) The rate of interest, fees and other remuneration in respect of each Subfacility and all other terms and conditions thereof shall be determined by agreement between the Subfacility Bank and the relevant Borrower as set out in the relevant Subfacility Documents, and shall be based upon the normal market rates and terms from time to time of the Subfacility Bank taking account its fronting function.

(c) Each Borrower and each Subfacility Bank agree with and for the benefit of each Subfacility Bank that any utilisations made under any Subfacility provided by such Subfacility Bank shall not exceed the Subfacility.

(d) In case of any inconsistency between any term of a Subfacility Document and of this Agreement, the terms of this Agreement shall prevail.

(e) Each Borrower and each Subfacility Bank shall, promptly upon request by the Facility Agent, provide the Facility Agent with such information relating to the operation of each Subfacility as the Facility Agent may from time to time request. Each Borrower consents to all such information being released to the Facility Agent and each Lender.

6.    CHANGE OF CURRENCY

6.1   SELECTION OF CURRENCY

      A Borrower shall select the currency of a Revolving Credit Facility Loan in a Utilisation Request.

6.2   UNAVAILABILITY OF DOLLARS

      If before the Specified Time on any Quotation Day:

      (a) the Facility Agent has received notice from a Lender that Dollars are not readily available to it in the amount required; or

      (b) a Lender notifies the Facility Agent that compliance with its obligation to participate in a Revolving Credit Facility Loan in Dollars would contravene a law or regulation applicable to it,

      the Facility Agent will give notice to the Company to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Revolving Credit Facility Loan in Euros (in an amount equal to that Lender's proportion of the Euro Amount of that Loan or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Euro Amount of the maturing Revolving Credit Facility Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in Euros during that Interest Period.

                                   SECTION 4

                    REPAYMENT, PREPAYMENT AND CANCELLATION

7.    REPAYMENT

7.1   REPAYMENT OF TERM FACILITY A LOAN

(a) The Company shall repay the Term Facility A Loan by repaying on each Term Facility A Repayment Date an amount or amounts such that the amount in Euros of the outstanding Term Facility A Loan is reduced by an amount equal to the amount which appears opposite the Term Facility A Repayment Dates set out in the following table:

      Term Facility A Repayment Date     Repayment Amount
      30 June 2004                       [e]2,500,000
      31 December 2004                   [e]2,500,000
      30 June 2005                       [e]5,000,000
      31 December 2005                   [e]5,000,000
      30 June 2006                       [e]1,250,000
      31 December 2006                   [e]1,250,000
      30 June 2007                       [e]1,250,000
      31 December 2007                   [e]1,250,000
      30 June 2008                       [e]1,250,000
      30 December 2008                   [e]3,750,000
      TOTAL                              [e]25,000,000

(b) The Company may not re-borrow any part of Term Facility A which is repaid.

7.2   SATISFACTION OF LIABILITIES IN RELATION TO TERM FACILITY B

(a) The Company shall ensure that no amount is outstanding on the Termination Date applicable to Term Facility B in relation to a Utilisation in the form of the issuance of a Letter of Credit and shall ensure that the Letters of Credit are returned to the Facility Agent, or else provide sufficient Cash Collateral (including, inter alia, interest coverage payable in arrears in respect of each six (6) Months period after the Termination Date applicable to Term Facility B) to the Facility Agent to cover the Company's payment obligations thereunder in full. Such obligation to provide Cash Collateral is continuing and, in particular, shall survive the termination of this Agreement.

(b) The Company shall repay the Term Facility B Loan by repaying on the Termination Date applicable to the Term Facility B an amount or amounts such that the aggregate amount in Euros of all the outstanding Term Facility B Loans is repaid in full.

7.3   REPAYMENT OF TERM FACILITY C LOAN

(a) The Company shall repay the Term Facility C Loan by repaying on each Term Facility C Repayment Date an amount or amounts such that the aggregate amount in Euros of all outstandings under the Term Facility C Loan drawn by the Company is reduced by an amount equal to the amount which appears opposite the relevant Term Facility C Repayment Date set out in the following table:

      Term Facility C Repayment Date     Repayment Amount
      30 September 2004                  [e]2,333,335
      31 March 2005                      [e]2,333,333
      30 September 2005                  [e]2,333,333
      31 March 2006                      [e]2,333,333
      30 September 2006                  [e]2,333,333
      31 March 2007                      [e]2,333,333
      30 September 2007                  [e]6,000,000
      TOTAL                              [e]20,000,000


(b) The Company may not re-borrow any part of Term Facility C which is repaid.

7.4   REPAYMENT OF REVOLVING CREDIT FACILITY LOANS

      Each Borrower shall repay each Revolving Credit Facility Loan that it has drawn on the last day of that Revolving Credit Facility Loan's Interest Period and no Interest Period shall fall after the Termination Date applicable to the Revolving Credit Facility.

8.    COMPANY'S LIABILITIES IN RELATION TO LETTER OF CREDIT

8.1   DEMANDS UNDER LETTER OF CREDIT

      If a demand is made under a Letter of Credit, as the case may be, or an Issuing Bank incurs in connection with a Letter of Credit any other liability, cost, claim, loss or expense which is to be reimbursed pursuant to this Agreement, the relevant Issuing Bank shall promptly notify the Facility Agent of the amount of such demand or such liability, cost, claim, loss or expense and the Facility Agent shall promptly notify the Company.

8.2   THE COMPANY'S INDEMNITY TO ISSUING BANKS

      The Company shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) any Issuing Bank which has issued a Letter of Credit at the request of the Company against:

      (a) any sum paid, or due and payable, by that Issuing Bank to the beneficiary of such Letter of Credit under or in connection with the relevant Letter of Credit; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Issuing Bank under the relevant Letter of Credit or in connection with
             it), claims, losses and expenses which that Issuing Bank may at any time reasonably incur or sustain in connection with or arising out of the relevant Letter of Credit.

      The indemnity obligations pursuant to this Clause 8.2 shall in respect of any Original Issuing Bank which is not a party to this Agreement create direct claims of such Original Issuing Bank (Vertrag zugunsten Dritter) against the Company.

8.3   THE COMPANY'S INDEMNITY TO TERM FACILITY B LENDERS

      The Company shall irrevocably and unconditionally as a primary obligation indemnify (on demand of the Facility Agent) a Term Facility B Lender in respect of any Letter of Credit:

      (a) any sum paid, or due and payable, by that Term Facility B Lender (whether under Clause 28.1 (Lenders' Indemnity), Clause 28.2 (Direct Participation) or otherwise) in connection with such Letter of Credit; and

      (b) all liabilities, costs (including, without limitation, any costs incurred in funding any amount which falls due from that Term Facility B Lender in connection with such Letter of Credit), claims, losses and expenses which that Term Facility B Lender may at any time reasonably incur or sustain in connection with such Letter of Credit.

8.4   PRESERVATION OF RIGHTS

      Neither the obligations of the Company set out in this Clause 8 nor any rights, powers and remedies conferred on any Term Facility B Lender or Issuing Bank derived therefrom or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of the relevant upon Term Facility B Lender, Issuing Bank or any other person or any change in the status, function, control or ownership of any of them;

      (b) any of the obligations of the relevant Term Facility B Lender, Issuing Bank or any other person under any of the Finance Documents, under any Letter of Credit or under any other security taken in respect of the Company's obligations under any of the Finance Documents, or otherwise in connection with such Letter of Credit, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

      (c) time or other indulgence being granted or agreed to be granted to the relevant Term Facility B Lender, Issuing Bank or any other person in respect of the obligations of any of them under any of the Finance Documents, under or in connection with any

             Letter of Credit  or  under any  other  security  taken in respect
             of  the  Company's  obligations   under   any   of   the   Finance
             Documents, or otherwise in connection with such Letter of Credit;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the relevant Term Facility B Lender, Issuing Bank or any other person under any Letter of Credit or under any of the Finance Documents; or

      (e) any other act, event or omission which, but for this Clause 8, might operate to discharge, impair or otherwise affect any of the obligations of the Company set out in this Clause 8 or any of the rights, powers or remedies conferred upon any Issuing Bank by this Agreement or by law.

      The obligations of the Company set out in this Clause 8 shall be in addition to and independent of every other security which any Term Facility B Lender or Issuing Bank may at any time hold in respect of the Company's obligations under this Agreement or otherwise in connection with such Letter of Credit.

8.5   SETTLEMENT CONDITIONAL

      Any settlement or discharge between the Company and a Term Facility B Lender or Issuing Bank shall be conditional upon no security or payment to that Term Facility B Lender or Issuing Bank by the Company, or any other person on behalf of the Company, being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, that Term Facility B Lender or Issuing Bank shall be entitled to recover the value or amount of such security or payment from the Company subsequently as if such settlement or discharge had not occurred.

8.6   RIGHT TO MAKE PAYMENTS UNDER LETTERS OF CREDIT

      Each Issuing Bank shall be entitled to make any payment in accordance with the terms of any Letter of Credit without any reference to, or further authority from, the Company or any other investigation or enquiry. The Company irrevocably authorises each Issuing Bank to comply with any demand under such Letter of Credit which is valid on its face.

8.7   CONVERSION OF TERM FACILITY B UPON DEMAND UNDER LETTER OF CREDIT

      If a demand is made under a Letter of Credit or, as the case may be, an Issuing Bank or a Term Facility B Lender incurs any liability, cost, claim, loss or expense in connection with a Letter of Credit, and to the extent that the Company is obligated to indemnify the relevant Issuing Bank or Term Facility B Lender pursuant to Clause 8.2 (The Company's Indemnity to Issuing Banks) or Clause 8.3 (The Company's Indemnity to Term Facility B Lenders), the Issuing Bank or Term Facility B Lenders, as the case may be, shall be deemed to have made a loan to the Company under Term Facility B in the amount of such indemnity (the "TERM FACILITY B LOAN"), In case of any subsequent demand under a Letter of Credit the amount of the Term Facility B Loan shall be increased in accordance with such further amount becoming due and payable by the Company pursuant to Clause 8.2 (The Company's Indemnity to Issuing Banks) or Clause 8.3 (The Company's Indemnity to Term Facility B Lenders). The amount of any Cash Collateral provided by the Company in accordance with the terms of this Agreement shall be applied towards the indemnity amount referred to in the preceding two sentences of this Clause 8.7 and the amount of the Term Facility B Loan shall be reduced accordingly.

9.    PREPAYMENT AND CANCELLATION

9.1   ILLEGALITY

      If it becomes unlawful in any jurisdiction for a Lender or Issuing Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue, participate in or allow to remain outstanding any Loan or Letter of Credit:

      (a) that Lender or Issuing Bank shall promptly notify the Facility Agent upon becoming aware of that event;

      (b) upon the Facility Agent notifying the Company, any Commitment of that Lender will be immediately cancelled or, as the case may be, any obligation of that Issuing Bank to issue Letters of Credit will immediately cease; and

      (c) each Borrower shall, on the last day of the Interest Period for each Loan or Term for any Letter of Credit occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender or Issuing Bank in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law):

             (i) repay that Lender's participation in the Loans made to that Borrower together with accrued interest thereon, Break Costs and all other amounts owing to such Lender under the Finance Documents;

             (ii) (if the circumstance relates to an Issuing Bank) procure either that such Issuing Bank's Letter of Credit Proportion of the Letter of Credit be reduced to zero (by reduction of the amount of the Letter of Credit in an amount equal to that Issuing Bank's Letter of Credit Proportion) or that Cash Collateral be provided in an amount in Euros equal to such Issuing Bank's Letter of Credit Proportion of the Letter of Credit.

9.2   MANDATORY PREPAYMENT FROM DEBT ISSUE OR EQUITY ISSUE

      The Company shall ensure that an amount equal to one hundred (100) per cent. of the Net Proceeds arising from a Debt Issue (other than the issue of the High Yield Notes) and an amount equal to seventy-five (75) per cent. of the Net Proceeds arising from an Equity Issue (other than the Rights Issue) (such Equity Issue only to be made in accordance with applicable laws) by any Group Member are paid to the Facility Agent promptly upon the receipt of such Net Proceeds by such Group Member and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

9.3   MANDATORY PREPAYMENT FROM ASSET DISPOSALS

(a) Subject to paragraph (b) and (c) below, the Company shall ensure that the Net Proceeds arising from each disposal of assets by any Group Member are paid to the Facility Agent promptly upon the receipt of such Net Proceeds by such Group Member and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

(b)   Paragraph (a) shall not apply to Net Proceeds arising from any disposal:

      (i) to the extent that the Company or the relevant Group Member can demonstrate to the satisfaction of the Facility Agent that such disposal was on arm's length terms and that the Net Proceeds are to be re-invested in similar or like assets of a comparable or superior quality, type or value within a period of 180 days from the date of receipt of such Net Proceeds by such Group Member;

      (ii) if such disposal falls within paragraphs (a) (subject to a limit of [e]500,000 per disposal), (b), (c) or (e) of the definition of "PERMITTED DISPOSAL" in Clause 1.1 (Definitions);

      (iii) if such disposal relates to a sale of electrical contacts (graphite specialties) by Gelter Ringsdorff S.A.;

      (iv) if the Net Proceeds per disposal do not exceed [e]1,000,000 (or its equivalent in another currency) or, when aggregated with the Net Proceeds received by any Group Member from any other disposals of assets made in the immediately preceding twelve (12) calendar month period (excluding the Net Proceeds from disposals falling within sub-paragraphs (i); (ii) or (iii) above), do not exceed [e]7,500,000 (or its equivalent in another currency).

(c) The Company shall ensure that any Net Proceeds to be applied in accordance with paragraph (b)(i) above are promptly deposited in the Prepayment Account upon receipt by the relevant Group Member. The relevant Group Member that received the Net Proceeds shall be entitled, during the period of 180 days from the date of receipt of such Net Proceeds, to withdraw such Net Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Facility Agent that such Net Proceeds will be immediately re-invested in accordance with paragraph (b)(i) above. Any amounts not so re-invested during such 180 day period shall thereafter be paid to the Facility Agent and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

9.4   MANDATORY PREPAYMENT FROM INSURANCE PROCEEDS

(a) Subject to paragraphs (b), (c), and (d) below, the Company shall ensure that any Insurance Proceeds received by any Group Member are paid to the Facility Agent promptly upon the receipt of such Insurance Proceeds by such Group Member and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

(b) Paragraph (a) shall not apply to any Insurance Proceeds unless the Insurance Proceeds exceed [e]1,000,000 (or its equivalent in another currency) or, when aggregated with the Insurance Proceeds received by Group Members from claims made in the immediately preceding twelve (12) calendar month period (excluding the Insurance Proceeds from disposals falling within paragraphs (c) below), exceed [e]7,500,000 (or its equivalent in another currency).

(c) Paragraph (a) shall not apply to any Insurance Proceeds to the extent that:

      (i) such Insurance Proceeds are promptly upon receipt by the relevant Group Member deposited in the Prepayment Account in accordance with paragraph (d) below; and

      (ii) such Insurance Proceeds are applied, to the satisfaction of the Facility Agent, towards the replacement, reinstatement and/or
             repair   of  the  assets  and/or  the
             satisfaction of business interruption losses in respect of which the relevant insurance claim was made (or to refinance any expenditure incurred in the replacement, reinstatement and/or repair of such assets and/or the satisfaction of business interruption losses) within a period of 180 days from the date of receipt of such Insurance Proceeds by the relevant Group Member.

(d) The Company shall ensure that any Insurance Proceeds to be applied in accordance with paragraph (c) above are promptly deposited in the Prepayment Account, upon receipt by the relevant Group Member. The relevant Group Member that received the Insurance Proceeds shall be entitled, during the period of 180 days from the date of its receipt of such Insurance Proceeds, to withdraw such Insurance Proceeds from the Prepayment Account only to the extent that it is able to demonstrate to the satisfaction of the Facility Agent that such Insurance Proceeds will be immediately applied in accordance with paragraph (c) above. Any sums not so withdrawn during the 180 day period shall thereafter be paid to the Facility Agent and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

9.5   MANDATORY PREPAYMENT FROM EXCESS CASH FLOW

      The Company shall ensure that, within thirty (30) days of delivery to the Facility Agent of the most recent audited consolidated financial statements of the Company pursuant to Clause 21.1(a), commencing with the audited consolidated financial statements of the Company for the financial year ending 31 December 2003, an amount equal to fifty (50) per cent. of the amount of the Excess Cash Flow exceeding a minimum amount of [e]7,500,000 for the financial year to which such financial statements relate shall be paid to the Facility Agent and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause
      9.7 (Application of Prepayments).

9.6   MANDATORY PREPAYMENT IN RESPECT TO DIVIDEND PAYMENTS OR DISTRIBUTIONS

      If the Company makes any dividend, return of capital, repayment of capital contributions or other distribution (whether in cash or kind) or makes any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly, the Company shall ensure that within thirty (30) days of the same, an amount equal to such payment or distribution shall be paid to the Facility Agent and applied in prepayment of the outstandings under the Senior Facilities in accordance with Clause 9.7 (Application of Prepayments).

9.7   APPLICATION OF PREPAYMENTS

(a) Any amounts paid to the Facility Agent in accordance with Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.6 (Mandatory Prepayment in respect to Dividend Payments or Distributions) (inclusive) shall be applied:

      (i) first, in prepayment on a pro rata basis of all outstanding Term Facility Loans and the US Term Loans;

      (ii) secondly, Cash Collateral to be provided in an amount equal to each Issuing Bank's Letters of Credit Proportion or Issuing Bank's liability under the Letter of Credit in Euros, as relevant;

      (iii) thirdly, in permanent prepayment on a pro rata basis of all outstanding Revolving Credit Facility Loans (in such order as the Company may select or, in the absence of such selection, as the Facility Agent shall determine); and

      (iv) fourthly, if any excess remains, in payment of such excess to the relevant Group Member,

      provided that to the extent that the US Term Lenders exercise their right to refuse prepayment under the US Term Loan Agreement , the amount so refused shall be applied pro rata to the outstanding Term Facility Loans and thereafter be applied for the provision of Cash Collateral in accordance with paragraph (a) (ii) of this Clause 9.7.

(b) Notwithstanding Clause 9.7 (a), any prepayment in respect of accounts receivables made in accordance with Clause 9.3 (Mandatory Prepayment from Asset Disposals) shall be applied in cancellation and prepayment of the outstanding Revolving Credit Facility.

(c) Any prepayment of the Term Facility A Loan, Term Facility B Loans or Term Facility C Loans in accordance with this Clause 9.7 shall reduce (and there shall be a corresponding cancellation in) the Available Facility in respect of each such Term Facility. Any such cancellation shall reduce the Commitments of the Lenders rateably under such Term Facility. No amount so cancelled may be reborrowed.

(d) Any prepayment of the Revolving Credit Facility Loans in accordance with this Clause 9.7 shall reduce (and there shall be a corresponding cancellation in) the Available Facility in respect of the Revolving Credit Facility. Any such cancellation shall reduce the Commitments of the Lenders rateably under that Facility. No amount so cancelled may be reborrowed.

(e) Any amounts to be applied in prepayment of the US Term Loan in accordance with this Clause 9.7 (Application of Prepayments) shall be converted into Euros at the Facility Agent's Spot Rate of Exchange three Business Days prior to the date the relevant Prepayment is made.

9.8   DATE FOR PREPAYMENT

(a) If Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.5 (Mandatory Prepayment from Excess Cash Flow) (inclusive) would require the prepayment of a Loan otherwise than on the last day of an Interest Period relating to that Loan, the Company may, by written notice to the Facility Agent (to be received not less than three (3) Business Days prior to the date on which such prepayment would be required to be made (but for this Clause 9.8)), request that the amount of such prepayment be placed in an identified Prepayment Account in which event such amount shall be paid to the credit of such Prepayment Account and shall, together with any interest accrued thereon, be applied by the Facility Agent in prepayment of the relevant Loan on the last day of the then current Interest Period relating to that Loan.

(b) So long as any Loan remains outstanding or any of the Commitments are available for drawing, no amount shall be withdrawn from such Prepayment Account except for immediate application in making any prepayment pursuant to Clause 9.2 (Mandatory Prepayment from Debt Issue or Equity Issue) to Clause 9.5 (Mandatory Prepayment from Excess Cash Flow) (inclusive) or as provided in paragraph (c) below.

(c) The Facility Agent shall be entitled (but not obliged) to apply the whole or any part of the sums standing to the credit of such Prepayment Account in or towards payment of any unpaid sums at any time due from any Obligor under this Agreement.

9.9   VOLUNTARY PREPAYMENT

(a) The Company may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Term Facility A Loan or Term Facility B Loan (but, if in part, being an amount that reduces the amount of the relevant Term Facility Loan by a minimum amount of [e]500,000 and represents an integral multiple of [e]250,000).

(b) A Term Facility A Loan or Term Facility B Loan may only be prepaid after the last day of the Availability Period applicable to its Facility (or, if earlier, the first day on which the Available Facility applicable to its Facility is zero).

(c) Any prepayment under this Clause 9.9 shall be applied on a pro rata basis against all outstanding Term Facility Loans and the US Term Loans as determined by the Company with not less than five (5) Business Days' prior notice to the Facility Agent.

(d) The Company may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Lender of the Term Facility C Loan may agree) prior notice, prepay the whole or any part of the Term Facility C Loan (but, if in part, being an amount that reduces the amount of the Term Facility C Loan by a minimum amount of [e]5,000,000).

(e) Any amounts to be applied in prepayment of the US Term Loan in accordance with this Clause 9.9 (Voluntary Prepayment) shall be converted into Euros at the Facility Agent's Spot Rate of Exchange on the date the relevant Prepayment is made.

9.10  CASH COLLATERALISATION OF LETTER OF CREDIT

      The Company may provide Cash Collateral in Euros to reduce an Issuing Bank's Letter of Credit Proportion or a Issuing Bank's liability under any Letter of Credit at any time, PROVIDED THAT to the extent that such Letter of Credit is issued by more than one Issuing Bank, such Cash Collateral shall be applied towards the pro rata reduction of each Issuing Bank's Letter of Credit Proportion.

9.11  VOLUNTARY CANCELLATION

(a) The Company may, if it gives the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of [e]500,000 and representing an integral multiple of [e]250,000) of the Available Facility for the Revolving Credit Facility. Any cancellation under this Clause 9.11 shall reduce the Commitments of the Lenders rateably under the Revolving Credit Facility.

(b) The Company may give the Facility Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice of its intention to procure that the relevant Issuing Bank's liability under any Letter of Credit is reduced to zero (whereupon the Company shall do so).

9.12 RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER OR ISSUING BANK

(a)   If:

      (i) any sum payable to any Lender or Issuing Bank by an Obligor is required to be increased under Clause 14.2(c); or

      (ii) any Lender or Issuing Bank claims indemnification from the Company (or that the Company procures that the liabilities of each of the Issuing Banks under or in connection with the Letters of Credit are promptly reduced to zero) under Clause 14.3 (Tax Indemnity) or Clause 15.1 (Increased Costs); or

      (iii) any Lender notifies the Facility Agent of its Additional Cost Rate under paragraph 3 of Schedule 4 (Mandatory Cost Formula),

      the Company may, whilst (in the case of paragraphs (i) and (ii) above) the circumstance giving rise to the requirement or indemnification continues or (in the case of paragraph (iii) above) that Additional Cost Rate is greater than zero, give the Facility Agent at least ten (10) Business Days' prior written notice:

      (A) of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans; or

      (B) (if such circumstance relates to an Issuing Bank) the reduction to zero of that Issuing Bank's liability in respect of the Letter of Credit or the provision of Cash Collateral in respect of that Issuing Bank's Letter of Credit Proportion.

(b) On receipt of a notice referred to in paragraph (a) above, any Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period or, as the case may be, Term which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding and the Company in relation to any Letter of Credit shall:

      (i)    repay that Lender's participation in that Loan; and

      (ii) procure either that such Issuing Bank's Letter of Credit Proportion of such Letter of Credit be reduced to zero (by reduction of the amount of the Letter of Credit in an amount equal to that Issuing Bank's Letter of Credit Proportion) or that Cash Collateral be provided in an amount equal to such Issuing Bank's Letter of Credit Proportion of the Letter of Credit in Euros).

9.13  RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)   No Borrower may reborrow any part of a Term Facility that is prepaid.

(d) Unless a contrary indication appears in this Agreement, any part of the Revolving Credit Facility that is prepaid (other than pursuant to Clause
      9.7 (Application of Prepayments)) may be reborrowed in accordance with the terms of this Agreement.

(e) The Borrowers shall not repay or prepay all or any part of the Loans, reduce the liabilities of the Issuing Banks or provide Cash Collateral in respect of any Letter of Credit, and the Company shall not cancel all or any part of the Commitments, except at the times and in the manner expressly provided for in this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Facility Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

(h) Any reduction or cancellation of the Term Facility A Commitment, a Term Facility B Commitment, the Term Facility C Commitment or, as the case may be, a Revolving Credit Facility Commitment under this Clause 9 shall reduce the Total Term Facility A Commitments, the Total Term Facility B Commitments, the Total Term Facility C Commitment or, as the case may be, Total Revolving Credit Facility Commitments by the amount of such reduction or cancellation.



                                   SECTION 5

                             COSTS OF UTILISATION

10.   INTEREST

10.1 CALCULATION OF INTEREST IN RESPECT OF TERM FACILITY A LOAN, TERM FACILITY B LOANS AND REVOLVING CREDIT FACILITY LOANS

      The rate of interest on the Term Facility A Loan, each Term Facility B Loan and each Revolving Credit Facility Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

      (a)    Margin;

      (b)    EURIBOR or, in relation to any Loan in Dollars, LIBOR; and

      (c)    Mandatory Cost, if any.

10.2  MARGIN RATCHETS

(a) Save as provided in paragraph (b) below, the Margin, in relation to a Term Facility A Loan, Term Facility B Loan and a Revolving Credit Facility Loan, respectively, shall be the percentage rate per annum specified in the definition of "INITIAL MARGIN" in Clause 1.1 (Definitions).

(b) Save as provided in Clause 10.4 (Margin in Default) and in accordance with Clause 10.3 (Margin Changes), if the financial statements of the Group in respect of the Financial Quarter ended 31 March 2005 or any Financial Quarter thereafter, and the Compliance Certificate relating to such financial statements, delivered to the Facility Agent pursuant to

      Clause 21.1 (Financial Statements) and Clause 21.2 (Compliance Certificate) respectively, disclose that the Leverage Ratio as at and for the period of twelve (12) Months ending on the last day of that Financial Quarter falls within a range of the ratios specified in Column A below, then the Margin, in respect of the Term Facility A Loan, all Term Facility B Loans and all Revolving Credit Facility Loans, shall be the adjusted percentage rate per annum set out opposite such ratios in Column B below:


                     COLUMN A                                COLUMN B
                 (LEVERAGE RATIO)                 (MARGIN (PER CENT. PER ANNUM))
Greater than 4.0:1                                      2.75 per cent. per annum
Equal to or less than 4.0:1 but greater than 3.25:1     2.25 per cent. per annum
Equal to or less than 3.25:1 but greater than 2.5:1     1.75 per cent. per annum
Equal to or less than 2.5:1                             1.25 per cent. per annum

10.3  MARGIN CHANGES

(a) Save as provided in this Clause 10.3 and Clause 10.4 (Margin in Default), any change in the Margin provided for by Clause 10.2 (Margin Ratchets) shall take effect, in relation to all existing and future Term Facility A Loans, Term Facility B Loans and Revolving Credit Facility Loans, respectively, five Business Days after receipt by the Facility Agent of the relevant consolidated financial statements of the Group and the Compliance Certificate pursuant to Clause 21.2 (Compliance Certificate) for the relevant Financial Quarter.

(b)   If in any financial year of the Group:

      (i) the Margin has been adjusted pursuant to this Clause 10.3 in reliance on a Compliance Certificate relating to consolidated financial statements of the Group delivered pursuant to Clause
             21.1 (Financial Statements) in respect of any Financial Quarter in that financial year; and

      (ii) the audited consolidated financial statements of the Group delivered pursuant to Clause 21.1 (Financial Statements) in respect of that financial year show that such reduction should not have been made, that reduction shall be reversed with retrospective effect, the Margin applicable to the relevant Facility shall be that justified by the audited consolidated financial statements, amounts of interest calculated by reference to the adjusted Margin (whether or not already paid) shall be recalculated by reference to the Margin justified by such financial statements and the Borrowers shall be required to make a payment to the Facility Agent, in such amounts as the Facility Agent may specify, to cover any shortfall in amounts of interest which should have been received by the Lenders following any recalculation. The Facility Agent's determination of any such shortfall shall, save in the case of manifest error, be conclusive and the Facility Agent shall provide the Company with reasonable details of the calculation of such shortfall.

10.4  MARGIN IN DEFAULT

(a) The Margin shall immediately convert to the Default Margin from the date determined by the Facility Agent as being the date on which a Default has occurred or come into existence (until the date specified by the Facility Agent as being the date on which it has been demonstrated to its reasonable satisfaction that such Default is no longer continuing or has been waived or in the case of a breach of a financial covenant under Clause 22 (Financial Covenants), the date on which the Facility Agent receives a Compliance Certificate confirming that such breach has been remedied (and the Margin shall thereafter be determined in accordance with Clause 10.2 (Margin Ratchets) on the basis of the unaudited consolidated management accounts of the Group in respect of the preceding four Financial Quarters last delivered to the Facility Agent pursuant to Clause 21.1 (Financial Statements), together with the Compliance Certificate relating to such financial statements delivered pursuant to Clause 21.2 (Compliance Certificates). If the Facility Agent has reasonable doubts (berechtigte Zweifel) that such breach has been remedied, the Facility Agent (acting on behalf of the Majority Lenders) may request that the management accounts are to be reviewed by auditors.

(b) The Facility Agent shall promptly notify the Lenders and the Company of any determination that a Default has occurred or exists or, as the case may be, that it has been demonstrated to its reasonable satisfaction that such Default is no longer continuing.

10.5  PAYMENT OF INTEREST

      The Borrower to which a Term Facility A Loan, Term Facility B Loan or, as the case may be, a Revolving Credit Facility Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six (6) Months, on the dates falling at six-monthly intervals after the first day of the Interest Period).

10.6  CALCULATION AND PAYMENT OF INTEREST IN RESPECT  OF  THE  TERM  FACILITY C
      LOAN

      The rate of interest on the Term Facility C Loan is 7.36 per cent. per annum calculated on the basis of 30 days per month and otherwise of the actual number of days elapsed and a 360 days' year. The Company shall pay accrued interest on the Term Facility C Loan on each 31 March and each 30 September of each calendar year. However, in respect of the interest payment due in relation to the period ending 31 March 2004, the Lender under Term Facility C will notify the amount of interest due on such date to the Facility Agent in writing in advance and the Facility Agent will collect such amount from the Company for distribution to such Lender.

10.7  DEFAULT INTEREST AND PENALTY

(a) An Obligor shall be in default (Verzug) if it fails to pay any amount (other than in payment of interest and fees, other than commitment fees) payable by it under a Finance Document on its due date. On the occurrence of such a default (Verzug), interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate per annum determined by the Facility Agent from time to time to be the aggregate of (i) EURIBOR or, in relation to any Loan in Dollars, LIBOR, (ii) the Default Margin, and (iii) the Mandatory Cost for such period as the Facility Agent may select on the

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      Business  Day   immediately   following  such  date,   such  rate  to  be
      recalculated on the same basis at the end of each such period until such sum is received by the Facility Agent. Any interest accruing under this Clause 10.7 shall be immediately payable by the Obligor on demand by the Facility Agent.

(b) If an Obligor fails to pay any amounts in payment of interest or fees under a Finance Document on its due date, such Obligor shall pay liquidated damages to the Facility Agent for the account of the relevant Lenders in an amount determined by the Facility Agent as being, in respect of the period from the due date of payment until receipt by the Facility Agent of the relevant amount, the equivalent of interest at a rate determined in accordance with Clause 10.7(a) applied to the relevant overdue amount.

(c) In the circumstances described in sub-Clauses (a) and (b) above, the Company shall be entitled to demonstrate that the damage actually suffered by the Lenders is lower than the amounts determined in accordance therewith, and the Lenders shall be entitled to prove and claim for any higher damage.

10.8  NOTIFICATION OF RATES OF INTEREST

      The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.   INTEREST PERIODS AND THE TERM

11.1  SELECTION OF INTEREST PERIODS

(a) A Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been borrowed) in a Selection Notice.

(b) Each Selection Notice for a Term Facility Loan is irrevocable and must be delivered to the Facility Agent by the Borrower to which that Term Facility Loan was made not later than the Specified Time.

(c) If a Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods), be three (3) Months.

(d) Subject to this Clause 11, a Borrower may select an Interest Period of one (1), two (2), three (3) or six (6) Month(s) or any other period agreed between the relevant Borrower and the Facility Agent (acting on the instructions of all the Lenders); however, in relation to a Revolving Credit Facility Loan, there may not be more than twelve (12) one Month Interest Periods in any one year.

(e) Subject to Clause 11.3 (Non-Business Days), an Interest Period for a Term Facility Loan shall not extend beyond the Termination Date applicable to its Facility. An Interest Period for a Revolving Credit Facility Loan shall not extend beyond the Termination Date applicable to the Revolving Credit Facility. A Term for a Letter of Credit or a Bank Guarantee shall not extend beyond the Termination Date applicable to the Revolving Credit Facility.

(f) Each Interest Period for a Term Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

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(g)   A  Revolving  Credit  Facility Loan has one Interest Period  only,  which shall start on the respective Utilisation Date.

(h)   The Term for each Letter of Credit shall start on the Utilisation Date.

11.2  CHANGES TO INTEREST PERIODS

(a) Prior to determining the interest rate for a Term Facility A Loan or Term Facility B Loan, the Facility Agent may, but is not obliged to, shorten an Interest Period for any Term Facility A Loan or Term Facility B Loan to ensure that the Loans drawn by any Borrower in respect of that Term Facility A or Term Facility B and having an Interest Period ending on a Term Facility A Repayment Date and Term Facility B Repayment Date, respectively, have an aggregate amount in Euros equal to or greater than the relevant Repayment Instalment applicable to that Borrower and that Loan on that date.

(b) Prior to determining the interest rate for a Revolving Credit Facility Loan, the Facility Agent may, but is not obliged to, shorten an Interest Period for any Revolving Credit Facility Loan, so that it ends on a Revolving Credit Facility Cancellation Date (or, if any such date is not a Business Day, on the preceding Business Day), in order to ensure that the aggregate Euro Amount of the Revolving Credit Facility Loans will not exceed the Total Revolving Credit Facility Commitments immediately after any Revolving Credit Facility Cancellation Date.

(c) If the Facility Agent makes any of the changes to an Interest Period referred to in this Clause 11.2, it shall promptly notify the Company and the Lenders.

11.3  NON-BUSINESS DAYS

      If an Interest Period or Term would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4  CONSOLIDATION AND DIVISION OF TERM FACILITY LOANS

(a)   Subject to paragraph (b) below, if two or more Interest Periods:

      (i)    relate to Loans under such Term Facility and in the same currency;
             and

      (ii)   end on the same date; and

      (iii)  are made to the same Borrower,

      those Term Facility Loans will, unless that Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Loan under the Term Facility on the last day of the Interest Period.

(b) Subject to Clause 4.3 (Maximum Number of Loans and Letters of Credit) and Clause 5.3 (Currency and Amount), if a Borrower requests in a Selection Notice that the Term Facility Loan be divided into up to six (6) Loans under a Term Facility, that Term Facility Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice, being an amount equal to the amount in Euros of the Term Facility Loan immediately before its division, having taken into account any repayment to be made on that day.

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12.   CHANGES TO THE CALCULATION OF INTEREST

12.1  ABSENCE OF QUOTATIONS

      Subject to Clause 12.2 (Market Disruption), if EURIBOR or, if applicable, LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2  MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

      (i)    the Margin;

      (ii) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

      (iii)  the  Mandatory  Cost,  if  any,   applicable   to   that  Lender's
             participation in the Loan.

(b)   In this Agreement "MARKET DISRUPTION EVENT" means:

      (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine EURIBOR or, if applicable, LIBOR for the relevant currency and Interest Period; or

      (ii) before close of business in Luxembourg on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed fifty (50) per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or, if applicable, LIBOR.

12.3  ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. If no agreement is reached, Clause 12.2 (Market Disruption) shall continue to apply.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.4  BREAK COSTS

(a) Each Borrower shall, within three (3) Business Days of demand by the Facility Agent acting on behalf of a Finance Party, pay to the Facility Agent on demand for the account of that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period or Term for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.   FEES

13.1  COMMITMENT FEE

(a) The Company shall, in respect of each Term Facility (except for Term Facility C), pay to the Facility Agent (for the account of each Lender) a commitment fee in Euros, as the case may be, computed from the Signing Date until the earlier of (i) the relevant Utilisation Date and (ii) the date on which the relevant Facility has been cancelled, at the rate of the lower of (i) fifty (50) per cent. of the Margin on that Lender's Available Commitment under each Term Facility; and (ii) one (1) per cent. per annum for the Availability Period applicable to that Term Facility.

(b) The Company shall, in respect of the Revolving Credit Facility, pay to the Facility Agent (for the account of each Lender) a commitment fee in Euros computed at the rate of the lower of (i) fifty (50) per cent. of the Margin on that Lender's Available Commitment under each Term Facility; and (ii) one (1) per cent. per annum for the Availability Period applicable to the Revolving Credit Facility.

(c) Accrued commitment fees are payable on the last day of each successive period of three (3) Months which ends during the relevant Availability Period, on the last day of the relevant Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2  AGENCY FEE

      The Company shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.3  SECURITY AGENT FEE

      The Company shall pay to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

13.4  LETTER OF CREDIT COMMISSION

(a) The Company shall in respect of the Letters of Credit pay to the Facility Agent (for the account of each Term Facility B Lender) (for distribution in proportion to each Term Facility B Lender's Letter of Credit Proportion of the Letters of Credit) a letter of credit commission in Euros computed at the rate of the Margin (as may be adjusted in accordance with Clause 10.2 (Margin Ratchets)) on the maximum actual and contingent liabilities of the Term Facility B Lenders under the Letters of Credit less the amount of any Cash Collateral provided in respect of such Letters of Credit (the "LETTER OF CREDIT COMMISSION RATE").

(b) The letter of credit commission shall be paid in arrears in respect of each preceding period of three (3) Months (or such shorter period as shall end on the relevant Expiry Date) which

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


      begins during the Term of the relevant Letters of Credit, the first payment to be made on the Utilisation Date for such Letters of Credit and after that on the first day of each such successive period.

13.5  [INTENTIONALLY LEFT BLANK]

13.6  FRONTING FEE

      The Fronting Fee in Euros of 0.25 per cent. per annum shall be paid by the Company to each Issuing Bank on the amount of such Issuing Bank's maximum actual and contingent liabilities as a Issuing Bank under a Letter of Credit (less the amount of any Cash Collateral provided for such liabilities and less the amount of the own commitment of the Issuing Bank in its capacity as Lender) payable in arrears in respect of each preceding period of three (3) Months (or such shorter period as shall end on the Expiry Date) which begins during the Term of such Letter of Credit, the first payment to be made on the Utilisation Date for the Letter of Credit and after that on the first day of each such successive period.

13.7  SUBFACILITY MARGIN AND COMMITMENT FEE

(a) Each Subfacility Bank shall, in respect of its Subfacility and to the extent such amounts are actually received from the relevant Borrower by the Subfacility Bank, pay to the Facility Agent (for the account of each Lender) (for distribution in proportion to each Lender's Revolving Credit Facility Commitment) (i) interest equal to the Margin applicable to a Revolving Credit Facility Loan (as may be adjusted in accordance with Clause 10.2 (Margin Ratchets)) on the daily utilised amount under the Subfacility (the "SUBFACILITY MARGIN") and (ii) a commitment fee computed at the rate per annum set out in Clause 13(1)(b) above on the daily unutilised amount under the Subfacility (the "SUBFACILITY COMMITMENT FEE").

(b) The Subfacility Margin and the Subfacility Commitment Fee shall be payable monthly in arrears.

13.8  SUBFACILITY FEE

      Each Borrower shall, in respect of each Subfacility established for it, pay to the relevant Subfacility Bank for the latter's own account a fee on the amount of such Subfacility from day to day during the period beginning with the date of the establishment of the Subfacility and ending on the date on which such Subfacility expires in accordance with the terms of this Agreement, such fee to be calculated at the rate of
      0.25 per cent. per annum payable monthly in arrears.



                                  SECTION 6

                        ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS UP AND INDEMNITIES

14.1  DEFINITIONS

(a)   In this Clause 14:

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      "PROTECTED PARTY" means a Finance Party that is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

      "TAX CREDIT" means a credit against, relief or remission for, or repayment of, any Tax.

      "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

      "TAX PAYMENT" means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax Gross-up) or a payment under Clause 14.3 (Tax Indemnity).

(b) In this Clause 14 a reference to "DETERMINES" or "DETERMINED" means a determination made in the absolute discretion of the person making the determination.

14.2  TAX GROSS-UP

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) A Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the relevant Borrower and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed on a payment of interest on a Loan, if on the date on which the payment falls due, the Obligor making the payment is able to demonstrate that the payment:

      (i)    relates to a Tax referred to in Clause 14.3(b); or

      (ii) could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Finance Party and each Obligor that makes a payment to which that Finance Party is entitled shall, to the extent practicable, co-operate in completing any procedural formalities

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


      necessary  in  due  time  for  that Obligor   to   obtain   authorisation
      to make that payment without a Tax Deduction.

14.3  TAX INDEMNITY

(a) The Company shall (within three (3) Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost that that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b) Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

      (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or, for the avoidance of doubt, caused by its German limited tax liability (beschrankte Steuerpflicht); or

      (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

      if in either case that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c) A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

14.4  TAX CREDIT

(a) If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      (i)    a Tax Credit is attributable to that Tax Payment; and

      (ii)   that Finance Party has obtained, utilised  and  retained  that Tax
             Credit,

      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Deduction not been required by law.

(b) If such a Tax Credit by reference to which a Finance Party has made a payment to an Obligor under paragraph (a) above is subsequently disallowed or cancelled, the Obligor must reimburse any payment made under paragraph (a) above to the relevant Finance Party.

(c) If an Obligor makes a Tax Payment, a Finance Party shall take all reasonable steps to claim a Tax Credit unless in the opinion of that Finance Party the making of such claim might have an adverse effect on its business, operations, property, condition or prospects (financial or otherwise). The relevant Obligor shall bear any costs incurred by a Finance Party in making such a claim.

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14.5  STAMP TAXES

      The Company shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. Each Finance Party shall use best efforts to avoid incurring such stamp duty, registration and other similar Taxes in circumstances where it would be reasonable for it to do so.

14.6  VALUE ADDED TAX

(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

15.   INCREASED COSTS

15.1  INCREASED COSTS

(a) Subject to Clause 15.3 (Exceptions) the Company shall, within three (3) Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

      (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation; or

      (ii)   compliance with any law or regulation made after the Signing Date.

(b)   In this Agreement "INCREASED COSTS" means:

      (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;

      (ii)   an additional or increased cost; or

      (iii)  a  reduction  of  any  amount  due  and  payable under any Finance
             Document,

      which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document or any Letter of Credit.

15.2  INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

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


(b) Each Finance Party shall, as soon as practicable after a demand by the Facility Agent or the Company, provide a certificate confirming the amount of its Increased Costs in and supported in reasonable detail in abstract terms.

15.3  EXCEPTIONS

(a) Clause 15.1 (Increased Costs) does not apply to the extent any Increased Cost is:

      (i) attributable to a Tax Deduction required by law to be made by an Obligor;

      (ii) compensated for by Clause 14.3 (Tax Indemnity) (or would have been compensated for under Clause 14.3 (Tax Indemnity) but was not so compensated solely because one of the exclusions in Clause 14.3(b) applied);

      (iii)  compensated for by the payment of the Mandatory Cost; or

      (iv) attributable to the breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 15.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 14.1 (Definitions).

16.   OTHER INDEMNITIES

16.1  CURRENCY INDEMNITY

(a) If any sum due from an Obligor under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

      (i)    making or filing a claim or proof against that Obligor;

      (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

      that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of any amount paid to it in satisfaction, in whole or in part, of such claim, proof, order, judgment or award.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2  OTHER INDEMNITIES

      The Company shall (or shall procure that an Obligor  will),  within three
      (3) Business Days of demand, indemnify each Finance Party against any reasonable cost, loss or liability incurred by that Finance Party as a result of:

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      (a)    funding, or making arrangements  to  fund,  its participation in a
             Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

      (b) issuing, or making arrangements to issue any Letter of Credit but not issued by reason of the operation of any one or more of the provisions of this Agreement; or

      (c) any Outstandings (or part of any Outstandings) not being prepaid in accordance with a notice of prepayment given by a Borrower.

16.3  INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

      The Company shall promptly indemnify the Facility Agent and the Security Agent against any cost, loss or liability incurred by the Facility Agent or the Security Agent (in each case acting reasonably) as a result of:

      (a)    investigating any event which it reasonably believes is a Default;

      (b) (in the case of the Facility Agent) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Change of Currency); or

      (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

17.   MITIGATION BY THE LENDERS

17.1  MITIGATION

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax Gross-Up and Indemnities) or Clause 15 (Increased Costs) including (but not limited
      to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2  LIMITATION OF LIABILITY

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it or any of its Affiliates.

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18.   COSTS AND EXPENSES

18.1  TRANSACTION EXPENSES

      Unless and to the extent agreed otherwise, the Company shall promptly on demand pay to the Documentation Agent, the Facility Agent, the Security Agent and the Mandated Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution, syndication and performance of:

      (a) this Agreement and any other documents referred to in this Agreement; and

      (b)    any other Finance Documents executed after the Signing Date.

18.2  AMENDMENT COSTS

      If:

      (a)    an Obligor requests an amendment, waiver or consent; or

      (b)    an   amendment   is  required  pursuant  to  Clause 6  (Change  of
      Currency),

      the Company shall, within three (3) Business Days of demand, reimburse the Documentation Agent, the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent, as the case may be, in responding to, evaluating, negotiating or complying with that request or requirement.

18.3  ENFORCEMENT COSTS

      The Company shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

18.4  SECURITY AGENT EXPENSES

      The Company shall promptly on demand pay to the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent (for its own account and that of any Finance Party) in connection with the constitution, administration or release of any of the Transaction Security.


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                                   SECTION 7

                                   GUARANTEE

19.   GUARANTEE AND INDEMNITY

19.1  GUARANTEE AND INDEMNITY

      Subject  to  Clause  19.9  (Limitations  for German Guarantors) to Clause
      19.15 (Limitations for Canadian Guarantors) inclusive, each Guarantor irrevocably and unconditionally jointly and severally:

      (a) guarantees (garantiert) to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

      (b) undertakes with each Finance Party that whenever an Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

      (c) indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2  CONTINUING GUARANTEE

      This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3  REINSTATEMENT

      If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

      (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

      (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4  WAIVER OF DEFENCES

      The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

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      (a)    any time, waiver or consent granted to, or  composition  with, any
             Obligor or other person;

      (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Group Member;

      (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

      (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

      (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

      (g)    any insolvency or similar proceedings.

19.5  IMMEDIATE RECOURSE

      Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or the Facility Agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6  APPROPRIATIONS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or the Facility Agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or Facility Agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

      (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

19.7  DEFERRAL OF GUARANTORS' RIGHTS

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

      (a)    to be indemnified by an Obligor;

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




      (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

      (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8  ADDITIONAL SECURITY

      This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.9  LIMITATIONS FOR GERMAN GUARANTORS

(a) Each Finance Party agrees that the enforcement of the guarantee and indemnity pursuant to this Clause 19, and any Security provided by a Guarantor pursuant to the terms of the Security Documents, other than in respect of Loans made available to such Guarantor or to a Subsidiary of such Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any Obligor (other than the Company) which is a German limited liability company (Gesellschaft mit beschrankter Haftung - GmbH) (a "GERMAN OBLIGOR"), to the extent that payment under that guarantee and indemnity, or the enforcement of the Security, would cause the higher of (i) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's registered share capital (Stammkapital)) as per 31 December 2003 minus 10 per cent. (the "BASE NET ASSETS") and (ii) the German Obligor's net assets (including, for the avoidance of doubt, the amount corresponding to such German Obligor's Stammkapital) as per the end of the calendar month preceding the date of enforcement of this guarantee and indemnity or of any Security (the "CURRENT NET ASSETS") to fall below its Stammkapital PROVIDED THAT for the purposes of the calculation of the Base Net Assets and the Current Net Assets the following balance sheet items shall be adjusted as follows:

      (i) the amount of any increase of the Stammkapital of the relevant German Obligor after the Signing Date shall be deducted from the relevant Stammkapital;

      (ii) loans provided to the relevant German Obligor (or to any direct or indirect Subsidiary of such German Obligor) by any Group Member shall be disregarded if and to the extent such loans have been made from funds made available to a German Obligor pursuant to the terms of this Agreement, or are subordinated, or are considered subordinated pursuant to Sec. 32a GmbHG; and

      (iii)  loans  and  other  liabilities  incurred   in   violation  of  the
             provisions of this Agreement shall be disregarded,

      and FURTHER PROVIDED THAT the relevant German Obligor shall for the purposes of the determination of the Base Net Assets and the Current Net Assets dispose of all assets where the relevant assets are shown in the balance sheet of the German Obligor with a book value (Buchwert) which is significantly lower than the market value of such assets. The above limitations shall not apply if following notification by a Finance Party of claims raised under the guarantee and indemnity pursuant to this Clause 19, or of the enforcement of Security by such Finance Party, the relevant German Obligor does not provide conclusive evidence, including in particular interim financial statements up to the end of the last completed calendar month (which shall be audited if reasonably requested by the Facility

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


      Agent), within twenty five (25) days after the date of such notification, or if after receipt of such unaudited statements notification is given to the relevant German Obligor to provide audited financial statements up to the end of that same calendar month and such audited financial statements are not provided within fifty (50) days after the date of such notification.

(b) Each German Obligor may at any time request by giving written notice to the Facility Agent that the amount of the Base Net Assets relevant for the purpose of Clause 19.9 (a) is reduced to an amount (the "REDUCED AMOUNT") corresponding to the amount of such German Obligor's actual net assets (to be determined as set out in paragraph (a) above), less or plus, as the case may be, any decrease or increase to be reasonably expected in the course of a period of one Month from the date of receipt by the Facility Agent of the notice (the "NOTICE PERIOD"). Together with any such written request, the relevant German Obligor shall provide the Facility Agent with reasonable evidence (substantially applying the rules applicable for setting up a statement of overindebtedness ("Uberschuldungsstatus")) showing the German Obligor's net assets position (to be determined as set out in paragraph (a) above), and shall further provide the Facility Agent with a written confirmation setting out the German Obligor's projected net assets as per the end of the Notice Period and stating the reasons therefor in reasonable detail. Upon the lapse of the Notice Period, the Base Net Assets shall be deemed to correspond to the Reduced Amount, unless the Lenders have terminated this Agreement in accordance with the provisions of this Agreement and notified the respective German Guarantor thereof before the lapse of such Notice Period.

19.10 LIMITATIONS FOR AUSTRIAN OBLIGORS

      Each Guarantor established in Austria ("AUSTRIAN GUARANTOR") acknowledges that:

      (i) it will receive valuable direct or indirect benefits as a result of the Facilities or Subfacilities made available under this Agreement;

      (ii) the Borrowers of the Facilities shall pay to each Austrian Guarantor an adequate and arm's length annual fee for granting the guarantee under this Clause 19;

      (iii) each Finance Party has acted in good faith in connection with the guarantee given by that Austrian Guarantor and the transactions contemplated by the Finance Documents; and

      (iv) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature.

(b) Notwithstanding anything to the contrary contained herein or any other Finance Document the liability of each Austrian Guarantor:

      (i) shall be limited to funds applied by the Borrowers for the valuable direct or indirect benefits of the Austrian Guarantors; and

      (ii)   shall be limited to an amount of:

             (A) the Future Additional Net Asset Value of that Austrian Guarantor; in addition, if applicable,

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


             (B) the equivalent in Euro of the aggregate Utilisations (plus accrued interest commission and fee thereon) on-lent to the respective Austrian Guarantor calculated by the Facility Agent on the date which Utilisation(s) are made.

             For the purposes of this Clause 19.10 "FUTURE ADDITIONAL NET ASSET VALUE" means the future increase of the value of the balance sheet positions "Eigenkapital" (as defined under the provisions of Austrian accounting laws, currently Art. 224 sec. 3 lit A Austrian Commercial Code) as of the date of the execution of this Agreement (the "REFERENCE NET ASSET VALUE") as opposed to the value of this balance sheet position on the day of the payment demand under the Guarantee pursuant to this Clause 19. An interim financial statement of that Austrian Guarantor established upon the date of the execution of this Agreement and certified by the statutory auditors of that Austrian Guarantor shall be prima facie evidence as to the amount of the Reference Net Asset Value.

(c) Each Austrian Guarantor shall procure to record its potential obligation under its guarantee and indemnity pursuant to this Clause 19 in its financial statements to be established after the execution of this Agreement or its Accession to this Agreement, respectively, pursuant to Art. 199 Austrian Commercial Code.

(d) Each Austrian Guarantor agrees that the benefit of this guarantee and indemnity shall be transferred and shall remain in full legal effect when an Existing Lender (as defined in Clause 25 (Changes to Lenders) seeks to transfer its rights and obligations under the Finance Documents by assignment or by novation to a New Lender pursuant to Clause 25 (Changes to Lenders).

19.11 LIMITATIONS FOR FRENCH OBLIGORS

(a) Each Guarantor organised under the laws of France (a "FRENCH GUARANTOR") acknowledges that

      (i) it has not incurred and does not intend to incur debts, including contingent liabilities beyond its ability to pay as they mature;

      (ii) the guarantee and indemnity has been authorised by the assembly of the shareholders before the contract had been signed as defined in articles L 227-9 and L 227-10 of the French Commercial Code if such an authorisation is necessary according to article L 225-38 and article L 223-19 French Commercial Code.

(b) The liability of each French Guarantor under this Clause 19.11 (A) shall not include any obligation which does not present an economic, social or financial interest for the entire group, (B) shall be limited to funds applied by the Borrowers for the valuable direct or indirect benefits of the French Guarantors; (C) shall not include any obligation which is contrary to the statutory object of the French Guarantor, (D) shall not include any obligation which if incurred would constitute the provision of financial assistance as defined by article L 225-216 of the French Commercial Code and (E) shall be limited at any time to the greater of:

            (aa) the equivalent to Euros of the Loans (plus any accrued interest thereon, commissions and fees) made available to any Obligor (other than, if applicable, the French Guarantor) to the extent directly or indirectly on-lent to the French Guarantor calculated by the Facility Agent on the date on

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                    which such Loan(s) are made, to the extent that such Loan(s)
                    have been on lent by such  Obligor to the French  Guarantor;
                    and

            (bb)   70 per cent. of the greater of:

                   (i) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date hereof; and

                   (ii) the Net Asset Value of the French Guarantor calculated and certified by the statutory auditors of the French Guarantor on the basis of the last audited financial statements available at the date on which demand is made on it pursuant to this Clause 19 .

      For the purposes of this Clause 19.11(b) "NET ASSET VALUE" of the French Guarantor means the capitaux propres (as defined under the provisions of French accounting laws, decrees and regulations consistently applied) of the French Guarantor. A certificate of the statutory auditors of the French Guarantor as to the Net Asset Value shall be prima facie evidence as to the amount to which it relates.

19.12 LIMITATIONS FOR ITALIAN OBLIGORS

      Each Finance Party agrees that the enforcement of the guarantee and indemnity given pursuant to this Clause 19 by any Guarantor incorporated in Italy (an "ITALIAN GUARANTOR") shall be limited as follows: each Italian Guarantor shall not be liable for any amounts in respect of the guarantee and indemnity pursuant to this Clause 19 in excess of an amount of [e]20,000,000.

19.13 LIMITATIONS FOR SPANISH OBLIGORS

      Each Finance Party agrees that the guarantee, indemnity and any other obligations of each Guarantor incorporated in Spain (a "SPANISH GUARANTOR") assumed under this Agreement and any Security provided pursuant to the terms of this Agreement by a Spanish Guarantor shall not include and shall not extend to any amount of the Facilities utilised in breach of Article 81.1 of Spanish Corporation's Act ("Ley de Sociedades Anonimas") to fund the acquisition of such Spanish Guarantor and/or the acquisition of its dominant company and/or future upstream dominant companies, together with interest accrued thereon or other amounts owing in respect thereof under this Agreement.

19.14 LIMITATIONS FOR US OBLIGORS

      Each Finance Party agrees that the enforcement of the Guarantee and Indemnity pursuant to this Clause 19, and any Security provided by a Guarantor organized under the laws of a state of the United States of America (a "U.S. GUARANTOR") pursuant to the terms of this Agreement, other than in respect of Loans made available to such U.S. Guarantor or to a Subsidiary of such U.S. Guarantor by a Lender, or by another Obligor from the proceeds of Loans, shall be limited, in relation to any U.S. Guarantor, to the greatest amount that would not render such U.S. Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the
      United States Code or any provisions of applicable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such U.S. Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Guarantor
      (a) in respect of Intra-Group Loans to the extent that such indebtedness would be discharged in an amount equal to the amount paid

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


      by such U.S. Guarantor hereunder and (b) under any guarantee of senior unsecured indebtedness or Subordinated Debt, which guarantee contains a limitation as to maximum amount similar to that set forth in this paragraph, pursuant to which the liability of such U.S. Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Guarantor and other Group Members of obligations arising under guarantees by such parties.

19.15 LIMITATIONS FOR CANADIAN OBLIGORS

      Each guarantor organised under the federal laws of Canada or any of the Provinces of Canada (a "CANADIAN GUARANTOR") hereby acknowledges, being a direct or indirect subsidiary of the Company, that it will be receiving a direct and indirect benefit from the Loans being provided to the Company and the other Borrowers, and hereby acknowledges and confirms that it is providing the guarantee contained herein in consideration of such direct or indirect benefit, and for other good and valuable consideration.



                                   SECTION 8

              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.   REPRESENTATIONS

20.1  REPRESENTATION AND WARRANTIES

      (a) On the Signing Date, the Company (in respect of its own affairs and each Group Member), each Original Obligor (in respect of its own affairs and those of its Subsidiaries) and, on the date of its accession to this Agreement, each Additional Obligor (in respect of its own affairs and those of its Subsidiaries) makes the representations and warranties set out in this Clause 20 to each Finance Party.

      (b) The Obligors acknowledge that the Finance Parties have entered into this Agreement in reliance on these representations and warranties.

20.2  STATUS

      (a) It is a corporation or limited partnership, duly incorporated or formed and validly existing under the law of the jurisdiction of its place of incorporation or its seat.

      (b) It has the power to own its assets and carry on its business as it is currently being conducted.

20.3  NO WINDING-UP

      No administrator, receiver, insolvency trustee, examiner, liquidator or similar officer or official has been appointed with respect to it or any of its assets and (to the best of its knowledge and belief) no petition by a third party or proceeding for any such appointment is pending nor has any resolution for any such appointment been passed.

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20.4  BINDING OBLIGATIONS

      The obligations expressed to be assumed by it in each Finance Document to which it is a party are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant (i) to Clause 4 (Conditions of Utilisation),
      (ii) Clause 26 (Changes to the Obligors) or (iii) the conditions precedent set forth in the Finance Documents, legal, valid, binding and enforceable obligations.

20.5  NON-CONFLICT WITH OTHER OBLIGATIONS

      The   entry   into  and  performance  by  it  of,  and  the  transactions contemplated by, the Finance Documents to which it is a party do not and will not conflict with:

      (a)    any law or regulation applicable to it;

      (b)    its constitutional documents; or

      (c)    any agreement or instrument binding upon it or any of its assets,

      nor will such entry into and performance (except as provided in any Security Documents) result in the creation of, or oblige it to create, any Security (other than Permitted Security) over any of its assets.

20.6  POWER AND AUTHORITY

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. No limit on its powers will be exceeded as a result of such entry, delivery or performance.

20.7  VALIDITY AND ADMISSIBILITY IN EVIDENCE

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

      (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

      (c) to enable it to own its material assets and carry on its business as it is being conducted; and

      (d) to enable it to create any Security expressed to be created by it by or pursuant to, or as the case may be, any Security expressed to have been created by it and to be evidenced in, any Security Document and to ensure that such Security has the priority and ranking it is expressed to have, have (save for any filings or registrations required in relation to the Security Documents, which filings or registrations will be made promptly after execution of the relevant documents no later than the time frame agreed with the Security Agent and in any event within applicable time limits) been obtained or effected and are in full force and effect.

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20.8  GOVERNING LAW AND ENFORCEMENT

      (a) The choice of German law as the governing law of the Finance Documents (to the extent they are expressed to be governed by German law), the choice of New York law for the US Term Loan Agreement and the Intercreditor Agreement, and in respect of any Security Document to which it is a party, the choice of the relevant governing law of that Security Document, will in each case be recognised and enforced in its jurisdiction of organisation.

      (b) Any judgment obtained in the Federal Republic of Germany in relation to a Finance Document (to the extent its provides for the jurisdiction of a German court), any judgment obtained in the relevant US Federal or New York state court in relation to the US Term Loan Agreement and the Intercreditor Agreement (with the exemption of any Obligor incorporated in Poland), and in respect of any Security Document to which it is a party, any judgment obtained in the courts which are expressed to have jurisdiction to hear disputes under that Security Document) will be recognised and enforced in its jurisdiction of organisation

20.9  DEDUCTION OF TAX

      It is not required under the law of its jurisdiction of incorporation (other than Italy) to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.10 NO FILING OR STAMP TAXES

      It is not necessary that the Finance Documents be filed, recorded or enrolled with any Government Agency in any jurisdiction where an Obligor is domiciled or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated therein (save for complying with Perfection Requirements).

20.11 NO DEFAULT AND NO MATERIAL ADVERSE EFFECT

      (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

      (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

      (c) No other event or circumstance is outstanding which would, with the lapse of time, the giving of notice, the making of any determination under the relevant document or any combination of the foregoing, constitute a default under any other agreement or instrument relating to Financial Indebtedness which is binding on it or to which its assets are subject which might reasonably be expected to have a Material Adverse Effect.

      (d)   No  Material   Adverse  Effect  has  occurred  since  the  date  of
            submission of the latest financial statements pursuant to Clause 21.1(b).

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20.12 INFORMATION

      Any written information provided by the Company on its own behalf or on behalf of any Group Member to any Finance Party in connection with the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and is not untrue or misleading in any material respect.

20.13 GOOD TITLE TO ASSETS

      Except in relation to certain toll manufacturing equipment (Auftragsfertigung), it has, subject to Permitted Security, good and marketable title to or valid leases or licenses of or is otherwise entitled to use (in each case, on arm's length terms) all material assets necessary to carry on its business as it is being conducted.

20.14 INTELLECTUAL PROPERTY RIGHTS

      (a) It owns or has licensed to it on arm's length terms all the Intellectual Property Rights which are required by it in order for it to carry on its business in all material respects as it is currently being conducted (the "MATERIAL IPR") and, to the best of its knowledge and belief, it does not, in carrying on its business, infringe any Intellectual Property Rights of any third party in any material respect.

      (b) It has taken all formal or procedural actions (including payment of fees) required to maintain in full force and effect any registered Material IPR owned by it.

      (c) It is not aware of any adverse circumstance relating to the validity, subsistence or use of any of its Intellectual Property which might reasonably be expected to have a Material Adverse Effect.

20.15 CREATION OF SECURITY

      (a) It is, or upon the execution (and the fulfilment of any conditions included therein) of the Security Documents to which it is a party will be, subject to any Permitted Security, the absolute legal and beneficial owner of all the assets over which it purports to create Security (other than as provided in any Security Document) by or pursuant to or as evidenced in the Security Documents.

      (b) Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant (i) to Clause 4 (Conditions of Utilisation), (ii) Clause 26 (Changes to the Obligors) or (iii) the Perfection Requirements, each Security Document to which it is or is to be a party creates, or upon such execution will create, the Security which that Security Document purports to create and with the ranking and priority it is expressed to have or, if that Security Document purports to evidence Security, accurately evidences, or upon such execution will so evidence, Security which has been validly created.

20.16 PENSION SCHEMES

(a) Each Group Member is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates and each such pension scheme is adequately provided for (either by way of being funded or by way of provision in the balance sheet) based on reasonable actuarial assumptions applicable

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      to the jurisdiction in which  the  relevant pension  scheme is maintained and administered and funded in accordance with applicable law.

(b) Except as disclosed to the Lenders prior to the date of this Agreement, no Group Member has (to the best of its knowledge and belief) any liability in respect of any pension scheme and there are no circumstances which would give rise to such liability.

20.17 PARI PASSU RANKING

      Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

20.18 INTRA-GROUP LOANS

      Other   than   the  existing  Intra-Group  Loans  and  similar  financial arrangements set out in Schedule 16 (Existing Intra-Group Loans), there are no other Intra-Group Loans.

20.19 NO PROCEEDINGS PENDING OR THREATENED

      (a) Subject to paragraph (c) below, no litigation, arbitration or administrative proceeding of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, has been started or (to the best of its knowledge and belief) threatened against it, nor are there (to the best of its knowledge and belief) any circumstances reasonably likely to give rise to such litigation, arbitration or administrative proceeding which, if adversely determined, might reasonably be expected to have a Material Adverse Effect.

      (b) No labour disputes which might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

      (c)    Other  than  the  Existing   Competition   Law   Proceedings,   no
             competition law related (i) civil litigation, civil lawsuits or other civil proceedings of or before any court have been started in accordance with the applicable procedural rules or (to the best of its knowledge and belief) threatened in any relevant jurisdiction against any Group Member which, if adversely determined, might reasonably be expected to have a Material Adverse Effect; (ii) fines other than the EU Competition Law Liabilities, the Canadian Competition Law Liabilities and the US Competition Law Liabilities have been assessed by way of any administrative proceedings by any Government Agency in an aggregate amount exceeding [e]2,500,000.

20.20 ENVIRONMENTAL COMPLIANCE

      (a) It has obtained all requisite Environmental Licences required for the carrying on of its business as currently conducted and has at all times complied with:

             (i)   all applicable Environmental Laws;

             (ii)  the terms and conditions of such Environmental Licences; and

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             (iii) all other covenants, conditions, restrictions and agreements directly or indirectly concerned with any Environmental Contamination,

             where failure to do so might have a Material Adverse Effect.

      (b) There are to its knowledge no circumstances which may prevent or interfere in any material respect with the compliance in the future of it and each of its Subsidiaries with all applicable Environmental Laws, the terms of all Environmental Licences referred to in paragraph (a) above and all covenants, conditions, restrictions and agreements referred to in paragraph (a) above.

20.21 ENVIRONMENTAL RELEASES

      No:

      (a) property currently or previously owned, leased, occupied or controlled by it (including any offsite waste management or disposal location utilised by it or any of its Subsidiaries) is contaminated with any Dangerous Substance; and

      (b) discharge, release, leaching, migration or escape of any Dangerous Substance into the Environment has occurred or is occurring on, under or from any property,

      in each case to the best of its knowledge, in circumstances where this is reasonably likely to have a Material Adverse Effect.

20.22 ENVIRONMENTAL CLAIMS

      No Environmental Claim has been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries which might reasonably be expected to have a Material Adverse Effect.

20.23 TAXATION

      (a) It has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (other than to the extent that: (i) payment is being contested in good faith and in accordance with the relevant procedures, (ii) adequate reserves are being maintained for those Taxes in accordance with Relevant GAAP, and (iii) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document; or failure to pay is caused by administrative or technical error that is remedied as soon as possible after receipt of notification thereof from the relevant Tax authorities).

      (b)    It is not materially overdue in the filing of any Tax returns.

      (c) No claims are being or are likely to be asserted against it with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

20.24 NO INDEBTEDNESS

      It has:

      (i)   no Financial Indebtedness (other than Permitted Indebtedness); and

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      (ii)  no other indebtedness, except  for  any  which has been incurred in the ordinary course of its business.

20.25 NO SECURITY OR GUARANTEES

      (a)    Other than any Permitted Security:

             (i)   no Security exists over all or any of its assets; and

             (ii) no arrangement or transaction as described in Clause 23.3(b) has been entered into by it and is outstanding.

      (b) Other than any Permitted Guarantees or Contingent Liabilities, it has not granted or agreed to grant any guarantee.

20.26 NO IMMUNITY

      In any proceedings taken in its jurisdiction of organisation in relation to any Finance Document to which it is a party, it will not be entitled to claim for itself or any of its assets any immunity from suit, execution, attachment or other legal process.

20.27 [INTENTIONALLY LEFT BLANK]

20.28 BASE FINANCIAL STATEMENTS

(a)   The Base Financial Statements:

      (i) were prepared in accordance with IFRS or Relevant GAAP consistently applied; and

      (ii) (in the case of the unaudited nine (9) months consolidated interim financial statements of the Company for the period ending 31 September 2003) fairly represent the financial condition and operations of the Group as at the date to which they were prepared and during the relevant financial period for which they were prepared, subject to normal year end adjustments, and take account of all material liabilities (contingent or otherwise), and all unrealised or anticipated losses, of the Group as at the date to which they were prepared.

(b) There has been no material adverse change in the business or financial condition of any Obligor since the date to which the latest Base Financial Statements were prepared.

(c)   The financial year of the Group is the calendar year.

20.29 BUDGETS

(a)   It:

      (i) regards (as at the date that the most recent Budget is delivered to the Facility Agent under Clause 21.4 (Budgets)) as neither unreasonable, nor to any material extent unattainable, any of the forecasts or projections set out in that Budget;

      (ii) believes (after having made all reasonable enquiries) that the assumptions, upon which the forecasts and projections relating to the Group contained in the most

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             recent  Budget  delivered  under Clause 21.4 (Budgets) are  based, are fair and reasonable; and

      (iii) has made full disclosure of all material facts relating to the Group to all the persons responsible for the preparation of each Budget.

20.30 GROUP STRUCTURE CHART

(a) The Group Structure Chart contains descriptions, which are true, complete and correct in all material respects, of the corporate ownership structure of the Group as it will be immediately after the initial Utilisation after the Closing Date, including details of:

      (i)    all Subsidiaries, direct or indirect, of the Company;

      (ii) all minority shareholdings in any Group Member held by any person who is not a Group Member;

      (iii) all companies, partnerships and Joint Ventures in which any Group Member has an interest or participation; and

      (iv) all Intra-Group Loans in an amount of more than [e]1,000,000 which are not merely temporary trading balances.

(b) There are no re-organisational steps relating to the corporate ownership structure of the Group contemplated at the Signing Date (including any significant transfers of businesses or assets from one Group Member to another) which are not reflected in the Group Structure Chart.

(c) All re-organisational steps resulting in the Group corporate ownership structure set out in the Group Structure Chart have been or will be taken in compliance in all material respects with all relevant laws and regulations and all requirements of all relevant regulatory authorities.

20.31 ISSUE OF SHARE CAPITAL

      Except for the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the Convertible Bonds, there are no agreements in force or corporate resolutions passed which call for the present or further issue or allotment of, or grant to any person the right (whether conditional or otherwise) to call for the issue or allotment of, any share, partnership interest, loan note or loan capital of any Group Member (including an option or right of pre-emption or conversion).

20.32 ERISA AND MULTIEMPLOYER PLANS

(a) Neither any US Group Member nor any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the five calendar years immediately preceding the Signing Date made or accrued an obligation to make contributions to any Multiemployer Plan to an extent or in a manner which might reasonably be expected to have a Material Adverse Effect.

(b) Each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Code and all other applicable laws and regulations.

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(c)   Each Employee Plan which is intended to be qualified under section 401(a)
      of the Code has been determined by the IRS to be so qualified or is in the process of being submitted to the IRS for approval or will be so submitted during the applicable remedial amendment period and, to the knowledge of the Company, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of an Employee Plan with no determination, nothing has occurred that would adversely affect such qualification).

(d) The fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of all accumulated benefit obligations under such Employee Plan (based on the assumptions used for the purposes of Statement of Financial Accounting No. 87) as of the date of the most recent financial statements reflecting such amounts or, if additional contributions are required to make such Employee Plan sufficient, the Company does not believe that such might reasonably be expected to have a Material Adverse Effect.

(e) There are no material actions, suits or claims pending against an Employee Plan (other than routine claims for benefits), or (to the knowledge of the Company, any US Group Member or any ERISA Affiliate) threatened, which might reasonably be expected to be asserted successfully against any Employee Plan.

(f) Each US Group Member and any ERISA Affiliate has made all material contributions to or under each such Employee Plan required by law within the applicable time limits prescribed by law, by the terms of such Employee Plan, or by any contract or agreement requiring contributions to an Employee Plan.

(g) Neither any US Group Member nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of section 4068(a) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of section 4063 of ERISA or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

(h) Neither any US Group Member nor any ERISA Affiliate has incurred or reasonably expects to incur any material liability to PBGC.

20.33 MARGIN STOCK

(a) No US Group Member is engaged principally, or as one of its important activities, in the business of owning or extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) The Facilities will not be used, directly or indirectly, for any purpose which might constitute all or any part of the Facilities a "purpose credit" within the meaning of Regulation U or Regulation X.

(c) No US Group Member or any agent acting on its behalf has taken or will take any action which might cause the Finance Documents to violate any regulation of the Board of Governors of the Federal Reserve System of the United States.

20.34 INVESTMENT COMPANIES

      No Group Member is subject to regulation under the United States Public Utility Holding Company Act of 1935 or the United States Investment Company Act of 1940 or any United States federal or state statute or regulation limiting its ability to incur indebtedness.

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20.35 INSURANCES

(a) The insurance arrangements required by Clause 23.11 (Insurance) are in full force and effect as required by this Agreement.

(b) No event or circumstance has occurred, and there has been no failure to disclose a material fact, which would (to the best of its knowledge and belief) entitle any insurer to reduce or avoid its liability under any such insurance arrangements.

20.36 AUDITORS

      The Company's appointed auditors and the auditors for each Obligor are one of the internationally recognized "big four" firm of accountants or BDO.

20.37 TIME FOR MAKING REPRESENTATIONS AND WARRANTIES

(a)   The representations and warranties set out in this Clause 20 are made:

      (i) in the case of an Obligor which is a Party on the Signing Date, by that Obligor on that date, the date of the first Utilisation Request under this Agreement and the first Utilisation Date; and

      (ii) in the case of an Obligor which becomes a Party after the Signing Date, by that Obligor on the day on which it becomes an Additional Obligor.

(b) The Repeating Representations are deemed to be made by each Obligor to each Finance Party by reference to the facts and circumstances then existing on each of the following days or dates:

      (i) the date of each Utilisation Request, the first day of each Interest Period and on each Quarter Date throughout the Term of any Letter of Credit; and

      (ii) the day on which a company becomes or it is proposed that a company becomes an Additional Obligor.

21.   INFORMATION UNDERTAKINGS

      The undertakings in this Clause 21 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1  FINANCIAL STATEMENTS

      The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

      (a) as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each of its financial years:

             (i)   its  audited  consolidated   and   unconsolidated  financial
                   statements for that financial year; and

             (ii)  at  the  request  of  the  Facility  Agent,   the  financial
                   statements of each Obligor (audited where audited financial statements are available) for that financial year;

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

             each comprised of its respective balance sheet, profit and loss account and cash flow statement; and

      (b) as soon as the same become available, but in any event within fifty (50) days after the end of each Financial Quarter in each of its financial years, its unaudited consolidated financial statements (in a form satisfactory to the Facility Agent) for that Financial Quarter comprised of its balance sheet, profit and loss account and cash flow statement, together with a description of the business, market and financial developments of the Company and each business segment.

21.2  COMPLIANCE CERTIFICATE

(a) The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to Clause 21.1(a)(i) or (b) (Financial Statements), a Compliance Certificate setting out (in reasonable detail), in each case as at the date to which those financial statements were drawn up:

      (i)    computations   as  to   compliance   with  Clause  22   (Financial
             Covenants);

      (ii) (in the case of a Compliance Certificate accompanying audited financial statements) computations:

             (A) establishing the amount of Excess Cash Flow (if any) for the purpose of Clause 9.5 (Mandatory Prepayments from Excess Cash Flow), together with a calculation of how that amount has been determined; and

             (B)   establishing   calculations  with  respect  to  any   Margin
                   adjustments  for   the   purpose   of  Clause  10.2  (Margin
                   Ratchets);

      (iii) in the case of the annual audited consolidated financial statements by the Company's auditors, a confirmation that the Minimum Guarantor Coverage (as defined in Clause 22.5 (Minimum Guarantor Coverage)) has been met as per the relevant balance sheet date; and

      (iv) (in the case of a Compliance Certificate accompanying unaudited quarterly financial statements) computations with respect to any margin adjustments for the purpose of Clause 10.2 (Margin Ratchets) and a list of all Material Subsidiaries.

(b) The Company shall ensure that each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the financial statements delivered pursuant to Clause 21.1(a)(i), by the auditors that certified such statements.

21.3 REQUIREMENTS AS TO FINANCIAL STATEMENTS

(a) Each set of financial statements delivered by the Company pursuant to Clause 21.1(a) shall be audited and certified without material qualification by an internationally recognised firm of independent auditors approved by the Facility Agent.

(b) Each set of financial statements delivered by the Company pursuant to Clause 21.1 (Financial Statements) shall be certified by two directors or, as the case may be, two members of the management board of the Company or relevant Obligor as fairly representing its financial condition and operations as at the date as at which those financial statements were drawn up.

(c) Each set of financial statements delivered by the Company pursuant to Clause 21.1(b) shall be in such form as the Facility Agent may reasonably require and shall include a comparison of actual performance with the performance projected by the relevant Budget for the period to which those financial statements relate, as well as a comparison with the preceding year, and shall provide management commentary explaining any differences in such performance and any material developments or proposals affecting the Group or its business.

(d) The Company will ensure that each set of financial statements delivered by it pursuant to Clause 21.1 (Financial Statements) is prepared using the IFRS and accounting practices and financial reference periods consistent with those applied in the preparation of the Base Financial Statements unless, in relation to any set of financial statements, it notifies the Facility Agent that such financial statements have been prepared on a different basis as a result of a change in accounting principles and its auditors (being an internationally recognised firm of independent auditors approved by the Facility Agent) and shall deliver to the Facility Agent:

      (i) a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Base Financial Statements were prepared; and

      (ii) sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and to establish any of the other matters referred to in Clause 21.2 (Compliance Certificate) and to make an accurate comparison between the financial position indicated in those financial statements and the Base Financial Statements.

      Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Financial Statements were prepared.

(e) If the Company notifies the Facility Agent of a change in accordance with paragraph (d) above then the Company and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

      (i) whether or not the change might result in any material alteration in the commercial effect of any of the terms of this Agreement; and

      (ii) if so, any amendments to this Agreement which may be necessary to ensure that the change does not result in any material alteration in the commercial effect of those terms, and if any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms.

21.4  BUDGETS

(a) The Company shall, as soon as the same becomes available and in any event no later than three (3) months after the commencement of each financial year of the Group, deliver to the Facility Agent in sufficient copies for the Lenders a budget (the "BUDGET") for that financial year and the following three (3) financial years (together, the "FINANCIAL YEARS UNDER REVIEW") (in a form and showing such detailed information as the Facility Agent may reasonably require) prepared by reference to each Financial Quarter and including:

      (i) forecasts of any projected disposals (including timing and amount of any projected disposals) on a consolidated basis of the Group for each Financial Year under Review;

      (ii) projected profit and loss accounts (including projected turnover and operating costs), broken down in respect of operating profit before depreciation and amortisation in different business units/divisions, and projected balance sheets and cash flow statements, together with the main operating assumptions relating to such projected financial statements, on a quarterly basis, for each Financial Year under Review on a consolidated basis for the Group;

      (iii) revisions to the projections set out in the Budget and actuals of the preceding year, together with the main operating assumptions relating thereto, for each Financial Year under Review, based on the financial condition and performance and prospects of the Group at such time;

      (iv) projected Capital Expenditure as defined in Clause 22.1 (Financial Definitions) to be incurred on a Financial Quarter basis for the Financial Years under Review on a consolidated basis for the Group; and

      (v)   projected  Consolidated  EBITDA  as  at  the  end of each Financial
            Quarter.

(b) The Company shall provide the Facility Agent with details of any material changes in the projections delivered under this Clause 21.4 as soon as reasonably practicable after it becomes aware of any such change.

21.5  INFORMATION: MISCELLANEOUS

(a) The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

      (i) all material documents dispatched by any Group Member to its shareholders (or any class of them) or by the Company and its Material Subsidiaries to its creditors (or any class of them) generally at the same time as they are dispatched;

      (ii) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member and which might, if adversely determined, have a Material Adverse Effect and any details of any litigation or administrative proceedings which are current, or any material litigation or material administrative proceedings which are threatened or pending, regarding competition law proceedings and related civil lawsuits, including, for the avoidance of doubt, any fines which have been assessed by way of any administrative proceedings by any Government Authority, including details regarding the Existing Competition Law Proceedings as identified in Schedule 15 (Existing Competition Law Proceedings and Anti-Trust Lawsuits);

      (iii) in relation to each Financial Quarter, a status report relating to the Existing Competition Law Proceedings signed by the Company's in-house legal counsel;

      (iv) promptly upon becoming aware of them, the details of any labour dispute which is current, threatened or pending against any Group Member and which might, if adversely determined, have, whether in respect of that Group Member or the Group taken as a whole, a Material Adverse Effect;

      (v) promptly upon becoming aware of them, the details of any rating or, following the issuance of any such rating, any change in an Obligor's credit rating by Moody's Investor Services, Inc. or by Standard and Poor's Corporation;

      (vi) promptly upon becoming aware of them, the details of any proposed acquisition(s) (as defined below), to the extent such details are not subject to the terms of a reasonable confidentiality undertaking, in excess of [e]2,500,000 per annum, including, but not limited to:

            (A)    the  provision   of  the  target  company's  audited  annual
                   financial statements;

            (B) due diligence reports prepared in connection with such acquisition(s); and

            (C) pro forma projections for the Group after the acquisition of the target company,

            and "acquisitions" for the purposes of this paragraph shall be any investment or acquisition of any share or any interest in the capital of any person, the investment or acquisition of any business or going concern or the whole or substantially the whole of any assets or business of any person (or any assets that constitute a division or operation unit of the business of any person);

      (vii) promptly upon becoming aware of them, the details on any material change with regard to lines of credit exceeding in each case [e]1,000,000 granted by banks and/or financial institutions other than the Senior Lenders in relation to the Senior Facilities;

      (viii)details of any change in the corporate ownership structure of the Group from that set out in the Group Structure Chart;

      (ix) at each Quarter Date a cash flow analysis, signed by the chief financial officer of the Company in relation to the preceding Financial Quarter;

      (x) promptly, and, in any event, prior to the date on which any Subsidiary becomes a Borrower or a Guarantor, such further information regarding the financial condition, business and operations of any Group Member as any Lender (through the Facility Agent) may reasonably request;

      (xi) any communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated might have a Material Adverse Effect or result in liabilities of and/or expenditure by, one or more Group Members in excess of [e]5,000,000 (or its equivalent in another currency or currencies) in aggregate;

      (xii) promptly upon becoming aware of them, the details of any claim(s) and/or potential claim(s) for an amount in excess of [e]10,000,000 (or its equivalent in another currency or currencies) in aggregate made by or on behalf of any Group Member under any insurance policy; and

      (xiii)promptly upon becoming aware of them, the details of any Group Member which becomes or ceases to be a Dormant Company.

(b) The Company shall ensure that, upon receipt of reasonable notice, senior management is available once a year for the purpose of a meeting with the Lenders, the Facility Agent and the Documentation Agent in relation thereto.

21.6  NOTIFICATION OF DEFAULT

(a) Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7  ERISA REPORTING REQUIREMENTS

(a) The Company shall procure that each US Group Member and each ERISA Affiliate (each a "RELEVANT COMPANY") shall:

       (i) promptly and in any event within thirty (30) days after any Relevant Company knows or has reason to know that any ERISA Event which would reasonably be expected to have a Material Adverse Effect has occurred; and

       (ii) promptly and in any event within ten (10) days after any Relevant Company knows or has reason to know that a request for a minimum funding waiver under section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, deliver to the Facility Agent a written statement of the chief financial officer of the Company describing such ERISA Event or waiver request and the action, if any, that it proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto.

(b) The Company shall procure that each Relevant Company shall, simultaneously with the date that any Relevant Company files a notice of intent to terminate any Title IV Plan (if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA), deliver to the Facility Agent a copy of such notice.

21.8  INSPECTION OF BOOKS AND RECORDS

      Each Obligor shall (and the Company shall ensure that each Group Member will) keep books and records which accurately reflect in all material respects all of its business, affairs and transactions.

21.9  INVESTIGATIONS

(a) If an Event of Default is continuing or the Majority Lenders reasonably believe, after consultation with the Company, that any financial statement, certificate or calculation provided under this Agreement is inaccurate or incomplete in any material respect, the Facility Agent (acting on the instructions of the Majority Lenders) may:

      (i) instruct (or require the Company to instruct) the auditors of the Company (or such other internationally recognised big four firm of accountants as the Facility Agent selects) to investigate the affairs, financial performance or accounting and other reporting procedures and standards of the Group; or

      (ii) instigate such other investigations and commission such other reports as the Facility Agent (acting on the instructions of the Majority Lenders) reasonably requires.

      The reasonable costs and expense of each such investigation or report shall be borne by the Company.

(b)   Each Obligor shall  (and  the  Company shall ensure that each other Group
      Member  will)  co-operate  fully  with   any   person   carrying  out  an
      investigation or preparing a report pursuant to paragraph (a) above.

22.   FINANCIAL COVENANTS

      The covenants in this Clause 22 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1  FINANCIAL DEFINITIONS

(a)   In this Clause 22:

      "AMORTISATION AND OTHER PAYMENTS" means, in respect of any Relevant Period the aggregate of:

      (i) all repayments, prepayments and other payments of principal and premium paid or falling due in respect of the Senior Facilities (but excluding any amounts paid or falling due under the Revolving Credit Facility and capable of being simultaneously re-drawn under the terms of this Agreement); and

      (ii) all repayments, prepayments and other payments of principal paid or falling due in respect of any other Financial Indebtedness (other than in respect of Subordinated Debt) of any Group Member (but excluding Intra Group Loans and any amounts paid or falling due under any overdraft or revolving credit facility and capable of being simultaneously re-drawn under the terms of the relevant facility); and

      (iii) the amount of cash dividends or distributions paid in respect of that period.

      "APPROVED BANK" means any bank which is an authorised banking institution under applicable legislation and whose debt securities are rated at least A1 by Moody's Investor Services, Inc. or A+ by Standard and Poor's Corporation or as the Facility Agent may approve.

      "CAPITAL EXPENDITURE" means any capital expenditure which should in accordance with IFRS or the Relevant GAAP be treated as capital expenditure in the audited consolidated financial statements of the Group.

      "CASH" means:

      (i)   cash in hand;

      (ii) any credit balance on any current, savings or deposit account with any Approved Bank that is repayable on demand or upon not more than ninety (90) days' notice; and

      (iii) all cash held in the Cartel Deposit Account and Convert Deposit Account.

      "CASH EQUIVALENTS" means:

      (i) debt securities which are not convertible into any other form of security, rated or issued by any person rated A1 or better by Moody's Investor Services, Inc. or A+ or better by Standard & Poor's Corporation and not issued or guaranteed by any Group Member;

      (ii) certificates of deposit issued by, and acceptances by, banking institutions authorised under applicable legislation which at the time of making such issue or acceptances, have outstanding debt securities rated as provided in paragraph (i) above;

      (iii) such other securities (if any) as are approved as such in writing by the Facility Agent (acting on the instructions of the Majority Lenders); and

      (iv) which, in each case, have no more than twelve (12) months to final maturity, other than moneys held in the Convert Deposit Account which may be held until the redemption of the Convertible Bonds.

      "CASH FLOW FROM INVESTING ACTIVITIES" has the meaning given to it in IFRS.

      "CASH FLOW FROM OPERATING ACTIVITIES" has the meaning given to it in IFRS.

      "CONSOLIDATED   EBITDA"   means,  in  respect  of  any  Relevant  Period,
      consolidated net pre-taxation profits of the Group for such Relevant Period adjusted by, without duplication:

      (i)   adding back Net Interest Costs;

      (ii) adding back any amount attributable to the depreciation of tangible assets or impairment of shareholdings;

      (iii) adding back any amount attributable to the amortisation and/or impairment of goodwill, intellectual property and other intangible assets;

      (iv) adding back any amount attributable to net write-offs of tangible fixed assets, inventory and deferred tax assets including, but not limited to, as a consequence of impairment tests or restructuring measures; and

      (v) adding back any amount attributable to the provisions taken for the Competition Law Liabilities and for any other future competition law related fines.

      "EXCESS CASH FLOW" means, in respect of any financial year of the Group, consolidated Cash Flow from Operating Activities, adding back any amounts paid in respect of the US Competition Law Liabilities, the Canadian Competition Law Liabilities, the EU Competition Law Liabilities to the extent paid from the Cartel Deposit Account, and any civil lawsuits settled in 2004 up to an amount of Euro 3,000,000, less:

      (i)    Acquisitions and Capital Expenditure for that financial year; and

      (ii)   Amortisation and Other Payments during that financial year.

      "INTEREST COVERAGE RATIO" means, for any Relevant Period, the ratio of Consolidated EBITDA for such period to Net Interest Expense for such period.

      "INTEREST PAYABLE" means, in respect of any Relevant Period, the aggregate amount of interest (including the interest element of leasing and hire purchase payments), expenses (cash or non-cash), commission, fees, discounts and other finance charges of any nature payable (whether or not paid, payable or capitalised) by any Group Member (including any commission, fees, discounts and other finance charges payable by any Group Member under any interest rate hedging arrangement) but after deducting any commission, fees, discounts and other finance charges receivable by any Group Member under any interest rate hedging arrangement, and deducting any fees and costs paid in connection with the transactions contemplated by this Agreement, the US Term Loan Agreement, the Bridge Loan and the High Yield Notes.

      "LEVERAGE RATIO" means, for any Relevant Period, the ratio of Total Net Debt on the last day of that period to Consolidated EBITDA for that period.

      "NET INTEREST COSTS" means, for any Relevant Period, Interest Payable for such period, but after deducting any non-cash interest, interest receivable or accrued during such period by any Group Member on any cash deposit or bank account or on any Cash Equivalents.

      "NET INTEREST EXPENSE" means Net Interest Costs less

      (i) imputed or actual interest on the US Department of Justice fines and interest accrued or imputed interest on European Commission fines;

      (ii)  interest on pension provisions; and

      (iii) amortisation of capitalised debt financing costs,

      in each case, accrued or recognized during such period.

      "NET WORTH" means the shareholders' equity, including capital stock, additional paid-in capital (other than shares which are expressed to be redeemable), retained earnings and minority interest as reflected in the relevant consolidated balance sheet of the Group, adjusted

      (i) to disregard any capital gains and losses from disposals made after 30 September 2003;

      (ii) to disregard the impacts of the conversion of the relevant amounts in respect of any non-German Subsidiaries from the original reporting currency into Euro;

      (iii) to disregard impairments and other write-offs in respect of goodwill and other intangible assets; and

      (iv)   to  disregard  movements  on deferred  tax assets  resulting  from extraordinary items to the extent the same occur after 30 September 2003.

      For the purpose of this definition, adjustments made pursuant to paragraph (ii) and (iii) shall not exceed [e]60,000,000 in the aggregate over the lifetime of the Senior Facilities.

      "RELEVANT PERIOD" means each period of twelve (12) months ending on the last day of each of the Company's financial years and/or each period of twelve (12) months that corresponds with four (4) consecutive Financial Quarters ending on the Quarter Date on which the relevant calculation falls to be made.

      "SENIOR NET DEBT" means Total Net Debt less the aggregate amount outstanding under the High Yield Notes, the Exchange Notes, the Bridge Loan and all other Subordinated Debt.

      "SUBORDINATED DEBT" means the Financial Indebtedness of the Group subordinated pursuant to the Intercreditor Agreement to all amounts which may be or become payable to the Finance Parties under the Finance Documents.

      "TOTAL NET DEBT" means, at any time (but so that no amount shall be included or excluded more than once), the aggregate indebtedness of any Group Members constituting Financial Indebtedness (but excluding indebtedness of any Group Member to another Group Member to the extent permitted under this Agreement) less Cash and Cash Equivalents, plus:

      (i) the amount of receivables sold or securitised, but disregarding the amount of receivables sold or securitized on a non-recourse basis provided the proceeds from this disposal or securitisation have been applied in full for the prepayment and cancellation of the Revolving Credit Facility in accordance with Clause 9.3 (Mandatory Prepayment from Asset Disposal); and

      (ii) the aggregate amount of fines assessed against the Company in relation to any Competition Law Liabilities, any other competition law related fines, civil proceedings and costs related to either of them, or, if greater:

            (A) in relation to the fines imposed on the Company or any Group Member by the European Commission, the aggregate amount of such fines plus accrued interest thereon, such interest calculated at the rate as set by the European Commission; and

            (B) in relation to the fines imposed on the Company or any Group Member by the US Department of Justice, the total amount of all such fines together with all other amounts arising from hedging activities relating to those fines.

(b) All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with IFRS.

22.2  NET WORTH

      Net Worth shall at all times throughout the term of the Facilities exceed [e] 325,000,000.

22.3  NET INTEREST COVER

      The Company must ensure that the Interest Coverage Ratio for each Relevant Period ending on each Quarter Date specified in Column A below shall equal or exceed the ratio set out opposite such Quarter Date in Column B below:

          COLUMN A               COLUMN B
       (QUARTER DATE)            (RATIO)
      30 March 2004               2.00:1
      30 June 2004                2.00:1
      30 September 2004           2.25:1
      31 December 2004            2.45:1
      30 March 2005               2.55:1
      30 June 2005                2.65:1
      30 September 2005           2.75:1
      31 December 2005            2.85:1
      30 March 2006               3.00:1
      30 June 2006                3.15:1
      30 September 2006           3.30:1
      31 December 2006            3.45:1
      30 March 2007               3.50:1
      30 June 2007                3.60:1
      30 September 2007           3.65:1
      31 December 2007            3.75:1
      30 March 2008               3.90:1
      30 June 2008                4.00:1
      30 September 2008           4.20:1
      31 December 2008            4.35:1


22.4  LEVERAGE RATIO

      The Company must ensure that the Leverage Ratio for each Relevant Period ending on each Quarter Date specified in Column A below shall not be greater than the ratio set out opposite such Quarter Date in Column B below:

          COLUMN A               COLUMN B
       (QUARTER DATE)            (RATIO)
      31 March 2004               5.85:1
      30 June 2004                5.85:1
      30 September 2004           5.15:1
      31 December 2004            4.65:1
      31 March 2005               4.45:1
      30 June 2005                4.35:1
      30 September 2005           4.05:1
      31 December 2005            3.90:1
      31 March 2006               3.55:1
      30 June 2006                3.40:1
      30 September 2006           3.10:1
      31 December 2006            2.85:1
      31 March 2007               2.75:1
      31 June 2007                2.70:1
      30 September 2007           2.55:1
      31 December 2007            2.40:1
      31 March 2008               2.25:1
      30 June 2008                2.20:1
      30 September 2008           2.00:1
      and each Quarter Date thereafter

22.5  MINIMUM GUARANTOR COVERAGE

      The Company must ensure that, the contribution to Consolidated EBITDA and turnover of the Guarantors represent at all times at least eighty-five
      (85) per cent. of the Consolidated EBITDA and turnover of the Group (the "MINIMUM GUARANTOR COVERAGE").

22.6  SENIOR NET DEBT TO CONSOLIDATED EBITDA

      The Company must ensure that the ratio of Senior Net Debt to Consolidated EBITDA for each Relevant Period ending on a Quarter Date specified in Column A below shall not be greater than the ratio set out opposite such Quarter Date in Column B below:

         COLUMN A                COLUMN B
      (QUARTER DATE)             (RATIO)
      30 March 2004               2.55:1
      30 June 2004                2.55:1
      30 September 2004           2.20:1
      31 December 2004            1.95:1
      30 March 2005               1.85:1
      30 June 2005                1.80:1
      30 September 2005           1.65:1
      31 December 2005            1.55:1
      30 March 2006               1.30:1
      30 June 2006                1.25:1
      30 September 2006           1.05:1
      31 December 2006            1.00:1
      and each Quarter Date thereafter


22.7  FIXED CHARGE COVER RATIO

      The Company must ensure that the fixed charge cover ratio being:

      (A - B) + C
      -----------
         C + D

      where:

      A is the Group's Cash Flow from Operating Activities plus any fees paid in relation to this Agreement, the Bridge Loan, the High Yield Notes, the Rights Issue and the Tender Offer, plus any amounts paid in respect of the US Competition Law Liabilities, the Canadian Competition Law Liabilities, the EU Competition Law Liabilities to the extent paid from the Cartel Deposit Account, and any civil lawsuits settled in 2004 up to an amount of Euro 3,000,000;

      B      is the Group's Cash Flow from Investing Activities;

      C      is the Net Interest Expense; and

      D      is the Amortisation and Other Payments;

      in each case for each Relevant Period ending on a Quarter Date (commencing on December 31, 2004), shall not be lower than 1.00 to 1.

22.8  MAXIMUM CAPITAL EXPENDITURE

      The Company must ensure that the aggregate Capital Expenditure of the Group in respect of each financial year of the Company specified in Column A below, shall not exceed the amount set out (opposite that financial year) in Column B below.

          COLUMN A                 COLUMN B
    (FINANCIAL YEAR DATE)(        AMOUNT [e])
      31 December 2004            53,000,000
      31 December 2005            55,000,000
      31 December 2006            54,600,000
      31 December 2007            53,600,000
      31 December 2008            53,600,000

      If in any financial year (the "ORIGINAL FINANCIAL YEAR") the amount of the Capital Expenditure is less than the maximum amount permitted for the Original Financial Year (the difference being referred to below as the "UNUSED AMOUNT"), then the maximum expenditure amount set out in Column B above for the immediately following financial year shall be increased by an amount (the "CARRY-FORWARD AMOUNT") equal to the lesser of (i) 50 per cent. of the maximum amount permitted for the Original Financial Year and
      (ii) the Unused Amount.

22.9  CALCULATIONS

      All calculations made for the purposes of the financial covenants set out in Clause 22.3 (Net Interest Cover) to Clause 22.7 (Fixed Charge Cover Ratio) (inclusive) shall be made by reference to, where the Relevant Period to which such covenant relates ends on, or the Quarter Date to which such covenant relates falls on:

      (a) any day other than the last day of any financial year of the Company, the unaudited consolidated financial statements of the Company for each of the four consecutive Financial Quarters within that Relevant Period or, as the case may be, the unaudited consolidated financial statements of the Company for the Financial Quarter ending on that Quarter Date, in each case as delivered pursuant to Clause 21 (Information Undertakings); and

      (b)    the last day of any financial year of the Company, as in paragraph
             (a)  above  or,  when   so  delivered,  the  audited  consolidated
             financial statements of the Company for that financial year.

22.10  FINANCIAL TESTING

(a) Each of the financial covenants set out in this Clause 22 (other than the Minimum Guarantor Coverage) shall be tested by reference to each of the financial statements and each Compliance Certificate delivered pursuant to Clause 21.1 (Financial Statements) and Clause 21.2 (Compliance Certificate).

(b) All financial covenants set out in Clause 22.3 (Net Interest Cover), Clause 22.4 (Leverage Ratio), Clause 22.6 (Senior Net Debt to Consolidated EBITDA) and Clause 22.7 (Fixed Charge Cover Ratio) shall be tested against the Company's latest consolidated financial statements on a four Financial Quarter rolling basis and adjusted pro forma for Permitted Acquisitions and Permitted Disposals assuming such transactions had occurred at the beginning of the relevant four- Financial Quarter period. The Minimum Guarantor Coverage shall be tested on the basis of the Company's consolidated financial statements as of 30 September 2003, and subsequently on the basis of the Company's audited consolidated financial statements as per year-end starting with 31 December 2004.

23.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 23 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1  AUTHORISATIONS

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) promptly:

      (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (ii)  supply certified copies to the Facility Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b) Each Obligor shall (and the Company shall ensure that each other Group Member will):

      (i) ensure that it has the right and is duly qualified to conduct its business as it is conducted from time to time in all applicable jurisdictions;

      (ii) obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation which is necessary for the conduct of its business or the business of the Group as a whole; and

      (iii) upon the Facility Agent's written request supply the Facility Agent with copies of any such Authorisations.

23.2  COMPLIANCE WITH LAWS

      Each Obligor shall (and the Company shall ensure that each other Group Member will) comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents to which it is a party.

23.3  NEGATIVE PLEDGE

(a) No Obligor shall (and the Company shall ensure that no other Group Member will) create or permit to subsist any Security over any of its assets.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will):

      (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Group Member;

      (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms;

      (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

      (iv) enter into any other preferential arrangement having a similar effect,

            in each case, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)   Paragraphs (a) and (b) above do not apply to Permitted Security.

(d) No Obligor shall (and the Company shall ensure that no other Group Member will) agree to create or permit to subsist any covenant in any document, other than the Finance Documents, the Bridge Loan, the Exchange Notes Indenture, the High Yield Notes and the Convertible Bonds, that it will not create or permit to subsist any Security over its assets.

23.4  DISPOSALS

(a) Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options, any Permitted Joint Venture and the conversion rights under the Convertible Bonds, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any shares in any Group Member, unless such sale, lease, transfer or disposal of shares is made to an Obligor and the Company provides evidence satisfactory to the Security Agent (including a confirmation of the relevant Obligor's external legal counsel addressed to such Obligor and expressed to be made available to, and to be relied upon by, the Security Agent on behalf of the Lenders), that the Security created over such shares in favour of the Secured Parties is not impaired thereby.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or any part of its respective assets (other than shares referred to in paragraph (a) above).

(c)   Paragraph (b) above does not apply to any Permitted Disposal.

23.5  OPTIONS

      Other than pursuant to the Management and Employee Benefit Plans, the Hitco Options and the conversion rights under the Convertible Bonds, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into or permit to subsist any option or other arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require any Group Member to purchase or otherwise acquire or sell or otherwise dispose of any material property or any interest in any material property otherwise than where any such arrangement is permitted by Clause 23.27 (Treasury Transactions).

23.6  CHANGE OF BUSINESS

      No Obligor shall (and the Company shall ensure that no other Group Member will) make, or take any steps to make, any substantial change to the general nature of its business from that carried on at the Signing Date or carry on any other business which results in any substantial change to the general nature of the business of the Group as a whole from that carried on at the Signing Date.

23.7  YEAR END

      Commencing 1 January 2004, each Obligor shall (and the Company shall ensure that each other Group Member will) ensure that each of its financial years and each Financial Quarter in each of its financial years shall end on a Quarter Date and the Company shall ensure that each financial year, and each Financial Quarter of each financial year, of the Group shall end on a Quarter Date.

23.8  RECORD KEEPING

      Upon reasonable notice being given by the Facility Agent to the relevant Obligor, that Obligor shall (and the Company shall ensure that each other Group Member will) permit the Facility Agent and/or any professional advisers appointed by the Facility Agent to examine during normal business hours the records and books of account of such Obligor and to discuss financial matters with its officers and auditors or those of any other Group Member for the purpose of ascertaining compliance with the Finance Documents, with the reasonable costs thereof to be paid by the Company.

23.9  CONSTITUTIONAL DOCUMENTS

      No Obligor shall request, permit or make any change to its constitutional documents without written notification to the Facility Agent where such change relates to the shareholders, the share capital, the management, the registered office or the legal form of such Obligor.

23.10 PRESERVATION OF ASSETS

      Each Obligor shall (and the Company shall ensure that each other Group Member will) maintain and preserve all of its assets that are necessary in the conduct of its business in good working order and condition (ordinary wear and tear excepted).

23.11 INSURANCE

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for prudent companies carrying on a business such as that carried on by such Obligor or Group Member in the country or countries in which such Obligor or Group Member owns or leases property or conducts its business.

(b) Without limiting paragraph (a) above, each Obligor shall (and the Company shall ensure that each other Group Member will) maintain insurance against business interruption (Betriebsunterbrechung), professional indemnity (i.e. directors' and officers' liability insurance), pollution, public liability, product liability and third party liability (Haftplicht) in each case at levels no lower than those in place prior to Closing.

(c) Each Obligor shall (and the Company shall ensure that each other Group Member will) pay all premiums and do all other things necessary to keep in place the insurance arrangements required to be effected and maintained by it pursuant to paragraphs (a) and (b) above.

(d) The Company shall supply the Facility Agent on reasonable request with copies of each receipt for all premiums and other amounts payable by any Obligor or other Group Member under the insurance arrangements effected and maintained by any of them pursuant to paragraphs (a) and (b) above and shall, in any event, use all reasonable endeavours to procure that the insurer in respect of such insurance arrangements undertakes to the Facility Agent to notify it should any renewal fee or other sum payable by any Obligor or other Group Member not be paid when due.

(e) Upon reasonable request, the Company shall supply the Facility Agent with a copy of all insurance policies or certificates of insurance evidencing compliance with paragraphs (a) and (b) above or (in the absence of the same) such other evidence of the existence of any insurance arrangements referred to in paragraphs (a) and (b) above as may be reasonably acceptable to the Facility Agent and shall, in any event, notify the Facility Agent of any material changes to any such insurance arrangements made from time to time.

(f) If any Obligor (or any other Group Member) fails to purchase or maintain any insurance required by this Clause, the Facility Agent or the Security Agent may purchase such insurance as may be necessary to remedy any such failure and each Obligor shall (and the Company shall ensure that each other Group Member will) indemnify the Facility Agent or, as the case may be, the Security Agent on demand against any reasonable costs or expenses incurred by it in purchasing any such insurance.

(g) No Obligor shall (and the Company shall ensure that no other Group Member will) do or omit to do anything which might render any insurance required by this Clause void, voidable or unenforceable.

23.12 INTELLECTUAL PROPERTY

      Each Obligor shall (and the Company shall ensure that each other Group Member will):

      (a) make such registrations and pay such fees and other amounts as are necessary to keep those registered Intellectual Property Rights which are necessary for carrying on the business of the Group as a whole in force, and to record its interest in those Intellectual Property Rights;

      (b) observe and comply with all material obligations and laws to which it in its capacity as registered proprietor, beneficial owner, user, licensor or licensee of the Intellectual Property Rights (or any part thereof) is subject where failure to do so might reasonably be expected to have a Material Adverse Effect;

      (c) do all acts as are reasonably practicable (including the institution of legal proceedings) to maintain, protect and safeguard the Intellectual Property necessary for carrying on the business of the Group as a whole; and

      (d) not terminate or discontinue the use of any Intellectual Property necessary for carrying on the business of the Group, save that licensing arrangements in relation to such Intellectual Property may be entered into between any Group Members PROVIDED THAT such licensing arrangements:

             (i)   do not allow any further sub-licensing by the licensee; and

             (ii) do not have a material adverse effect on the value of any of the Intellectual Property licensed under such sub-license.

23.13 ENVIRONMENTAL COMPLIANCE

      Each Obligor shall (and the Company shall ensure that each other Group Member will) obtain and maintain all requisite Environmental Licences and comply with:

      (a)    all applicable Environmental Laws; and

      (b) the terms and conditions of all Environmental Licences applicable to it,

      and take all reasonable steps in anticipation of known or expected future changes to or obligations under the same, in each case where failure to do so would or might reasonably be expected to have a Material Adverse Effect.

23.14 ENVIRONMENTAL CLAIMS

      The Company shall inform the Facility Agent in writing as soon as reasonably practicable upon its becoming aware of:

      (a) any Environmental Claim which has been commenced or threatened against any Group Member, or

      (b) any facts or circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any Group Member,

      where   the  claim  might,  if  determined  against  that  Group  Member, reasonably be expected to have a Material Adverse Effect.

23.15 PENSION SCHEMES

(a) The Company will, if reasonably requested by the Facility Agent, deliver to the Facility Agent:

      (i) at such time as those reports are prepared in order to comply with then current statutory or auditing requirements (if any); and

      (ii) if the Facility Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with,

      actuarial reports in relation to the pension schemes operated by any Group Members.

(b) Each Obligor shall (and the Company shall procure that each other Group Member will) ensure that all pension schemes applicable to it are fully provided for (either by way of being funded or by way of provision in its balance sheet) based on reasonable actuarial assumptions to the extent required by applicable law and are administered and funded in accordance with applicable law.

23.16 TAXATION

(a) Each Obligor shall (and the Company shall ensure that each other Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, save to the extent that:

      (i) payment is being contested in good faith and in accordance with the relevant procedures;

      (ii)  adequate  reserves  are  being  maintained   for   those  Taxes  in
            accordance with Relevant GAAP; and

      (iii) payment can be lawfully withheld and will not result in the imposition of any material penalty nor in any material Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Security Document.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will) be materially overdue in the filing of any Tax returns.

(c) Each Obligor shall (and the Company shall ensure that each other Group Member will) do all such things as are necessary to ensure that no claims are or are reasonably likely to be asserted against any Group Member with respect to Taxes which might reasonably be expected to have a Material Adverse Effect.

23.17 SECURITY

(a) Each Obligor shall ensure that any Security expressed to be created by it by or pursuant to, or, as the case may be, expressed to have been created by it and to be evidenced in, any Security Document remains in full force and effect with the ranking and priority it is expressed to have.

(b) No Obligor shall (and the Company shall ensure that no other Group Member will) do or omit to do anything or knowingly permit or cause anything to be done or omitted to be done which would or could adversely affect any Security expressed to be created by any Obligor by or pursuant to, or any Security expressed to have been created by any Obligor and to be evidenced in, any Security Document.

(c) Each Obligor shall take all such actions as the Facility Agent or the Security Agent may reasonably request for the purpose of perfecting any Security granted or to be granted pursuant to the Finance Documents and preserving the Security to be created or evidenced by the Finance Documents.

(d) Each Obligor shall, if the Security Agent lawfully exercises any power (whether of sale or other disposal or otherwise) or right with respect to the Charged Assets, do all reasonable acts to permit the exercise of such power or right.

(e) Each Obligor shall satisfy the conditions subsequent set out in Part III of Schedule 2 (Conditions Precedent and Conditions Subsequent) as soon as possible after the Closing Date, but in any event not later than 31 March 2004.

23.18 PARI PASSU RANKING

      Without limiting Clause 23.17(a) (Security), each Obligor shall (and shall cause each other Group Member to) ensure that its payment obligations under the Finance Documents will rank at least pari passu with the claims of all its unsecured and unsubordinated creditors except for obligations mandatorily preferred by law applying to companies generally.

23.19 SHARE CAPITAL

      No Obligor shall (and the Company shall ensure that no other Group Member will):

      (a) redeem, purchase, return or make any repayment in respect of any of its share capital or make any capital distribution or enter into any agreement to do so; or

      (b)    allot  or issue any shares  or  grant  to  any  person  the  right
             (whether conditional or otherwise) to call for the issue or allotment of any share, partnership interest, loan note or loan capital of such Obligor or other Group Member (including an option or a right of pre-emption or conversion) or enter into any agreement or pass any corporate resolution to do any of the foregoing other than:

             (i) for the purposes of an issue of shares by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company provided that Security is, in respect to the Shares of an Obligor, created over such shares in favour of the Secured Parties; or

             (ii) for the purposes of an issue of shares by the Company to a person who acts or is to act as the trustee of any Group pension scheme or employee or management incentive scheme PROVIDED THAT such scheme has been approved in writing by the Facility Agent such approval not to be unreasonably withheld.

23.20 DIVIDENDS AND OTHER DISTRIBUTIONS

      As long as the Leverage Ratio is greater than 1.00 to 1:

      (a) the Company to the extent permissible under German law, will recommend not to make and not to propose to make any dividend, return on capital, repayment of capital contributions or other distribution (whether in cash or kind) or make any distribution of assets or other payment whatsoever in respect of share capital whether directly or indirectly; and

      (b) the Company will refrain from making any share buy-backs other than as provided for in the Management and Employee Benefit Plans.

23.21 INTRA-GROUP DEBT AND SUBORDINATED DEBT

      No Obligor shall (and the Company shall ensure that no other Group Member will):

      (i) pay, repay, prepay, redeem, purchase, or otherwise retire the principal amount of any indebtedness;

      (ii) pay any interest or return on principal or repayment of principal or other distribution (whether in cash or kind) but excluding, for the avoidance of doubt, the capitalization of interest and payment in kind, or PIK interest, or make any distribution of assets or other payments whatsoever in respect of any indebtedness; or

      (iii) set apart any sum for a foresaid purpose, including without limitation by depositing any moneys in a defeasance trust or the taking of any similar action,

      in each case which indebtedness (A) is subordinated or junior in right of payment to the obligations under the Senior Facilities pursuant to a written agreement to that effect (other than, in the case of this para.
      (A), regular scheduled payments of interest or other amounts as and when due, to the extent not prohibited by applicable subordination provisions), or (B) under any Intra-Group Loan Document with a Group Member which is not an Obligor. Without affecting the ranking of the High Yield Notes, this Clause 23.21 shall apply thereto as if they were within the classes of indebtedness covered hereby.

23.22 CASH FLOW RESTRICTIONS

      The Company shall ensure that, other than the Finance Documents, the Bridge Loan and the High Yield Notes, no Group Member will be a party to any contractual or similar arrangement pursuant to which any Group Member is prohibited from making any payments of dividends or other distributions, or from lending monies, to another Group Member.

23.23 MERGER

      With the exception of Permitted Mergers, no Obligor shall (and the Company shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger or corporate reconstruction which results in assets being transferred from it to an entity that is not an Obligor unless the Facility Agent (acting on the instructions of the Majority Lenders) shall have given its prior written consent thereto, such consent not to be unreasonably withheld.

23.24 INDEBTEDNESS

      No Obligor shall (and the Company shall ensure that no other Group Member will) incur, create or permit to subsist or have outstanding:

      (a)    any Financial Indebtedness other than Permitted Indebtedness; or

      (b) any other indebtedness except, in the ordinary course of its business.

23.25 LOANS OUT

      (a) No Obligor shall (and the Company shall ensure that no other Group Member will) make any loans, grant any credit or provide any other financial accommodation to or for the benefit of any person, including any of its shareholders.

      (b)    Paragraph (a) shall not apply to Permitted Loans.

23.26 GUARANTEES OR CONTINGENT LIABILITIES

      (a) No Obligor shall (and the Company shall ensure that no other Group Member will):
             (i) give any guarantee or indemnity to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person; or

             (ii)  be  or  become  directly   or   indirectly  or  actually  or
                   contingently liable for any loss, damage or expense resulting from the non-payment or breach of any obligation of any other person.

      (b) Paragraph (a) shall not apply to any Permitted Guarantees or Contingent Liabilities.

23.27 TREASURY TRANSACTIONS

      No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any Treasury Transaction except for:

      (a) Treasury Transactions entered into in accordance with Clause 23.28 (Hedging); and

      (b) any other foreign exchange transactions for spot or forward delivery entered into in the ordinary course of business (and not for investment or speculative purposes) to hedge actual or projected interest rate, currency value or commodity price exposures incurred by any Group Member in the ordinary course of business.

23.28 HEDGING

      Each Borrower shall (and the Company shall ensure that each other Group Member will) within 180 days of the date of this Agreement enter into and/or maintain Hedging Agreements:

      (i) so as to ensure that for a period of not less than three (3) years commencing on the Signing Date, the Group has hedging of interest rate exposure in respect of not less than fifty (50) per cent. of the aggregate amounts outstanding from time to time under the Loans, the US Term Loan, the Bridge Loan and the High Yield Notes; and

      (ii) which rank pari passu with the claims of the Finance Parties under the Finance Documents.

23.29 ACQUISITIONS

      No Obligor shall (and the Company shall ensure that no other Group Member will) engage in any Acquisitions other than Permitted Acquisitions or as otherwise permitted by Clause 23.30 (Joint Ventures).

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23.30 JOINT VENTURES

(a) No Obligor shall (and the Company shall ensure that no other Group Member will):

      (i)    form, or enter into, or permit to subsist;

      (ii) purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein) in; or

      (iii) transfer any assets to, or lend to, or guarantee or give security for the obligations of,

      any partnership, consortium, Joint Venture or other like arrangement or agree to do any of the foregoing.

(b)   Paragraphs (a) shall not apply to:

      (i)    any  partnership,  consortium,  Joint   Venture   or   other  like
             arrangement existing at the Signing Date;

      (ii)    any Permitted Loans;

      (iii)   and Permitted Joint Ventures; and

      (iv)  any Permitted Guarantees and Contingent Liabilities;

23.31 MANDATORY CASH COLLATERAL

      Until the Expiry Date, the Company shall provide (i) on each Quarter Date, and (ii) on each Utilisation Date in respect of any proposed Letter of Credit, Mandatory Cash Collateral in an amount equal to the Term Facility B Excess Exposure calculated as of such date. The Company shall provide on each Quarter Date together with each Compliance Certificate to be delivered pursuant to Clause 21.2 (a) (iv) and on each Utilisation Date in respect of any proposed Letter of Credit, a confirmation signed by two directors of the Company that the Company is not required to provide Mandatory Cash Collateral in accordance with the preceding sentence, together with a calculation setting out (in reasonable detail) the computations as to compliance with the requirements of this Clause
      23.31 (b).

23.32 AMENDMENTS TO FINANCE AND OTHER DOCUMENTS

      Neither the Company nor any Obligor shall amend, vary, novate, supplement or terminate any Finance Documents (other than the US Term Loan Agreement), any Subordinated Finance Document or any document delivered to the Facility Agent pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors), or waive any right thereunder, except for:

      (i) any of the foregoing which is expressly consented to in writing by the Facility Agent (acting on the instructions of the Majority Lenders); or

      (ii) any amendment, variation or waiver which is of a minor or technical nature.

23.33 COMPLIANCE WITH ERISA

      The Company shall procure that each US Group Member and each ERISA Affiliate shall not cause or permit to occur either an event which would result in the imposition of

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      Security  under section 412 of the Code or section 302  or  section  4068 of ERISA or an ERISA Event that might reasonably be expected to have a Material Adverse Effect.

23.34 FEDERAL RESERVE REGULATIONS

      The Company shall procure that each US Group Member and each ERISA Affiliate will use the Facilities without violating Regulations T, U and X.

23.35 MATERIAL ADVERSE EFFECT

      No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any agreement or obligation:

      (i)    which is reasonably likely to have a Material Adverse Effect; or

      (ii) the performance of which would result in a breach of any provision of any Finance Document by any Obligor.

23.36 ADDITIONAL GUARANTORS

      The Company shall procure that any Subsidiary (other than HITCO Carbon Composites Inc.) which qualifies as a Material Subsidiary becomes an Additional Guarantor no later than ninety (90) days after the Signing Date or, if such Subsidiary only qualifies as a Material Subsidiary after such date, after the relevant audited financial statements are to be delivered in accordance with Clause 21.1 (Financial Statements) paragraph
      (a) (i), that the shares in such Material Subsidiary are pledged or assigned and that the assets of such Material Subsidiary are pledged or assigned in favour of the Finance Parties in accordance with the applicable laws. However, should any Obligor acquire shares in a target company which will qualify as a Material Subsidiary, the above applies mutatis mutandis within ninety (90) days of the date of such acquisition.

23.37 [INTENTIONALLY LEFT BLANK]

23.38 GERMAN OBLIGORS

      The provisions of Clause 23.4 (Disposals) to Clause 23.7 (Year End), Clause 23.9 (Constitutional Documents), Clause 23.12 (Intellectual Property), Clause 23.22 (Cash Flow Restrictions) to Clause 23.27 (Treasury Transactions), Clause 23.29 (Acquisitions) and Clause 23.30 (Joint Ventures) (the "RELEVANT RESTRICTIVE COVENANTS") shall not apply to any Obligor whose Relevant Jurisdiction is Germany (each a "GERMAN OBLIGOR") or any of its Subsidiaries from time to time whose Relevant Jurisdiction is Germany (together with such German Obligor, a "GERMAN GROUP").

23.39 NOTIFICATION BY A GERMAN OBLIGOR

      Each German Obligor undertakes to inform the Facility Agent in writing and in good time of the intention of it or of any member of its German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants explaining if and how such steps might affect the financial situation of the Company or the Group, or the Finance Parties' risk and security position. Any such notification shall not be made later than forty-five (45) days before such measure shall be implemented, or in case of urgent matters requiring an implementation on shorter notice immediately after the need for the relevant measure arises PROVIDED THAT the reasons for such urgent implementation are

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      described  in the  notification.  The  Facility  Agent  shall be entitled within ten (10) Business Days of receipt of the relevant German Obligor's notice to request the relevant German Obligor and the Company to supply to the Facility Agent in sufficient copies for the Finance Parties further relevant information in connection with the proposed action or steps referred to in such notice. If any notification pursuant to this Clause 23.39 is received by the Facility Agent, the Lenders will determine within twenty (20) Business Days after receipt of the relevant notification, on a case by case basis, whether the proposed measure would constitute an Event of Default if implemented.

23.40 NON-GERMAN ACCOUNTS

      Each German Obligor undertakes to provide the Facility Agent within fifteen (15) Business Days after each Quarter Date with (i) a list identifying all such bank accounts held outside Germany and evidencing the balances of such accounts as at of the relevant Quarter Date together with (ii) written confirmation by the relevant German Obligor or by the Company, respectively, that the relevant balances at no time exceed the maximum amount of [e]500,000 and [e]2,000,000, as the case may be, in the aggregate of all such non-German bank accounts of all German Obligors.

23.41 TENDER OFFER

      The Company shall:

      (a) commence a tender offer for the Convertible Bonds as soon as practicable after the Company's extraordinary general meeting and in any event no later than three (3) days after the Closing Date (the "TENDER OFFER");

      (b) on or prior to the Closing Date, irrevocably deposit into the Convert Deposit Account an amount sufficient to fund principal and interest (through maturity) of the Convertible Bond;

      (c) from the submitting of the tender documents to Bafin until close of the tender of the Convertible Bond not make or permit any amendment to the terms and conditions of the tender offer; and

      (d) ensure that the principal and related interest amounts deposited in the Convert Deposit Account in respect of any Convertible Bonds not tendered shall remain in the Convert Deposit Account and shall further pay into the Convert Deposit Account an additional amount equal to the present value of the remaining interest obligation in respect of such Convertible Bonds.

23.42 ARM'S LENGTH TERMS

      No Obligor shall (and the Company shall ensure that no other Group Member will) enter into any contract or arrangement with or for the benefit of any other person (including any disposal to that person) other than in the ordinary course of business and on arm's length terms.

23.43 DORMANT COMPANIES

      The Company shall ensure that:

      (a)    no Group Member shall, while it is a Dormant Company:

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

             (i)   carry on any business or incur any liability; or

             (ii) demand or accept payment of any indebtedness owing to it by any other Group Member; and

      (b)    no Group Member shall pay any indebtedness  owing  to  any Dormant
             Company.

24.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in this Clause 24 is an Event of Default.

24.1  NON-PAYMENT

      An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable, including payment of Mandatory Cash Collateral by the Company, unless:

      (i)    its failure to pay is caused by administrative or technical error;
             and

      (ii)   payment is made within two (2) Business Days of its due date.

24.2  FINANCIAL COVENANTS

      Any requirement of Clause 22 (Financial Covenants) is not satisfied.

24.3  OTHER OBLIGATIONS

      (a) An Obligor does not comply with a material provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-Payment) and Clause 24.2 (Financial Covenants)) or does not comply with any provision of the Finance Documents which is capable of remedy and fails to remedy such breach within a grace period specified by the Facility Agent of not more than ten (10) Business Days or, in case of a failure by an Obligor to comply with a notification requirement pursuant to Clause 23.39 (Notification by a German Obligor), does not promptly upon the Facility Agent's request comply with its obligations thereunder.

      (b) An Obligor implements a measure requiring prior notification of the Facility Agent pursuant to Clause 23.39 (Notification by a German Obligor) after having been informed by the Facility Agent that the Lenders consider implementation of the relevant measure as having material adverse consequences for their risk or security position, or implements such measure prior to the earlier to occur of (i) approval by the Lenders of such measure and (ii) twenty
             (20) Business Days after having notified the Facility Agent in accordance with Clause 23.39 (Notification by a German Obligor).

24.4  MISREPRESENTATION

      Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made and which has or is reasonably likely to have a Material Adverse Effect.

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


24.5  CROSS DEFAULT

      (a) Any Financial Indebtedness of any Group Member is not paid when due and payable nor within any originally applicable grace period.

      (b) Any Financial Indebtedness of any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

      (c) Any commitment for any Financial Indebtedness of any Group Member is cancelled or suspended by a creditor of any Group Member as a result of an event of default (however described).

      (d) Any creditor of any Group Member becomes entitled to declare any Financial Indebtedness of any Group Member due and payable prior to its specified maturity as a result of an event of default (however described).

      (e) No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than [e]2,500,000 (or its equivalent in any other currency or currencies).

24.6  INSOLVENCY

(a) A Group Member located in an OECD country or a Material Subsidiary (each a "RELEVANT COMPANY") is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. In particular, any Relevant Company incorporated under the laws of Germany (a "GERMAN RELEVANT COMPANY") is unable to pay its debts as they fall due (Zahlungsunfahigkeit) or is over indebted (uberschuldet), commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors or, for any of the reasons set out in Sections 17-19 of the German Insolvenzordnung, any German Relevant Company files for insolvency (Antrag auf Eroffnung eines
      Insolvenzverfahrens) or the board of directors (Geschaftsfuhrung) of any German Relevant Company is required by law to file for insolvency or the competent court takes any of the actions set out in Section 21 of the German Insolvenzordnung or institutes insolvency proceedings against any German Relevant Company (Eroffnung des Insolvenzverfahrens) or any event occurs with respect to any other Relevant Company which, under the laws of any jurisdiction to which it is subject or in which it has assets, has a similar or analogous effect.

(b) Any event or proceedings are taken with respect to any Relevant Company that has a similar effect to any of the provisions set out in paragraph
      (a) above.

(c) A moratorium is declared in respect of any indebtedness of any Relevant Company.

24.7  INSOLVENCY PROCEEDINGS

      Any corporate action, legal proceedings or other procedure or step is taken in relation to:

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      (i)    the  suspension  of  payments,  a  moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of
             any   Relevant  Company  other  than  a  solvent  liquidation   or
             reorganisation of any Relevant Company which is not an Obligor;

      (ii) a composition, assignment or arrangement with any creditor of any Relevant Company;

      (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of a Relevant Company which is not an Obligor), receiver, administrator, provisional administrator, administrative receiver, compulsory manager or other similar officer in respect of any Relevant Company or any of its assets; or

      (iv) enforcement of any Security over any material assets of any Relevant Company,

      or any analogous procedure or step is taken in any jurisdiction, unless such corporate action, legal proceedings or analogous procedure or step is fully discontinued within fourteen (14) days of its commencement.

24.8  CREDITORS' PROCESS

      Any attachment, sequestration, distress or execution affects any asset or assets of a Relevant Company having an aggregate value of [e]1,500,000 and is not discharged within fourteen (14) days.

24.9  OWNERSHIP OF THE OBLIGORS

      Except in relation to a sale of shares in HITCO CARBON COMPOSITES, Inc. under an existing call option with its chief executive officer, an Obligor (other than the Company) is not or ceases to be a wholly-owned Subsidiary of the Company on or after the Closing Date.

24.10 FINANCE DOCUMENTS

      If:

      (i) it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents;

      (ii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document; or

      (iii) any Finance Document is not or ceases to be binding on or enforceable against an Obligor,

      and the risk or security position of the Lenders is materially adversely affected thereby.

24.11 TRANSACTION SECURITY

      If:

      (i) any Transaction Security is not in full force and effect with the ranking and priority it is expressed to have;

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      (ii)   an Obligor repudiates any of the Transaction Security or evidences an intention to repudiate any of the Transaction Security; or

      (iii)  a  notification  is  made to the Facility Agent pursuant to Clause
             19.9 (b),

      and the security or risk position of the Lender is materially adversely affected thereby.

24.12 CESSATION OF BUSINESS

      Any Obligor suspends or ceases to carry on all or any substantial part of its business or proposes to do so.

24.13 AUDITORS' QUALIFICATION

      The Company's auditors qualify their report on the audited consolidated financial statements of the Group in any manner that is, in the opinion of the Majority Lenders (acting reasonably), materially adverse in the context of the Finance Documents and the transactions contemplated by the Finance Documents.

24.14 MATERIAL ADVERSE CHANGE OR EFFECT

      Any event or circumstance occurs which the Majority Lenders reasonably believe has had or could have a Material Adverse Effect or, following a notification pursuant to Clause 23.39 (Notification by a German Obligor), the Majority Lenders reasonably believe has or could have material adverse consequences for the Lenders' risk and security position.

24.15 GUARANTOR ACCESSION

      Any of the Material Subsidiaries has not become an Additional Guarantor on or before the date falling ninety (90) days after the respective date referred to in Clause 23.36 (Additional Guarantors).

24.16 COMPULSORY ACQUISITION

      All or any part of the assets of any Group Member having a value in excess of [e]5,000,000 are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any Government Agency where such seizure, nationalisation, expropriation or compulsory acquisition might have a Material Adverse Effect.

24.17 CHANGE OF CONTROL

      There is a Change of Control.

24.18 PROCEEDINGS

(a) Any litigation, arbitration, labour dispute or administrative proceedings of or before any court, arbitral body or agency (other than the proceedings referred to in paragraph (b) below) which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect is or are started in accordance with the applicable procedural rules in the relevant jurisdiction or threatened against any Group Member.

(b) Other than the Existing Competition Law Proceedings, any competition law related (i) civil litigation, civil lawsuits or other civil proceedings of or before any court are started in

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      accordance  with  the  applicable   procedural   rules  in  any  relevant
      jurisdiction against any Group Member which, if adversely determined, could, in the reasonable opinion of the Majority Lenders, be expected to have a Material Adverse Effect; (ii) fines in the aggregate amount
      exceeding   [e]2,500,000  are  assessed  by  way  of  any  administrative proceedings by any Government Agency; or (iii) fines in relation to the Existing Competition Law Proceedings are subsequently increased.

      However, before accelerating the Facilities pursuant to Clause 24.22 (Acceleration), the parties will enter into negotiations in good faith for a period not exceeding thirty (30) days after the occurrence of any of the events set out in sub-para. (i), (ii) or (iii) with a view to continue the Loans as outstanding.

24.19 UNLAWFULNESS

      It is or becomes unlawful for any person (other than a Finance Party) to perform any of its obligations under the Finance Documents.

24.20 REPUDIATION

      Any person (other than a Finance Party or a Hedging Bank) repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.21 INTERCREDITOR AGREEMENT

      (i) Any Party (other than a Finance Party) fails to comply with its obligations under the Intercreditor Agreement.

      (ii) Any warranty made by any Group Member in the Intercreditor Agreement is incorrect in any material respect when made.

      (iii) The Intercreditor Agreement is not or ceases to be binding on or enforceable against any party thereto or shall otherwise not be effective by reason of any act or omission by any Group Member or any other party thereto.

24.22 ACCELERATION

      On and at any time after the occurrence of an Event of Default, which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

      (i) cancel the Total Commitments whereupon they shall immediately be cancelled;

      (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

      (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders;

      (iv) require the Borrowers to procure that the liabilities of each of the Lenders are promptly reduced to zero, whereupon the Borrowers will do so;

      (v)    more specifically, require the Company to:

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      (vi)   procure that the liabilities of each of the Issuing Banks under or in connection with any Letter of Credit are promptly reduced to zero; or

      (vii) provide Cash Collateral for any Letter of Credit in Euros and in an amount specified by the Facility Agent,

             whereupon the Company will do so;

      (viii) require the Borrowers to repay or pay all outstandings under the Subfacilities, whereupon the Borrowers will do so; and/or

      (ix) exercise, or direct the Security Agent to exercise, all or any of its or, as the case may be, the Security Agent's rights, remedies, powers or discretions under any of the Finance Documents.

24.23 US OBLIGORS

      Notwithstanding Clause 24.22 (Acceleration), upon the actual or deemed entry of an order for relief under the US Bankruptcy Code with respect to any US Obligor, the Facilities shall cease to be available to such US Obligor, all Loans outstanding to such US Obligor shall become immediately due and payable and such US Obligor shall be required to provide cash cover in respect of the Letters of Credit issued for its account in each case automatically and without any further action by any party to this Agreement.

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                                  SECTION 9

                              CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS

25.1  ASSIGNMENTS AND TRANSFERS BY THE LENDERS

(a) Subject to this Clause 25, a Lender (the "EXISTING LENDER") may assign and transfer or pledge, as the case may be, any of its rights and obligations under this Agreement to another bank, financial institution, trust, fund, special purpose vehicle or other entity (the "NEW LENDER") PROVIDED THAT in respect of the Revolving Credit Facility, such Existing Lender may not assign and transfer to a New Lender its rights and obligations in relation thereto without the prior consent of the Facility Agent, such consent not to be unreasonably withheld or delayed.

(b) Notwithstanding the subsequent provisions of this Clause, an Existing Lender may assign or pledge, as the case may be, any claims under this Agreement to any third party for refinancing purposes. The Existing Lender shall in case of any such assignments remain responsible in all respects for the administration of the claims so assigned, and shall ensure that all information relating to the Obligors and the Finance Documents made available to any such assignee is subject at all times to a strict confidentiality obligation, and that the Obligors will following such assignment be in no less advantageous a position, in terms of cost and other potentially detrimental effects, than before such assignment.

25.2  CONDITIONS OF ASSIGNMENT AND TRANSFER

      (a) The consent of neither the Company nor any other Obligor is required for an assignment and transfer by a Lender.

      (b) An assignment and transfer of a Lender's Commitment and participation in outstanding Loans must be in a minimum amount of [e]1,000,000 or any higher amount which is an integral multiple of [e]500,000 unless all of such Lender's Commitment and participation in outstanding Loans are assigned or transferred.

      (c) If a Lender wishes to enter into an assignment and transfer of its Term Facility B Commitment and Term Facility B Outstandings, the consent of the Issuing Banks to the extent such Issuing Banks are not also Term Facility B Lenders will be required.

      (d) An assignment and transfer will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

      (e) A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for Transfer) is complied with.

      (f)    If:

             (i)    a  Lender   assigns  and   transfers  any  of  its  rights,
                    obligations or claims under the Finance Documents or changes its Facility Office; and

             (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or

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                    Lender acting  through its new Facility Office under Clause
                    14 (Tax Gross-up and Indemnities) or Clause 15 (Increased Costs),

      then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3  ASSIGNMENT AND TRANSFER FEE

      Other than in relation to an assignment and transfer under Clause 25.1(b), the New Lender shall, on the date upon which an assignment and transfer takes effect, pay to the Facility Agent (for its own account) a fee of [e]1,500.

25.4  LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

      (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

      (ii)   the financial condition of any Obligor;

      (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

      (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

      and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)   Nothing in any Finance Document obliges an Existing Lender to:

      (i)    accept  a  re-transfer  from a New Lender of any  of  the  rights,
             obligations  and  claims  assigned   or   transferred  under  this
             Clause 25; or

      (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

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25.5  PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 25.2 (Conditions of Assignment and Transfer) an assignment and transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)   On the Transfer Date:

      (i) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights or claims against one another which differ from the rights, obligations and claims among the Obligors and the Existing Lender only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

      (ii) the Facility Agent, the Security Agent, the Mandated Lead Arrangers, the New Lender, the other Lenders and any relevant Issuing Banks shall acquire the same rights and claims and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights, claims and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility
             Agent, the Security Agent, the Mandated Lead Arrangers, any relevant Issuing Banks and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

      (iii)  the New Lender shall become a Party as a "LENDER".

25.6  DISCLOSURE OF INFORMATION

      Any Lender may disclose to:

      (i) any of its Affiliates and any of its or their respective officers, employees, Agents, professional advisers or auditors; and

      (ii)   any other person:

      (iii) to (or through) whom that Lender assigns and transfers (or may potentially assign and transfer) all or any of its rights, obligations and/or claims under this Agreement;

      (iv) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      (v) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      (vi) any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

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25.7  ANCILLARY PROVISIONS

      Each Obligor shall execute and do all such transfers, assignments, assurances, acts and things as the Facility Agent may reasonably request for perfecting and completing any assignment and transfer by a Lender.

26.   CHANGES TO THE OBLIGORS

26.1  ASSIGNMENTS AND TRANSFER BY OBLIGORS

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2  ADDITIONAL BORROWERS

(a) The Company may request that any of its Material Subsidiaries becomes an Additional Borrower (and thereby an Additional Guarantor). That Material Subsidiary shall become an Additional Borrower (and thereby an Additional Guarantor) if:

      (i)    the  Facility  Agent  approves  the  addition   of  that  Material
             Subsidiary;

      (ii) the Company delivers to the Facility Agent a duly completed and executed Borrower Accession Letter;

      (iii) the Company confirms that no Default is continuing or would occur as a result of that Material Subsidiary becoming an Additional Borrower (and thereby an Additional Guarantor);

      (iv) such Additional Borrower provides and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require; and

      (v) the Facility Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent and Conditions Subsequent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent and Conditions Subsequent).

26.3  ADDITIONAL GUARANTORS

(a) The Company may request that any of its Subsidiaries become an Additional Guarantor. That Subsidiary (be it a Material Subsidiary or not) shall become an Additional Guarantor if:

      (i) the Company delivers to the Facility Agent a duly completed and executed Guarantor Accession Letter;

      (ii) such Additional Guarantor provides and, to the extent permitted by law, causes any of its Subsidiaries to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall require; and

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


      (iii) the Facility Agent has received all of the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent and Conditions Subsequent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(b) The Facility Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part IV of Schedule 2 (Conditions Precedent and Conditions Subsequent).

(c) To comply with the Minimum Guarantor Coverage, the Company may, and shall at the request of the Facility Agent, cause any of its Subsidiaries to become an Additional Guarantor by causing such Subsidiary to execute a Guarantor Accession Letter and all other documents referred to therein.

26.4  REPETITION OF REPRESENTATIONS

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.



                                   SECTION 10

                              THE FINANCE PARTIES

27. ROLE OF THE FACILITY AGENT, THE SECURITY AGENT, THE DOCUMENTATION AGENT, THE MANDATED LEAD ARRANGERS AND THE COMPANY AS AGENT OF THE OBLIGORS

27.1  APPOINTMENT OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) Each of the Finance Parties other than the Facility Agent appoints the Facility Agent to act as its Agent under and in connection with the Finance Documents.

(b) Each of the Finance Parties other than the Security Agent appoints the Security Agent to act as its security agent under and in connection with the Finance Documents.

(c) Each of the Finance Parties other than the Facility Agent authorises the Facility Agent, and each of the Finance Parties other than the Security Agent authorises the Security Agent, to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(d) Each of the Finance Parties other than the Facility Agent and the Security Agent hereby grants power of attorney to the Facility Agent and the Security Agent, respectively, to be exercised for the purposes described in Clause 27.1(c). The Facility Agent and the Security Agent shall be released from the restrictions of Section 181 of the German Civil Code (Burgerliches Gesetzbuch); they are authorised to delegate their powers of attorney, including the exemption from the restrictions of Section 181 of the German Civil Code. At the request of the Facility Agent and/or the Security Agent, the Mandated Lead Arrangers and the Lenders shall grant special powers of attorney to the Facility Agent and/or the

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      Security Agent to enter into any Finance  Documents,  or  any  amendments thereof, on their behalf.

27.2  DUTIES OF THE FACILITY AGENT AND THE SECURITY AGENT

(a) The Facility Agent shall promptly forward to a Party the original or a copy of any document that is delivered to the Facility Agent for that Party by any other Party.

(b) If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders and, where appropriate, the Issuing Banks.

(c)   The  Facility  Agent  shall  promptly   notify  the  Lenders  and,  where
      appropriate, the Issuing Banks of any Default arising under Clause 24.1 (Non-payment).

(d) The Facility Agent shall promptly provide the Security Agent with such certificate(s) as the Security Agent may require as to all amounts which are owing, actually or contingently, at any time by any Obligor to all or any of the Finance Parties (other than the Security Agent in its capacity as security agent) under the Finance Documents, whether or not due.

(e) The Security Agent shall promptly notify the Facility Agent of the contents of any notice or document received by it, in its capacity as security agent, from any of the Obligors under any of the Finance Documents.

(f) Theduties of the Facility Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

27.3  ROLE OF THE DOCUMENTATION AGENT AND THE MANDATED LEAD ARRANGERS

      Except as specifically provided in the Finance Documents, the Documentation Agent and each Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4  NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Facility Agent, the Security Agent (except as expressly provided in Schedule 11 (Form of Security Trust Agreement)), the Documentation Agent, the Issuing Banks or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b) None of the Facility Agent, the Security Agent (except as expressly provided in Schedule 11 (Form of Security Trust Agreement) or in any Security Document), the Documentation Agent, the Issuing Banks or the Mandated Lead Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5  BUSINESS WITH THE GROUP

      The Facility Agent, the Security Agent, the Documentation Agent, the Issuing Banks and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member.

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27.6 RIGHTS AND DISCRETIONS OF THE FACILITY AGENT AND THE SECURITY AGENT

(a)   The Facility Agent and the Security Agent may rely on:

      (i) any communication, notice or document believed by it to be genuine, correct and appropriately authorised; and

      (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Facility Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as facility agent or, as the case may be, as security agent) that:

      (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

      (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

      (iii)    any  notice  or   request  made  by  the  Company (other  than  a
             Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) Each of the Facility Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) Each of the Facility Agent and the Security Agent may act in relation to the Finance Documents through its personnel and agents.

27.7  MAJORITY LENDERS' INSTRUCTIONS

(a) Unless a contrary indication appears in a Finance Document, each of the Facility Agent and the Security Agent shall:

      (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent or Security Agent, as the case may be); and

      (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)   Unless  a  contrary  indication  appears  in  a  Finance  Document,   any
      instructions given by the Majority Lenders will be binding on all the Lenders and the Mandated Lead Arrangers.

(c) Each of the Facility Agent and the Security Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated
      VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders, (or, if appropriate, all the Lenders) each of the Facility Agent and the Security Agent may act or refrain from taking any action or from exercising any right, power or discretion vested in it as an agent under any Finance

      Document unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

(e) Neither the Facility Agent nor the Security Agent is authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8  RESPONSIBILITY FOR DOCUMENTATION

      None of the Facility Agent, the Security Agent, the Documentation Agent and the Mandated Lead Arrangers:

      (i) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Documentation Agent, the Mandated Lead Arrangers, an Obligor or any other person and given in or in connection with any Finance Document; or

      (ii) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9  EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, neither the Facility Agent nor the Security Agent will be liable for any action taken by it under or in connection with, or for any omission by it in relation to, any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Facility Agent or the Security Agent in respect of any claim it might have against the Facility Agent or the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent or the Security Agent may rely on this Clause.

(c) Neither the Facility Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

27.10 LENDERS' INDEMNITY TO THE FACILITY AGENT AND THE SECURITY AGENT

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent and the Security Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Facility Agent or the Security Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Facility Agent or, as the case may be, Security Agent under the Finance Documents (unless it has been reimbursed by an Obligor pursuant to a Finance Document).

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27.11 RESIGNATION OF THE FACILITY AGENT OR THE SECURITY AGENT

(a) The Facility Agent or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Company.

(b) Alternatively the Facility Agent or the Security Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor agent or, as the case may be, security agent.

(c) If the Majority Lenders have not appointed a successor facility agent or, as the case may be, security agent in accordance with paragraph (b) above within thirty (30) days after notice of resignation was given, the Facility Agent or, as the case may be, the Security Agent (after consultation with the Company) may appoint a successor facility agent or security agent.

(d) The retiring Facility Agent or Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as facility agent or security agent under the Finance Documents.

(e)   The Facility Agent's resignation notice shall only take effect upon:

      (i)    the appointment of a successor; and

      (ii) the receipt by the Facility Agent of written confirmation from the successor (in form and substance satisfactory to the Facility Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Facility Agent is a party in its capacity as facility agent.

(f)   The Security Agent's resignation notice shall only take effect upon:

      (i)    the appointment of a successor;

      (ii) the receipt by the Security Agent of written confirmation from the successor (in form and substance satisfactory to the Security Agent) that the successor agrees to be bound by the provisions of the Finance Documents and all other related agreements to which the Security Agent is a party in its capacity as security agent; and

      (iii) the receipt by the Facility Agent of written confirmation from the Security Agent (in form and substance satisfactory to the Facility Agent) that it has received, and found satisfactory, the confirmation referred to in sub-paragraph (ii) above and that all Security created pursuant to the Security Documents and all the Security Agent's rights, benefits and obligations as security agent under the Finance Documents have been transferred to its successor.

(g) Upon any such resignation notice taking effect, the retiring Facility Agent or Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27 and, in the case of the Security Agent, of
      Schedule 11 (Form of Security Trust Agreement)). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

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(h)   After consultation with the Company,  the Majority Lenders may, by notice to the Facility Agent or, as the case may be, the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent or, as the case may be, the Security Agent shall resign in accordance with paragraph (b) above.

27.12 CONFIDENTIALITY

(a) The Facility Agent (in acting as facility agent) and the Security Agent (in acting as security agent) shall be regarded as acting through its respective agency or security agent division which shall in each case be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Facility Agent or, as the case may be, the Security Agent, it may be treated as confidential to that division or department and the Facility Agent or, as the case may be, the Security Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent, the Security Agent, the Documentation Agent and the Mandated Lead Arrangers is obliged to disclose to any other person;

      (i)    any confidential information; or

      (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13 RELATIONSHIP WITH THE LENDERS AND ISSUING BANKS

(a) The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five (5) Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost Formula).

(c) Neither the Facility Agent nor the Security Agent shall have any obligation or liability to any Lender, and Issuing Bank or any other person as a result of any failure by any Obligor or any other person to perform any of its obligations under the Finance Documents.

27.14 CREDIT APPRAISAL BY THE LENDERS AND ISSUING BANKS

      Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Issuing Bank confirms to the Facility Agent, the Security Agent, the Documentation Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

      (i)    the financial condition, status and nature of each Group Member;

      (ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security,
             arrangement  or  document   entered

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             into,  made   or  executed  in  anticipation  of,  under  or   in
             connection with any Finance Document;

      (iii) whether that Lender or, as the case may be, Issuing Bank has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

      (iv) the ownership, value or sufficiency of any of the Charged Assets, the adequacy or priority of any of the Security created pursuant to the Security Documents, the right or title of any person in or to any Charged Assets or the existence of any Security affecting the same;

      (v) the adequacy, accuracy and/or completeness of any other information provided by the Facility Agent, the Security Agent, any Party or any other person under or in connection with any Finance Document, the transactions contemplated by the Finance
             Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

      (vi) the adequacy, accuracy and/or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the Signing Date.

27.15 REFERENCE BANKS

      If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.16 MANAGEMENT TIME OF THE FACILITY AGENT AND THE SECURITY AGENT

      Any amount payable to the Facility Agent or the Security Agent under Clause 16.3 (Indemnity to the Facility Agent and the Security Agent), Clause 18 (Costs and Expenses) and Clause 27.10 (Lenders' Indemnity to the Facility Agent and the Security Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company and the Lenders, and is in addition to any fee paid or payable to it under Clause 13 (Fees).

27.17 PARALLEL DEBT

(a) Each of the Parties hereto agree, and the Obligors acknowledge by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis) (the "ACKNOWLEDGEMENT"), that each and every obligation of any such Obligor (and any of its successors pursuant to this Agreement), and in relation to the Company in the amount of [e] 350,000,000 under this Agreement and the other Finance Documents shall also be owing in full to the Security Agent (and each of the latter's successors under this Agreement), and that accordingly the

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      Security Agent will have its own independent right to demand  performance by such Obligor of those obligations. The Security Agent undertakes towards the relevant Obligor that in case of any discharge of any such obligation owing to one of the Security Agent or a Finance Party, it will, to the same extent, not make a claim against any Obligor under the Acknowledgement at any time, PROVIDED THAT any such claims can be made against an Obligor if such discharge is made by virtue of any set off, counterclaim or similar defence invoked by that Obligor vis-a-vis the Security Agent.

(b) Without limiting or affecting the Security Agent's rights against any Obligor (whether under this paragraph or under any other provision of the Finance Documents), the Security Agent agrees with each other Finance Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights under the Acknowledgement except with the consent of the relevant Finance Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Agent's right to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to the foregoing).

27.18 THE COMPANY AS AGENT OF THE OBLIGORS

      Each Obligor other than the Company irrevocably authorises the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a) the Company on its behalf to supply all information concerning itself, its financial condition and otherwise to the relevant persons contemplated under this Agreement and to give all notices and instructions (including, in the case of a Borrower (and without limitation), Utilisation Requests and Selection Notices) and to make any agreement capable of being made by it on its behalf under the Finance Documents without further reference to or the consent of such Obligor; and

(b) each Finance Party to make any communication or deliver any document to be made or delivered to such Obligor pursuant to the Finance Documents to the Company on its behalf in accordance with Clause 33 (Notices), and in each such case such Obligor will be bound thereby as though such Obligor had itself supplied such information, given such notice and instructions or made such agreement or, as the case may be, as if such communication or document had been made or delivered to it in accordance with Clause 33 (Notices).

28.   THE LENDERS, THE ISSUING BANKS AND THE SUBFACILITY BANKS

28.1  LENDERS' INDEMNITY

(a) If the Company fails to comply with its obligations under Clause 8.2 (The Company's Indemnity to Issuing Banks) in respect of any Letter of Credit, the Facility Agent shall make demand on each Term Facility B Lender for its share of the relevant Letter of Credit Amount in respect of any Letter of Credit and, subject to Clause 28.2 (Direct Participation), each Term Facility B Lender shall indemnify each Issuing Bank, respectively, for that Term Facility B Lender's Letter of Credit Proportion of such Letter of Credit Amount. The indemnity obligations pursuant to this Clause 28.1 shall in respect of any Original Issuing Bank which is not a party to this Agreement create direct claims of such Original Issuing Bank (Vertrag zugunsten Dritter) against the Term Facility B Lenders.

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(b)   If any Borrower fails  to  comply  with its payment obligations under any
      Subfacility in case of termination of such Subfacility in accordance with Clause 2.2 (e) or the scheduled maturity of such Subfacility, the Facility Agent shall make demand on each Revolving Credit Facility Lender for its proportionate share of the relevant amount of such Subfacility, and subject to Clause 28.2 (Direct Participation), each Revolving Credit Facility Lender shall indemnify each Subfacility Bank for that Revolving Credit Facility Lender's proportion in such Subfacility in relation to such Revolving Credit Facility Lender's Available Commitment under the Revolving Credit Facility.

28.2  DIRECT PARTICIPATION

(a) If any Term Facility B Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 28.1(a) (Lenders' Indemnity) then that Term Facility B Lender will not be obliged to comply with Clause 28.1(a) (Lenders' Indemnity) and shall instead be deemed to have taken on the date any Letter of Credit is issued (or, if later, on the date that any Letter of Credit Proportion in respect of any Letter of Credit is transferred or assigned to such Term Facility B Lender in accordance with the terms of this Agreement), an undivided interest and participation in the Letter of Credit in an amount equal to that Term Facility B Lender's Letter of Credit Proportion of the Letter of Credit.

(b) On receipt of demand by the Facility Agent in accordance with Clause 28.1(a) (Lenders' Indemnity), each such Term Facility B Lender shall pay to the Facility Agent (for the account of the Issuing Bank) its Letter of Credit Proportion of any Letter of Credit Amount.

(c) If any Revolving Credit Facility Lender is not permitted (by its constitutional documents or any applicable law) to comply with Clause 28.1(b) (Lenders' Indemnity) then that Revolving Credit Facility Lender will not be obliged to comply with Clause 28.1(b) (Lenders' Indemnity) and shall instead be deemed to have taken on the date Subfacility is agreed, an undivided interest and participation in the Subfacility in an amount equal to that Revolving Credit Facility Lender's proportion of the Subfacility.

(d) On receipt of demand by the Facility Agent in accordance with Clause 28.1(b) (Lenders' Indemnity), each such Revolving Credit Facility Lender shall pay to the Facility Agent (for the account of the Subfacility Bank) its proportion of the relevant Subfacility.

28.3  OBLIGATIONS NOT DISCHARGED

      Neither the obligations of each Term Facility B Lender and/or Subfacility Bank in this Clause 28 nor the rights, powers and remedies conferred upon any Issuing Bank and/or Subfacility Bank by this Agreement or by law shall be discharged, impaired or otherwise affected by:

      (a) the winding-up, dissolution, administration or re-organisation of the relevant Issuing Bank and/or Subfacility Bank, any Borrower or any other person or any change in the status, function, control or ownership of any of them;

      (b) any of the obligations of the relevant Issuing Bank and/or Subfacility Bank, any Borrower or any other person under this Agreement, under the Letter of Credit, any Subfacility or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Letter of Credit and/or any Subfacility, respectively, being or becoming illegal, invalid, unenforceable or ineffective in any respect;

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      (c)    time or other  indulgence being granted or agreed to be granted to the relevant Issuing Bank, Subfacility Bank, any Borrower or any other person in respect of the obligations of any of them under this Agreement, under any Letter of Credit and/or any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Letter of Credit and/or any Subfacility, respectively;

      (d) any amendment to, or any variation, waiver or release of, any obligation of the relevant Issuing Bank, Subfacility Bank, any Borrower or any other person under this Agreement, under any Letter of Credit and/or any Subfacility, respectively, or under any other security taken in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Letter of Credit and/or Subfacility, respectively; and

      (e) any other act, event or omission which, but for this Clause 28, might operate to discharge, impair or otherwise affect any of the obligations of each Term Facility B Lender and/or Revolving Credit Facility Lender, respectively, contained in this Agreement or any of the rights, powers or remedies conferred upon any Issuing Bank and/or Subfacility Bank by this Agreement or by law.

      The obligations of each Lender contained in this Agreement shall be in addition to and independent of every other security which any Issuing Bank and/or Subfacility Bank may at any time hold in respect of any Borrower's obligations under this Agreement or otherwise in connection with any Letter of Credit and/or Subfacility, respectively.

28.4  SETTLEMENT CONDITIONAL

      Any settlement or discharge between a Term Facility B Lender and a Issuing Bank shall be conditional upon no security or payment to any Issuing Bank by a Term Facility B Lender or any other person on behalf of a Term Facility B Lender being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application and, if any such security or payment is so avoided or reduced, such Issuing Bank shall be entitled to recover the value or amount of such security or payment from such Term Facility B Lender subsequently as if such settlement or discharge had not occurred. The same shall apply mutatis mutandis in relation to a Revolving Credit Facility Lender and a Subfacility Bank.

28.5  EXERCISE OF RIGHTS

      No Issuing Bank and no Subfacility Bank, respectively, shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of any Term Facility B Lender and Revolving Credit Facility Lender, respectively, by this Agreement or by law:

      (a) to take any action or obtain judgment in any court against any Obligor;

      (b) to make or file any claim or proof in a winding-up or dissolution of any Obligor; or

      (c) to enforce or seek to enforce any other security taken in respect of any of the obligations of the Obligors under this Agreement.

29.   CONDUCT OF BUSINESS BY THE FINANCE PARTIES

      No provision of this Agreement will:

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      (a)    interfere with  the  right  of  any  Finance  Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

      (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

      (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

30.   SHARING AMONG THE LENDERS

30.1  PAYMENTS TO LENDERS

      If a Lender (a "RECOVERING LENDER") receives or recovers any amount from an Obligor (including by way of set-off in accordance with Clause 32 (Set-off)) other than in accordance with Clause 31 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

      (a) the Recovering Lender shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

      (b) the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 31 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial Payments).

30.2  REDISTRIBUTION OF PAYMENTS

      The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial Payments).

30.3  RECOVERING LENDER'S RIGHTS

(a) On a distribution by the Facility Agent under Clause 30.2 (Redistribution of Payments), the Finance Parties that have shared in the redistribution shall assign to the Recovering Lender their rights to the payments that were redistributed.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment that is immediately due and payable.

30.4  REVERSAL OF REDISTRIBUTION

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

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      (a)    each  Lender  which  has received a share of the relevant  Sharing
             Payment pursuant to Clause 30.2 (Redistribution of Payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights to take the benefit of an assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

30.5  EXCEPTIONS

(a) This Clause 30 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings if:

      (i) it notified the other Lenders of the legal or arbitration proceedings; and

      (ii) the other Lenders had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.



                                  SECTION 11

                                ADMINISTRATION

31.   PAYMENT MECHANICS

31.1  PAYMENTS TO THE FACILITY AGENT

      (i) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor (subject to Clause 31.9 (Payments to the Security Agent)) or that Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

      (ii) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies.

31.2  DISTRIBUTIONS BY THE FACILITY AGENT

      Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor), Clause 31.4 (Clawback) and Clause 31.9 (Payments to the Security Agent), be made available by the Facility Agent

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      as soon as  practicable  after  receipt to the Party  entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five (5) Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London).

31.3  DISTRIBUTIONS TO AN OBLIGOR

      Each of the Facility Agent and the Security Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4  CLAWBACK

      (i) Where a sum is to be paid to the Facility Agent or the Security Agent under the Finance Documents for another Party, the Facility Agent or, as the case may be, the Security Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

      (ii) If the Facility Agent or the Security Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Facility Agent or, as the case may be, the Security Agent, together with interest on that amount from the date of payment to the date of receipt by the Facility Agent or, as the case may be, the Security Agent, calculated by it to reflect its cost of funds.

31.5  PARTIAL PAYMENTS

(a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

      (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Security Agent, the Documentation Agent or the Mandated Lead Arrangers under the Finance Documents;

      (ii) SECONDLY, in or towards payment of any demand made by an Issuing Bank in respect of a payment made or to be made by it under any Letter of Credit due but unpaid;

      (iii) THIRDLY, in or towards payment pro rata of any accrued interest or commission due or Fronting Fees but unpaid under this Agreement;

      (iv) FOURTHLY, in or towards payment pro rata of any Outstandings due but unpaid under this Agreement; and

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      (v)    FIFTHLY,  in or towards  payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6  NO SET-OFF BY OBLIGORS

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim, except in respect of claims of an Obligor which are either undisputed between the relevant Finance Party and that Obligor or which have been the subject of a final court judgement.

31.7  BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.8  CURRENCY OF ACCOUNT

(a) Subject to paragraphs (b) to (f) below, the Euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment in respect of any Letter of Credit (including any Cash Collateral in respect of any Letter of Credit) shall be made in the currency in Euros.

(d) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(e) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(f) Any amount expressed to be payable in a currency other than Euros shall be paid in that other currency.

31.9  PAYMENTS TO THE SECURITY AGENT

      Notwithstanding any other provision of any Finance Document, at any time after any of the Transaction Security becomes enforceable, the Security Agent may require:

      (a)    any  Obligor  to  pay  all  sums due from  it  under  any  Finance
             Document; or

      (b) the Facility Agent to pay all sums received or recovered from any Obligor under any Finance Document,

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      in  each  case  as  the  Security Agent may  direct  for  application  in accordance with the terms of the Finance Documents.

32.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.   NOTICES

33.1  COMMUNICATIONS IN WRITING

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2  ADDRESSES

      The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)    in the case of the Company, that identified with its name below;

      (b) in the case of each Lender, each Issuing Bank or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party;

      (c) in the case of the Mandated Lead Arrangers, the Documentation Agent, the Facility Agent and the Security Agent, that identified with its name below;

      (d) in the case of any successor Agent, that notified in writing to the retiring Agent on or prior to the date on which the resignation notice of the retiring Agent takes effect; and

      (e) in the case of any successor Security Agent, that notified in writing to the Facility Agent on or prior to the date on which the resignation notice of the retiring Security Agent takes effect.

      or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five (5) Business Days' notice.

33.3  DELIVERY

(a) Subject to Clause 33.6 (Electronic Communication), any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

      (i)  if by way of fax, when received in legible form; or

      (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

      and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by it and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)   All  notices  from  or to an Obligor shall be sent through  the  Facility
      Agent.

(d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.4  NOTIFICATION OF ADDRESS, FAX NUMBER

      Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

33.5  ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)    in English; or

      (ii) if not in English, and if so reasonably required by the Facility Agent, accompanied by an English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.6   ELECTRONIC COMMUNICATION

(a) Any communication (other than in connection with a Utilisation Request) to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means; and the Facility Agent and each Lender:

      (i) hereby agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

      (ii) shall notify each other in writing of their current electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

      (iii) shall notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

34.   CALCULATIONS AND CERTIFICATES

34.1  ACCOUNTS

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2  CERTIFICATES AND DETERMINATIONS

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document and by an Issuing Bank as to the amount paid out by that Issuing Bank in respect of any Letter of Credit is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3  DAY COUNT CONVENTION

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

37.   AMENDMENTS AND WAIVERS

37.1  REQUIRED CONSENTS

(a) Subject to Clause 37.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.2  EXCEPTIONS

(a) An amendment or waiver that has the effect of changing or which relates to:

      (i)    the definition of "MAJORITY LENDERS" in Clause 1.1 (Definitions);

      (ii)   the length of any or all of the Availability Periods;

      (iii) an extension to the date of payment of any amount under the Finance Documents;

      (iv) the currency in which any payment under any Finance Document is to be made;

      (v) a reduction in the Margin, the Letter of Credit Commission Rate, the Guarantee Commission Rate or the amount of any payment of principal, interest, fees or commission payable;

      (vi)   an increase in Commitment;

      (vii) a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

      (viii) any provision which expressly requires the consent of all the Lenders;

      (ix) Clause 2.3 (Finance Parties' Rights and Obligations), Clause 25 (Changes to the Lenders) or this Clause 37; or

      (x) a release of Security created pursuant to a Security Document, provided a release of Security shall only require the prior written consent of the Majority Lenders in case this is requested in the course of a merger between Group Members provided that the released Security will be replaced by security of same value and same kind (as determined in the reasonable discretion of the Majority Lenders) in favour of the Finance Parties which will be executed prior to or as of effectiveness of the merger or - reasonably demonstrated by the Company to the satisfaction of the Majority Lenders due to legal requirements not otherwise feasible
             - without undue delay after such merger.

      shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver that relates to the rights or obligations of the Facility Agent, the Security Agent or the Mandated Lead Arrangers may not be effected without the consent of the Facility Agent, the Security Agent or the Mandated Lead Arrangers, as the case may be.

37.3  AMENDMENTS BY THE COMPANY AS AGENT OF THE OBLIGORS

      The Company (acting on behalf of each Obligor) may agree to any amendment to or modification of the provisions of any of the Finance Documents, or grant any waiver or consent in relation to any of the Finance Documents, and the Obligors will be bound by any such amendment, modification, waiver or consent, except where the Facility Agent has received written notice to the contrary from an Obligor prior to the date of any such amendment or modification.

38.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.



                                   SECTION 12

                         GOVERNING LAW AND ENFORCEMENT

39.   GOVERNING LAW

      This Agreement is governed by German law.

40.   ENFORCEMENT

40.1  JURISDICTION OF GERMAN COURTS

(a) The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) No Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts of competent jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

40.2  SERVICE OF PROCESS

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in the Federal Republic of Germany):

      (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

40.3  WAIVER OF IMMUNITY

      To the extent that any of the Obligors may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Obligor irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

40.4  CONFIRMATIONS PURSUANT TO SECTION 8 MONEY LAUNDERING ACT

      Each Borrower expressly confirms towards each Finance Party that all funds made available to it under this Agreement have been drawn for the its own account, and that it is the economic beneficiary (wirtschaftlich Begunstigter) within the meaning of Section 8 Money Laundering Act (Geldwaschegesetz).

      THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                  SCHEDULE 1

                             THE ORIGINAL PARTIES

                                    PART I
                             THE ORIGINAL OBLIGORS


NAME OF ORIGINAL BORROWER                             JURISDICTION OF INCORPORATION AND REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
SGL Carbon Aktiengesellschaft                         Germany, registered with the local court Wiesbaden under HRB 9448
SGL CARBON S.A., La Coruna                            Spain
SGL CARBON S.p.A., Milano                             Italy


NAME OF ORIGINAL GUARANTOR                            JURISDICTION OF INCORPORATION AND REGISTRATION NUMBER (OR EQUIVALENT, IF ANY)
SGL Carbon Aktiengesellschaft                         Germany, registered with the local court Wiesbaden under HRB 9448
SGL Carbon GmbH                                       Germany, registered with the local court Augsburg under HRB 16474
SGL Carbon Beteiligung GmbH, Wiesbaden                Germany, registered with the local court Wiesbaden under HRB 11330
SGL ACOTEC GmbH, Siershahn                            Germany, registered with the local court Montabaur under HRB 6481
KCH Beteiligungs GmbH, Siershahn                      Germany, registered with the local court Montabaur under HRB 6169
SGL TECHNOLOGIES GmbH, Meitingen                      Germany, registered with the local court Augsburg under HRB 18142
SGL Brakes GmbH, Meitingen                            Germany, registered with the local court Augsburg under HRB 18592
SGL CARBON S.p.A, Milan                               Italy
SGL CARBON S.A., La Coruna                            Spain
SGL CARBON LLC, Nevada                                USA
SGL CARBON GmbH, Steeg                                Austria

                                      137



SGL CARBON GmbH & Co KG, Steeg                        Austria
RK Carbon International Ltd., Wilmslow                England
RK Technologies International Ltd., Wilmslow          UK/England
SGL TECHNIC Ltd., Muir of Ord                         UK/Scotland
SGL CARBON S.A.S., Chedde                             France
SGL ACOTEC SAS, Grenoble                              France
RADION FINANZIARIA S.p.A., Milan                      Italy
SGL CANADA Inc., Lachute                              Canada
SGL Carbon Polska S.A.(formerly "ZEW S.A., Raciborz") Poland
SGL TECHNIC Inc., Valencia                            USA

                                    PART II

                             THE ORIGINAL LENDERS



NAME OF ORIGINAL LENDER                                                  TERM          TERM          TERM       REVOLVING CREDIT
                                                                      FACILITY A    FACILITY B    FACILITY C  FACILITY COMMITMENT
                                                                      COMMITMENT    COMMITMENT    COMMITMENT
MANDATED LEAD ARRANGERS
BAYERISCHE LANDESBANK                                                 4,600,000     36,500,000        -            11,900,000
CREDIT SUISSE FIRST BOSTON INTERNATIONAL                              1,800,000     14,600,000        -             5,600,000
DRESDNER KLEINWORT WASSERSTEIN, THE INVESTMENT BANKING DIVISION OF        -             -             -                 -
DRESDNER BANK AG
DEUTSCHE BANK AG                                                          -             -             -                 -

LENDERS
COMMERZBANK AKTIENGESELLSCHAFT                                        2,100,000     16,600,000        -             5,300,000
DRESDNER BANK AG IN MUNCHEN                                        2,700,000     21,200,000        -             8,100,000
DEUTSCHE BANK LUXEMBOURG S.A.                                         2,700,000     21,200,000        -             8,100,000
BAYERISCHE HYPO- UND VEREINSBANK                                          -         20,000,000        -                 -
KREDITANSTALT FUR WIEDERAUFBAU                                    10,000,000         -         20,000,000            -
DZ BANK                                                               1,100,000      9,900,000        -             3,000,000

TOTAL                                                             [e]25,000,000 [e]140,000,000 [e]20,000,000    [e]42,000,000

                                  SCHEDULE 2

                CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT


                                    PART 0
          CONDITIONS PRECEDENT TO EFFECTIVENESS OF FINANCE DOCUMENTS


Each of the following original documents duly executed by all of the parties thereto (other than The Bank of New York as trustee for the High Yield Investors and the holders of the Convertible Bonds):

(a)   this Agreement;

(b)   the US Term Loan Agreement;

(c)   the Intercreditor Agreement;

(d)   the Security Trust Agreement; and

(e)   each Fee Letter.




                                    PART I
                  CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.    CORPORATE DOCUMENTS

(a) A copy of the constitutional documents of each Original Obligor and of SGL Technologies North America Corp. in the form required by the Facility Agent (i.e. in relation to (1) USA, Certificate of Incorporation, Articles of Incorporation or Articles of Organisation, as appropriate;
      By-Laws or Operating Agreement, as appropriate; Good Standing Certificate; (2) ITALY, Articles of Association (atto costitutivo), most recent by-laws (statuto in vigore); certificate of registration (certificato di iscrizione) issued by the Registrar of Enterprises (Registro delle Imprese) of the competent Chamber of Commerce (Camera di Commercio); (3) SPAIN, Deed of Incorporation (escritura de
      constitucion)   and  any   amendments   to  the   original   By-  laws
      (modificaciones a los estatutos originales); certified commercial register excerpt (certificacion del Registro Mercantil); (4) AUSTRIA, Articles of Association (Satzung); commercial registry excerpt (Handelsregisterauszug); (5) ENGLAND, Certificate of Incorporation or Certificate of Incorporation on Change of Name, Memorandum of Association, Articles of Association; (6) SCOTLAND, Directors' Resolution, Certificate of Incorporation, Memorandum of Association, Articles of Association; (7) FRANCE, Articles of Association and by-laws (Statuts), register excerpt (register des mouvements de titres); (8) POLAND, Articles of Association, Excerpt from the National Court Register; (9) CANADA, Articles of Incorporation, By-Laws; and (11)
      including  in  relation  to a German  Obligor  an  up-to-date  officially
      certified       commercial      register      extract       (beglaubigter
      Handelsregisterauszug) and the articles of association (Satzung)).

(b) A copy of a resolution of the shareholders (or the equivalent thereof, i.e. in relation to (1) USA, a Board of Directors' Resolution; (2) ITALY,
      a  Board  of   Directors`   Resolution

      (Delibera del Consiglio di Amministrazione); (3) SPAIN, Minutes of the Shareholders Meeting (acta de la Junta de Accionistas) and minutes of the Board of Directors Meeting (acta de la reunion del Consejo de Administracion); (4) GERMANY, Shareholder's Resolution (Gesellschafterbeschluss); (5) AUSTRIA, Shareholder`s Resolution (Gesellschafterbeschluss); (6) ENGLAND, Director's Resolution, Shareholders` Resolution; (7) SCOTLAND, Shareholders` Resolution; (8) FRANCE, Shareholder's Resolution (decision de l'associe unique) or board resolution (process verbal du conseil d'administration), as appropriate;
      (9) POLAND, Shareholder`s Resolution; and (10) CANADA, Directors' Resolution; Shareholder's Resolution)

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Company (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause a violation of any contract of any Original Obligor.

(e) A copy of the constitutional documents of each Group Member whose shares are subject to Security under any of the Security Documents referred to in Part I of this Schedule 2 in the form required by the Facility Agent.

(f) A certificate of an authorised signatory of each Original Obligor certifying that to the best of its knowledge each copy document relating to it specified in this paragraph 1 is correct, complete and has not been amended as at a date no earlier than the Signing Date.

2.    TRANSACTION SECURITY DOCUMENTS

Each of the following documents in form and substance satisfactory to the Security Agent duly executed by all the parties thereto:

(a) release of each of the following share pledge agreements and notarization of new first ranking share pledges in favour of the Security Agent and the Senior Lenders:

      (i) GmbH Share Pledge Agreement dated 20 December 2002 between SGL Carbon AG as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent and other Pledgees relating to the shares in SGL Carbon
             Beteiligung GmbH, SGL ACOTEC GmbH, SGL Carbon GmbH and SGL Technologies GmbH;

      (ii) GmbH Share Pledge Agreement dated 20 December 2002 between SGL ACOTEC GmbH as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent and other Pledgees relating to the shares in KCH Beteiligungs GmbH; and

      (iii) GmbH Share Pledge Agreement dated 20 December 2002 between SGL Technologies GmbH as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent and other Pledgees relating to the shares in SGL Brakes GmbH;

(b) release of each of the following share pledge agreements and notarization of new first ranking pledges in favour of the Security Agent and the Senior Lenders:

      (i) Poliza de Prenda de Acciones/ Deed of Pledge of Shares dated 5 May 2003 between SGL Carbon Beteiligung GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Carbon S.A. (Spain);

      (ii) Membership Interest Pledge Agreement dated 1 May 2003 between SGL Carbon Beteiligung GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Carbon, LLC
             (USA);

      (iii) Stock Pledge Agreement dated 1 May 2003 between SGL Technologies North America Corp. as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Technic, Inc.
             (USA);

      (iv) Share Pledge Agreement dated 2 May 2003 between SGL Carbon AG as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees relating to the shares in SGL Carbon GmbH & Co. KG (Austria);

      (v) Agreement for the Establishment of a Registered Pledge on Shares dated 17 March 2003 between SGL Carbon Holdings B.V. (as legal successor of SGL Carbon AG) as Pledgor and Deutsche Bank Luxembourg S.A. as Pledgee relating to the shares in SGL Carbon Polska (formerly "Zaklady Elektrod Weglowych S.A.") (Parallel Debt
             I);

      (vi) Agreement for the Establishment of a Registered Pledge on Shares dated 17 March 2003 between SGL Carbon Holdings B.V. (as legal successor of SGL Carbon AG) as Pledgor and Deutsche Bank Luxembourg S.A. as Pledgee relating to the shares in SGL Carbon Polska (formerly "Zaklady Elektrod Weglowych S.A.") (Parallel Debt
             II);

      (vii) Pledge over Shares of an S.p.A. dated 30 June 2003 between SGL Carbon Beteiligung GmbH and Radion Finanziaria S.p.A. as Pledgors and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Carbon S.p.A.;

      (viii) Share Account Pledge Agreement dated 29 April 2003 between SGL Carbon AG as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Carbon S.A.S.; and

      (ix) Share Account Pledge Agreement dated 19 November 2003 between KCH Beteiligungs GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Acotec S.A.S.

(c) release of each of the following account pledge agreements and granting of new first ranking account pledges in favour of the Security Agent and the Senior Lenders:

      (i) Account Pledge Agreement dated 20 December 2002 between SGL Carbon AG as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees;

      (ii) Account Pledge Agreement dated 20 December 2002 between SGL Brakes GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees;

      (iii) Account Pledge Agreement dated 20 December 2002 between SGL Technologies GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees;

      (iv) Account Pledge Agreement dated 20 December 2002 between SGL ACOTEC GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees;

      (v) Account Pledge Agreement dated 20 December 2002 between SGL Carbon GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees;

      (vi) Account Pledge Agreement dated 20 December 2002 between SGL Carbon Beteiligung GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees; and

      (vii) Account Pledge Agreement dated 20 December 2002 between KCH Beteiligungs GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees.

(d) an amendment agreement relating to each of the following security documents according to which the respective security will cease to secure the obligations under the Original Finance Documents and will forthwith serve as security for the Obligors' obligations under this Agreement and under the other Finance Documents:

      (i) Security Assignment of Receivables dated 20 December 2002 between SGL Carbon AG as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (ii) Security Assignment of Receivables dated 20 December 2002 between SGL Brakes GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (iii) Security Assignment of Receivables dated 20 December 2002 between SGL Technologies GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (iv) Security Assignment of Receivables dated 20 December 2002 between SGL ACOTEC GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (v) Security Assignment of Receivables dated 20 December 2002 between SGL Carbon GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (vi)  Security Assignment  of  Receivables dated 20 December 2002 between
            SGL  Carbon  Beteiligung  GmbH   as   Assignor  and  Deutsche  Bank
            Luxembourg S.A. as Security Agent;

      (vii) Security Assignment of Receivables dated 20 December 2002 between KCH Beteiligungs GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (viii)Assignment of IP-Rights dated 20 December 2002 between SGL Carbon AG as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (ix) Assignment of IP-Rights dated 20 December 2002 between SGL Brakes GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (x)   Assignment  of  IP-Rights  dated  20  December  2002  between   SGL
            Technologies GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xi) Assignment of IP-Rights dated 20 December 2002 between SGL ACOTEC GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xii) Assignment of IP-Rights dated 20 December 2002 between SGL Carbon GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xiii)Assignment of IP-Rights dated 20 December 2002 between SGL Carbon Beteiligung GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xiv) Assignment  of   IP-Rights  dated  20  December  2002  between  KCH
            Beteiligungs GmbH as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xv) Security Transfer of Equipment and Inventory dated 20 December 2002 between SGL Brakes GmbH as Transferor and Deutsche Bank Luxembourg S.A. as Security Agent, as amended;

      (xvi) Security Transfer of Equipment and Inventory dated 20 December 2002 between SGL Technologies GmbH as Transferor and Deutsche Bank Luxembourg S.A. as Security Agent, as amended;

      (xvii)Security Transfer of Equipment and Inventory dated 20 December 2002 between SGL ACOTEC GmbH as Transferor and Deutsche Bank Luxembourg S.A. as Security Agent, as amended;

      (xviii)Security Transfer  of  Equipment  and  Inventory dated 20 December
            2002 between SGL Carbon GmbH as Transferor and Deutsche Bank Luxembourg S.A. as Security Agent, as amended;

      (xix) Security Purpose Agreement relating to Land Charges dated 23 December 2002 between - inter alia - SGL Carbon AG as Chargor and Deutsche Bank

            Luxembourg S.A. as Security Agent, relating to Land charges (Grundschuldbestellung) by SGL Carbon AG dated 23 December 2002, as amended 28 November 2003 and the Submission to Immediate Foreclosure (Zwangsvollstreckungsunterwerfung) relating to Land Charges by SGL Carbon AG dated 23 December 2002; and

      (xx) Security Purpose Agreement relating to Land Charges dated 5 August 2003 between SGL Acotec GmbH as Chargor and Deutsche Bank Luxembourg S.A. as Security Agent, relating to the Assignment Agreement (Abtretungserklarung) by SGL Acotec GmbH dated 5 August 2003 and the Land Charges (Grundschuldbestellung) by SGL Acotec GmbH dated 5 August 2003;

(e) a first ranking pledge in favour of the Security Agent and the Senior Lenders over

      (i)    the Cartel Deposit Account; and

      (ii)   the Convert Deposit Account; and

(f) execution of the Security Trust Agreement and the Intercreditor Agreement by The Bank of New York as trustee for the High Yield Investors and the holders of the Convertible Bonds.


3.    OTHER DOCUMENTS

Each of the following original documents duly executed by all of the parties thereto:

(a)   the Release Agreement;

(b) the Group Structure Chart showing all the Intra-Group Loans and all Group Members and a completion of funds flow statement;

(c)   the Base Financial Statements; and

(d) certified copy of the application to the relevant commercial registry of the implementation (Durchfuhrung) of the capital increase in connection with the Rights Issue.



4.    LEGAL OPINIONS

(a) Legal opinions of (i) Shearman & Sterling, Germany, counsels to the Company in Germany, (ii) Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina/USA, US legal counsel, (iii) Bonelli Erede Pappalardo, Studio Legale, Milano, Italy, Italian legal counsel, (iv) Uria, Spain, Spanish legal counsel, (v) Saxinger Chalupsky Weber & Partner, Austria, Austrian legal counsel, (vi) Ogilvy Renault, Canada, Quebec legal counsel,
      (vii) Hammonds, England, English legal counsel, (viii) Soffal, France, French legal counsel, (ix) Domanski Zakrzewski Palinka, Poland, Polish legal counsel, (x) Ledingham Chalmers, Scotland, Scottish legal counsel,
      (xi) Faasen & Partners, The Netherlands, Dutch legal counsel, each addressed to the Secured Parties confirming that the Company and the other Group Members are duly organised and validly existing and confirming the capacity and authorisation of the Company and the other Group Members to enter into the Finance Documents in form and substance satisfactory to the Facility Agent;

(b) a letter from Shearman & Sterling, USA, US legal advisers to the Company, dated on or about the Signing Date with respect to certain antitrust matters addressed to the Secured Parties, in the form distributed to the Original Lenders prior to signing this Agreement;

(c) Legal opinions of Baker & McKenzie, legal counsel in Germany, Spain, Austria, Poland, France, Italy and the USA, and Oostvogels & De Meester, legal counsel in Luxembourg, each addressed to the Mandated Lead Arrangers, the Documentation Agent, the Security Agent and the Facility Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement; and

(d) a Legal opinion of Cravath, Swaine & Moore, US legal advisers, addressed to the Mandated Lead Arrangers, the Documentation Agent, the Security Agent and the Facility Agent, regarding the Intercreditor Agreement, substantially in the form distributed to the Original Lenders prior to signing this Agreement.


5.    OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that the Existing Indebtedness (save for the Original Letter of Credit and Permitted Indebtedness) has been (or will simultaneously with the initial Utilisation) repaid or prepaid in full and all Security other than the Security referred to in Part II of this Schedule 2 relating thereto has been released.

(b) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

(c) Evidence that the Minimum Guarantor Coverage pursuant to Clause 22.5 (Minimum Guarantor Coverage) amounts to at least eighty-five (85) per cent. of the Consolidated EBITDA and/or turnover of the Group.

(d) If an Original Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 40.2 (Service of Process) has accepted its appointment in relation to that Original Obligor.

(e) A certificate of the Company (signed by a director or other authorised officer, and in case of para. (ii) to (v) below, together with a bank certificate) confirming that:

      (i)    no Material Adverse Change has occurred;

      (ii) the Company has received not less than [e] 266,000,000 in gross cash proceeds from the Rights Issue;

      (iii) the Company has received not less than [e] 270,000,000 in gross cash proceeds from the Bridge Loan or the High Yield Notes;

      (iv) the Company has irrevocably deposited not less than [e]125,300,000 into the Cartel Deposit Account; and

      (v) the Company has irrevocably deposited an amount sufficient to fund principal and interest (through maturity) of the Convertible Bond into the Convert Deposit Account, not less than [e]143,000,000, provided that the requirements pursuant to para. (ii) to (v) above shall also be fulfilled if such amounts are funded concurrently with the initial Utilisation herunder.

                                    PART II

                 CONDITIONS SUBSEQUENT TO INITIAL UTILISATION

      The Company shall ensure that no later than 31 March 2004, all of the documents and other evidence listed in this Part II of Schedule 2 (Conditions Subsequent and Conditions Subsequent) shall be delivered to the Facility Agent, each in form and substance satisfactory to the Security Agent:


      1.     AUSTRIA

      Release of the Share Pledge Agreement dated 2 May 2003 between SGL Carbon AG as Pledgor, Deutsche Bank Luxembourg S.A. as Security Agent and certain other pledgees as Pledgees relating to the shares in SGL Carbon GmbH (Austria) and granting of a new first ranking share pledge.


      2.     SCOTLAND

      Execution of the following documents in connection with the release and regranting of the
      Share Pledge Agreement dated 29 April 2003 between RK Technologies International Ltd. as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Technic Ltd.:

      (i) a deed of release in relation to the share pledge agreement dated 29 April 2003 between RK Technologies International Limited as Pledgor and Deutsche Bank Luxembourg S.A. as agent relating to the shares in SGL Technic Limited together with a Form 403a in relation thereto;

      (ii) an executed stock transfer form transferring the shares in SGL Technic Limited from Deutsche Bank Luxembourg S.A. or its nominee to RK Technologies International Limited and share certificate in the name of RK Technologies International Limited;

      (iii) an amended share pledge agreement between RK Technologies International Limited as Pledgor and Deutsche Bank Luxembourg S.A. as agent relating to the shares in SGL Technic Limited together with a Form 395 in relation thereto;

      (iv) an executed stock transfer form transferring the shares in SGL Technic Limited from RK Technologies International Limited to Deutsche Bank Luxembourg S.A. or its nominee and share certificate in the name of Deutsche Bank Luxembourg S.A. or its nominee; and

      (v) a copy of the register of members of SGL Technic Limited showing Deutsche Bank Luxembourg S.A. or its nominee as a member of SGL Technic Limited.


      3.     ITALY

      Release of each of the following existing Security and granting of new first ranking Security in respect of the following:

      (i) Pledge over Shares of an S.p.A. dated 30 June 2003 between SGL Carbon Beteiligung GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in Radion Finanziaria S.p.A.;

      (ii) Pledge over Bank Account Credit Balance dated 30 June 2003 between Radion Finanziaria S.p.A. as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (iii) Pledge over Bank Account Credit Balance dated 30 June 2003 between SGL Carbon S.p.A. as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (iv) Assignment of Receivables by Way of Security dated 30 June 2003 between Radion Finanziaria S.p.A. as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (v) Assignment of Receivables by Way of Security dated 30 June 2003 between SGL Carbon S.P.A. as Assignor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (vi) Agreement for the Creation of a Pledge over Future Registered Patents and Trademarks dated 30 June 2003 between Radion Finanziaria S.p.A. and Deutsche Bank Luxembourg S.A. as Security Agent; and

      (vii) Agreement for the Creation of a Pledge over Future Registered Patents and Trademarks dated 30 June 2003 between SGL Carbon S.p.A. and Deutsche Bank Luxembourg S.A. as Security Agent.


      4.     USA

      Release of each of the following existing Security and granting of new first ranking Security in respect of the following (other than relating to the mortgages over the real estate in Niagara Falls, New York, and Pennsylvania):

      (i) Stock Pledge Agreement dated 1 May 2003 between SGL Carbon, LLC as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Technologies North America Corp. (formerly SGL Hitco Acquisition Corp.);

      (ii) Stock Pledge Agreement dated 1 May 2003 between KCH Beteiligungs GmbH as Pledgor and Deutsche Bank Luxembourg S.A. as Security Agent relating to the shares in SGL Acotec, Inc.;

      (iii) Mortgage, Security Agreement and Fixture Filing dated 20 May 2003 made by SGL Carbon, LLC as Mortgagor in favor of Deutsche Bank Luxembourg S.A. as Security Agent and Mortgagee;

      (iv) Open-End Mortgage, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Mortgagor in favor of Deutsche Bank Luxembourg S.A. as Security Agent and Mortgagee relating to the Securing of Future Advances;

      (v) Deed of Trust, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Grantor in favor of Deutsche Bank Luxembourg S.A. as

            Security Agent relating to the Securing of Obligations Advances for Commercial Purposes;

      (vi) Deed of Trust, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Grantor in favor of Deutsche Bank Luxembourg S.A. as Security Agent relating to real property in the city of Charlotte, Mecklenburg County, North Carolina;

      (vii) Deed of Trust, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Grantor in favor of Deutsche Bank Luxembourg S.A. as Security Agent relating to real property in the city of Morganton, Burke County, North Carolina;

      (viii)Mortgage, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Mortgagor in favor of Deutsche Bank Luxembourg S.A. as Security Agent;

      (ix) Line of Credit Deed of Trust, Security Agreement and Fixture Filing dated 13 May 2003 made by SGL Carbon, LLC as Grantor in favor of Deutsche Bank Luxembourg S.A. as Security Agent;

      (x) Deed of Trust, Security Agreement and Fixture Filing dated 9 May 2003 made by SGL Technic, Inc. as Grantor in favor of Deutsche Bank Luxembourg S.A. as Security Agent;

      (xi) Environmental Indemnity Agreement dated 16 May 2003 between SGL Carbon, LLC and Deutsche Bank Luxembourg S.A. as Security Agent in relation to real property located in the States of Kentucky and North Carolina;

      (xii) Environmental Indemnity Agreement dated 19 May 2003 between SGL Carbon, LLC and Deutsche Bank Luxembourg S.A. as Security Agent in relation to real property located in the States of Arkansas, Oregon and Pennsylvania;

      (xiii)Environmental Indemnity Agreement dated 20 May 2003 between SGL Carbon, LLC and Deutsche Bank Luxembourg S.A. as Security Agent in relation to real property located in the States of Arkansas, Kentucky, North Carolina, New York, Oregon and Pennsylvania;

      (xiv) Environmental Indemnity Agreement dated 19 May 2003 between SGL Technic, Inc. and Deutsche Bank Luxembourg S.A. as Security Agent in relation to real property located in the State of California;

      (xv) Security Agreement dated 1 May 2003 between SGL Carbon, LLC as Grantor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xvi) Security Agreement dated 1 May 2003 between SGL Technic, Inc. as Grantor and Deutsche Bank Luxembourg S.A. as Security Agent;

      (xvii)Security Agreement dated 1 May 2003 between SGL Technologies North America Corp. as Grantor and Deutsche Bank Luxembourg S.A. as Security Agent;

    (xviii) Intellectual Property Security Agreement dated  1 May 2003 made by
            SGL Carbon, LLC in favor of Deutsche Bank Luxembourg S.A. as Security Agent;

      (xix) Intellectual Property Security Agreement dated 1 May 2003 between SGL Technic, Inc. in favor of Deutsche Bank Luxembourg S.A. as Security Agent;

      (xx) Blocked Account Agreement dated 6 May 2003 between SGL Carbon, LLC and SGL Technic, Inc. as account holders, Deutsche Bank Luxembourg S.A. as Security Agent and Bank of America, N.A. as Bank;

      (xxi) Deposit Account Control Agreement dated 6 May 2003 between SGL Carbon, LLC and SGL Technic, Inc. as account holders, Deutsche Bank Luxembourg S.A. as Security Agent and Bank of America, N.A. as Bank


      5.     CANADA

      Release of each of the following existing Security and granting of new first ranking Security in respect of the following:

      (i) Appointment of "Fonde de Pouvoir" dated 7 May 2003 between Deutsche Bank Luxembourg S.A. as Security Agent in favour of Computershare Trust Company of Canada as the Trust;

      (ii) Deed of Hypotec dated 7 May 2003 between SGL Carbon AG as Grantor and Computershare Trust Company of Canada as Agent;

      (iii) Debenture dated 7 May 2003 between SGL Carbon AG as Grantor and Computershare Trust Company of Canada as Agent;

      (iv) Hypothec of Debenture dated 7 May 2003 between SGL Carbon AG as Grantor and Deutsche Bank Luxembourg S.A. as Security Agent; and

      (v) Delivery Order dated 7 May 2003 by Deutsche Bank Luxembourg S.A. to Computershare Trust Company of Canada.


      6.     OTHER DOCUMENTS

      (a) A copy of the constitutional documents of each Group Member whose shares are subject to Security under any of the Security Documents referred to in this Part II of this Schedule 2 in the form required by the Facility Agent, including but not limited to, any stock transfer form and share certificates, and, in case of SGL Carbon LLC, the amendment to its operating agreement reflecting that
            Article 8 of the Uniform Commercial Code will apply to SGL Carbon LLC; and

      (b) The agreements relating to the offer to purchase the Convertible Bonds (including, without limitation, a dealer manager agreement).


      7.     LEGAL OPINIONS

      In relation  to each of the documents set out in this Part II of Schedule
      2:

      (a) Legal opinions of (i) Shearman & Sterling, Germany, counsels to the Company in Germany, (ii) Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina/USA, US legal counsel, (iii) Bonelli Erede Pappalardo, Studio Legale, Milano, Italy, Italian legal counsel, (iv) Saxinger Chalupsky Weber & Partner, Austria, Austrian legal counsel, (v) Hammonds, England, English legal counsel, (vi) Ogilvy Renault, Canada, Quebec legal counsel, and (vii) Ledingham Chalmers, Scotland, Scottish legal counsel, each addressed to the Secured Parties confirming that the Company and the other Group Members are duly organised and validly existing and confirming the capacity and authorisation of the Company and the other Group Members to enter into the Finance Documents in form and substance satisfactory to the Facility Agent.

      (b) Legal opinions of (i) Maclay Murray & Spens, Scotland, Scottish legal counsel, (ii) Lapointe Rosenstein, Canada, Quebec legal counsel, (iii) Oostvogels & De Meester, Luxembourg, Luxembourg counsel, and (iv) Baker & McKenzie, legal counsel in Austria, Italy and the USA, each addressed to the Mandated Lead Arrangers, the Documentation Agent, the Security Agent and the Facility Agent, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

                                   PART III

CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY A PROPOSED ADDITIONAL OBLIGOR

1. An Accession Letter, duly executed by the proposed Additional Obligor and the Company (and subject to appropriate Guarantee limitation wording relating to the respective Additional Obligor in case of legal restrictions and potential officer's liability).

2. A copy of the constitutional documents of the proposed Additional Obligor in the form reasonably required by the Facility Agent.

3. A copy of a resolution of the shareholders and/or board of directors (or the equivalent thereof) of the proposed Additional Obligor:

      (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

      (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

      (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to a proposed Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. Where the Lenders determine such to be either necessary or desirable, either in place of or in addition to the resolution referred to in paragraph 3 above, a certificate or extract from a public commercial registry or equivalent evidence setting out the names and signatures of the persons authorised to execute the Accession Letter on behalf of the proposed Additional Obligor and to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

6. A certificate of the proposed Additional Obligor (signed by a director or other authorised officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the proposed Additional Obligor certifying that each copy document listed in this Part IV of
      Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. A copy of any other Authorisation or other document which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the proposed Additional Obligor.

10. A legal opinion of Baker & McKenzie, legal advisers to the Mandated Lead Arrangers, the Security Agent and the Facility Agent in the Federal Republic of Germany.

11. A legal opinion satisfactory to the Lenders of the legal advisers to the Company in the jurisdiction in which the proposed Additional Obligor is incorporated opining on the due organisation and valid existence and confirming the capacity and authorisation of the Additional Obligor to enter into the Finance Documents.

12. If the proposed Additional Obligor is incorporated in a jurisdiction other than the Federal Republic of Germany, evidence that the process agent specified in Clause 40.2 (Service of Process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

13.   Accession   to  the  Security  Trust  Agreement  and  the   Intercreditor
      Agreement.

                                  SCHEDULE 3

                                   REQUESTS

                                    PART I
                              UTILISATION REQUEST



From: [name of relevant Borrower]

To:   Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

       SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT
              DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT")

1. [We wish to borrow a Loan on the following terms:] / [We wish [name of Issuing Bank] to issue the [Letter of Credit] as follows:]

      Proposed Utilisation Date:                [           ]  (or,  if  that  is  not  a
                                                Business Day, the next Business Day)

      Facility to be utilised:                  [Term Facility A]/[Term Facility B]/[Term
                                                Facility C]/[Revolving Credit Facility]

      Currency of [Loan]/[Letter of Credit]:    [     ]

      Amount:                                   [     ]   or,  if  less,  the  [Available
                                                Facility] [amount  in such currency which
                                                will  reduce  the Available  Facility  to
                                                zero]

      Interest Period:                          [           ]

      [Expiry Date:]                            [           ]

      [Issuing Bank:]                           [            ]



2. We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request. We confirm that the [Loan]/[Letter of Credit] [is]/[are] to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

3. [The proceeds of this Loan should be credited to [account].] / [The Letter of Credit should be issued in favour of [name of beneficiary] in the form attached and delivered to the recipient at [address of beneficiary.]

4.    This Utilisation Request is irrevocable.

      Yours faithfully

                     .....................................

                           authorised signatory for
                          [name of relevant Borrower]



      Confirmed by:

                     .....................................

                           authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT

                                    PART II

              SELECTION NOTICE APPLICABLE TO A TERM LOAN FACILITY

From: [name of relevant Borrower]

To:   Deutsche Bank Luxembourg S.A.

Dated:

Dear Sirs

       SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT
              DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT")

1.    We refer to the following Term Facility Loan[s] in Euros with an Interest
      Period ending on [               ].

2. [We request that the above Term Facility Loan[s] be divided into [ ] Term Facility Loans with the following amounts and Interest Periods:]

                                      or

      [We request that the next Interest  Period  for  the  above Term Facility
      Loan[s] is [      ]].

3. We confirm on our own behalf and on behalf of any other Obligor that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Selection Notice. We confirm that the Term Facility Loan[s] [is]/[are] to be applied for the following purpose: [purpose permitted pursuant to Clause 3 (Purpose) of the Facilities Agreement to be specified].

4.    This Selection Notice is irrevocable.

                               Yours faithfully

                     .....................................

                           authorised signatory for
                         [name of relevant Borrower]

      Confirmed by:

                     .....................................

                           authorised signatory for
                         SGL CARBON AKTIENGESELLSCHAFT

                                  SCHEDULE 4

                            MANDATORY COST FORMULA

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Financial Services Authority (or any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the "ADDITIONAL COST RATE") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

          E x 0.01
          -------- per cent. per annum.
            300
Where:

      E is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per {pound-sterling}1,000,000 of the Fee Base of that Lender.

5.    For the purposes of this Schedule:

      (a) "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

      (b) "FEE BASE" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

6. Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior  to  the  date  on  which it becomes a
      Lender:

      (a) its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

      (b) any other information that the Facility Agent may reasonably require for such purpose.

      Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

7. The percentages or rates of charge of each Lender for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraph 6 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

8. The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 6 above is true and correct in all respects.

9. The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 6 above.

10. Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

11. The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 5

                         FORM OF TRANSFER CERTIFICATES



To:   Deutsche Luxembourg S.A. as Facility Agent

From: [The Existing Lender] (the "EXISTING LENDER") and [The New Lender] (the "NEW LENDER")

Dated:

   SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT") AND SALE AND PURCHASE AGREEMENT
              DATED [                   ] (THE "SALE AGREEMENT")

1.    We refer to Clause 25.5 (Procedure for Transfer):

      The Existing Lender and the New Lender agree to the Existing Lender and the New Lender assigning and transferring all or part of the Existing Lender's Commitment referred to in the Schedule and all its related rights and obligations under the Facility Agreement and the Security Trust Agreement in accordance with Clause 25.5 (Procedure for Transfer).

      The New Lender agrees to the terms and conditions of the Sale Agreement and the Terms and Conditions attached hereto.

      The proposed Transfer Date is [             ].

      The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in Clause 25.2(b).

3.    This Transfer Certificate is governed by German law.



                         By:

                            _______________________



                            _______________________

                                 THE SCHEDULE

                       TRANSFER AND ASSUMPTION AGREEMENT

              COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED


           EXISTING LENDER'S COMMITMENT              TRANSFER AMOUNT






                           [insert relevant details]
  [Facility Office address, fax number and attention details for notices and account details for payments]

Date:                                             Date:

[Existing Lender]                                 [New Lender]

By:                                               By:

This Transfer  Certificate  is  accepted by the Facility Agent and the Transfer
Date is confirmed as [    ].

Deutsche Bank Luxembourg S.A.                     By:

                             TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the "TRANSFER CERTIFICATE") to which they are annexed.

1.    INTERPRETATION

      In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate and the Facilities Agreement.

2.    TRANSFER

      The Existing Lender requests the New Lender to accept and procure the assignment and transfer of all or a part (as applicable) of such participation of the Existing Lender under the Facilities Agreement as is set out in the relevant part of the Transfer Certificate under the heading "Schedule" (the "PURCHASED ASSETS") by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Facilities Agreement. On the Transfer Date the New Lender shall pay to the Existing Lender the settlement amount as specified in the pricing letter between the Existing Lender and the New Lender dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.    EFFECTIVENESS OF TRANSFER

      The New Lender hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Facilities Agreement so as to take effect in accordance with the terms of the Facilities Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    NEW LENDER'S UNDERTAKING

      The New Lender hereby undertakes with the Facility Agent and the Existing Lender and each of the other parties to the Finance Documents that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.    PAYMENTS

5.1   PLACE

      All payments by either party to the other under the Transfer Certificate shall be made to the account of that other party specified in the Sale Agreement (the "RECEIVING ACCOUNT"). Each party may designate a different account as its Receiving Account for payment by giving the other not less than five (5) Business Days notice before the due date for payment.

5.2   FUNDS

      Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.    THE FACILITY AGENT

      The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.    ASSIGNMENT OF RIGHTS

      The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns PROVIDED THAT neither party may assign and transfer its rights thereunder without the prior written consent of the other party.

8.    GOVERNING LAW AND JURISDICTION

      The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and the parties submit to the non-exclusive jurisdiction of the German courts.

      Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate. If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within the Federal Republic of Germany to act as its process agent.

                                  SCHEDULE 6

                           FORM OF ACCESSION LETTER



                                    PART I

                       FORM OF BORROWER ACCESSION LETTER



To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: [Material Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

       SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT
              DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT")

1. [Material Subsidiary] agrees to become an Additional Borrower and an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Borrower and an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors) of the Facilities Agreement and the terms of the Security Trust Agreement. [Material Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.    [Material Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3. [Material Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.    This letter is governed by German law.



      [Company]                             [Material Subsidiary]

                                       PART II

                      FORM OF GUARANTOR ACCESSION LETTER



To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: [Subsidiary] and SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

       SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT
              DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT")

1. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facilities Agreement as an Additional Guarantor pursuant to Clause 26 (Changes to the Obligors) of the Facilities Agreement and the terms of the Security Trust Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.    [Subsidiary's] administrative details are as follows:

      Address:

      Fax No:

      Attention:

3. [Subsidiary] agrees to provide and, to the extent permitted by law, causes any Subsidiary to provide, such Security for all or any part of its obligations under the Finance Documents as the Facility Agent shall reasonably require.

4.    This letter is governed by German law.







      For and on behalf of

      SGL CARBON AKTIENGESELLSCHAFT               [Subsidiary]

                                  SCHEDULE 7

                        FORM OF COMPLIANCE CERTIFICATE


To:   Deutsche Bank Luxembourg S.A. as Facility Agent

From: SGL Carbon Aktiengesellschaft

Dated:

Dear Sirs

       SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT
              DATED 3 FEBRUARY 2004 (THE "FACILITIES AGREEMENT")

1.    We refer to the Facilities Agreement.  This is a Compliance Certificate.

2. We confirm that: [Insert details of covenants to be certified, including calculations and explanations]

3.    On the basis of above, we confirm that:

      (a)    the Margin in respect of Term Facility Loans after your receipt of
             this Compliance  Certificate  will  be  [         ]  per cent. per
             annum; and

      (b) the Margin in respect of Revolving Credit Facility Loans after your receipt of this Compliance Certificate will be [
             ] per cent. per annum.

3. The following entities are Material Subsidiaries (as this term is defined in the Facilities Agreement): [identify relevant entities]

4.    We confirm that no Default is continuing.

Signed: ...............                     ...............

      Director                              Director

      of                                    of

      SGL CARBON AKTIENGESELLSCHAFT         SGL CARBON AKTIENGESELLSCHAFT

[insert applicable certification language]

......................

for and on behalf of

[name of auditors of the Company]

                                  SCHEDULE 8

                               EXISTING SECURITY



Name of Obligor               Security         Total Principal Amount of Indebtedness Secured


Details of any existing security, which will remain in place after the Closing Date, to be inserted.



                                NOT APPLICABLE

                                  SCHEDULE 9

                    LMA FORM OF CONFIDENTIALITY UNDERTAKING



                      LMA CONFIDENTIALITY LETTER (SELLER)

                 [LETTERHEAD OF SELLER/SELLER'S AGENT/BROKER]


To:


                                              [insert name of Potential
                                              Buyer/Buyer's Agent/broker]





RE:   SGL CARBON AKTIENGESELLSCHAFT - [e]227,000,000 FACILITIES AGREEMENT



BORROWER: SGL CARBON AKTIENGESELLSCHAFT
DATE:
AMOUNT:  [e]227,000,000
AGENT:




Dear Sirs

We understand that you are considering [acquiring][1]/[arranging the acquisition of][2] an interest in the Facilities Agreement (the "ACQUISITION"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1. Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make



 [1] delete if addressee is acting as broker or Agent
 [2] delete if addressee is acting as principal
      enquiries of any Group  Member  or  any  of  their  officers,  directors,
      employees   or  professional  advisers relating directly or indirectly to the Acquisition.

2.    Permitted  Disclosure    We  agree  that  you  may  disclose Confidential
      Information:

      (a) to members of the Buyer Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Buyer Group;

      (b) [subject to the requirements of the Facilities Agreement, in accordance with the Permitted Purpose so long as any prospective buyer has delivered a letter to you in equivalent form to this letter;]

      [(c/d] subject  to  the  requirements of the Facilities Agreement, to any person to (or through) whom you assign and transfer (or may potentially assign and transfer) all or any of the rights, benefits and obligations which you may acquire under the Facilities Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Facilities Agreement or the Borrower or any Group Member so long as that person has delivered a letter to you in equivalent form to this letter; and

      [e/f] (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Buyer Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Buyer Group.

3. Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4. Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)] above.

5. Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Facilities Agreement or (b) twelve (12) months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above

      (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed)).

6.    No Representation; Consequences of Breach etc   You acknowledge and agree
      that:

      (a) neither we, [nor our principal] nor any Group Member nor any of our or their respective officers, employees or advisers (each a "RELEVANT PERSON") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (b) we [or our principal] or Group Members may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7. No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8. Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9. Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]4 the Borrower and each other Group Member.

10. Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany and the parties submit to the non-exclusive jurisdiction of the German courts.

11. Definitions In this letter (including the acknowledgement set out below) terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and:

      "BUYER GROUP" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies;

      "CONFIDENTIAL INFORMATION" means any information relating to the Borrower, the Group, the Facilities Agreement and/or the Acquisition provided to you by us or any of our Affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our Affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "GROUP" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies; and

      "PERMITTED PURPOSE" means [subject to the terms of this letter, passing on information to a prospective buyer for the purpose of] considering and evaluating whether to enter into the Acquisition.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully



..............................................
For and on behalf of

[Seller/Seller's Agent/broker]

To:   [Seller]
      [Seller's Agent/broker]

      The Borrower and each other Group Member


We acknowledge and agree to the above:

..............................................

For and on behalf of

[POTENTIAL BUYER/BUYER'S AGENT/BROKER]

                                  SCHEDULE 10

                                  TIMETABLES

                                    PART I

                                     LOANS

                                                                                                       LOANS IN      LOANS IN
                                                                                                       EURO          DOLLARS
Delivery of a duly completed Utilisation  Request  (Clause 5.1  (Delivery  of  a  Utilisation          D-3           D-4
Request) or a Selection Notice Clause 11.1 (Selection of Interest Periods)                             12.00 noon    12.00 noon
Facility  Agent  notifies  the  Lenders of the amount and currency of the Loan in accordance           D-3           D-3
with Clause 5.4 (Lenders' Participation)                                                               05.00 p.m.    02.00 p.m.
Facility Agent receives a notification from a Lender under Clause 6.2 (Unavailability of Dollars)                    D-2
                                                                                                                     09.00 a.m.
Facility Agent gives notice to the  relevant  Borrower  in  accordance  with  Clause 6.2                             D-2
(Unavailability of Dollars)                                                                                          10.00 a.m.
LIBOR or EURIBOR is fixed                                                                              Quotation     Quotation
                                                                                                       Day  as of    Day as of
                                                                                                       11:00am       11:00 a.m.
                                                                                                       (Brussels     London
                                                                                                       time) in      time
                                                                                                       respect of
                                                                                                       EURIBOR


D =   first day of relevant Interest Period.

D - X = X Business Days prior to D.

                                    PART II

                               LETTERS OF CREDIT



                                                                                                            LETTERS
                                                                                                            OF
                                                                                                            CREDIT
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request))
                                                                                                            U-5
                                                                                                            12.00 noon.
Facility  Agent  notifies the Lenders and the Issuing Banks of any Letter of Credit in accordance
with Clause 5.4 (Lenders' Participation).                                                                   U-3
                                                                                                            12.00 noon


U = date of utilisation.

U - X = X BUSINESS DAYS PRIOR TO U.

                                  SCHEDULE 11

                       FORM OF SECURITY TRUST AGREEMENT

                                  SCHEDULE 12

                       BORROWERS AND THEIR ALLOCATIONS

                                    PART I

                                TERM FACILITY A



NAME OF ADDITIONAL BORROWER              AMOUNT OF SUCH BORROWER'S ALLOCATION
SGL CARBON S.A., LA CORUNA, SPAIN        [e]10,000,000
SGL CARBON S.P.A., MILANO                [e]15,000,000
TOTAL                                    [e]25,000,000




                                    PART II

                                TERM FACILITY B



NAME OF ADDITIONAL BORROWER              AMOUNT OF SUCH BORROWER'S ALLOCATION
SGL CARBON AG, WIESBADEN, GERMANY        [e]140,000,000
TOTAL                                    [e]140,000,000




                                   PART III

                                TERM FACILITY C



NAME OF ADDITIONAL BORROWER              AMOUNT OF SUCH BORROWER'S ALLOCATION
SGL CARBON AG, WIESBADEN, GERMANY        [e]20,000,000
TOTAL                                    [e]20,000,000

                                    PART IV

                           REVOLVING CREDIT FACILITY



NAME OF APPROVED ADDITIONAL BORROWER       AMOUNT OF SUCH APPROVED BORROWER'S ALLOCATION
SGL CARBON AG, WIESBADEN, GERMANY          [e]42,000,000
TOTAL                                      [e]42,000,000

                                  SCHEDULE 13

                        CURRENT MATERIAL SUBSIDIARIES

NAME OF MATERIAL SUBSIDIARY                                JURISDICTION OF INCORPORATION AND REGISTRATION
                                                           NUMBER (OR EQUIVALENT, IF ANY)
SGL CARBON GMBH, MEITINGEN                                 GERMANY
SGL ACOTEC GMBH, SIEHRSHAHN                                GERMANY
SGL CARBON GMBH & CO, STEEG                                AUSTRIA
SGL CARBON S.P.A., MILAN                                   ITALY
SGL CARBON S.A., LA CORUNA                                 SPAIN
SGL CARBON POLSKA S.A. (FORMERLY "ZEW S.A."), RACIBORZ     POLAND
SGL CARBON LLC                                             NEVADA, USA
SGL TECHNIC, INC., VALENCIA, CALIFORNIA                    CALIFORNIA, USA
SGL ACOTEC SAS                                             FRANCE

                                  SCHEDULE 14

                           FORM OF LETTER OF CREDIT


[Letterhead]

                                                                         [Date]


BANKBURGSCHAFT
SACHE COMP/E - 1/36.490 - GRAPHITELEKTRODEN


Die nachfolgend genannten Banken bestatigen Ihnen hiermit, dass jede einzelne Bank als Teilschuldner bis zur Hohe des neben der jeweiligen Bank genannten Hochstbetrages zuzuglich insoweit gegebenenfalls geschuldeter Zinsen zu einem Zinssatz von 6,04 % bezogen auf den jeweiligen Hochstbetrag und begrenzt auf den Zeitraum vom 24. Oktober 2001 bis zum Zeitpunkt der tatsachlichen Erfullung der gesicherten Verbindlichkeit

BANK                                       HOCHSTBETRAG

Deutsche Bank Luxembourg S.A.             :[e]    10.644.457,25
Dresdner Bank AG in Munchen               :[e]    10.644.457,25
Bayerische Landesbank                     :[e]    10.974.736,89
Commerzbank Aktiengesellschaft,
Augsburg Branch                           :[e]     6.753.684,46
WestLB AG                                 :[e]     6.753.684,46
DZ Bank Deutsche Zentral-
Genossenschaftsbank                       :[e]     5.179.567,93
Bayerische Hypo- und Vereinsbank AG,
Augsburg Branch                           :[e]    29.249.411,76




GESAMTBETRAG:
                               EUR 80.200.000,00
          (in Worten: Euro achtzigmillionenzweihunderttausend 00/100)

fur die Erfullung der folgenden Verbindlichkeit der SGL CARBON AG, Rheingaustrasse 182, D-65203 Wiesbaden, gegenuber der Kommission der Europaischen Gemeinschaften die Burgschaft ubernehmen:

- Geldbusse in Hohe von 80,2 Mio. EUR, die der SGL CARBON AG durch die Entscheidung der Kommission der Europaischen Gemeinschaften vom 18. Juli 2001 in der Sache COMP/E-1/36.490 auferlegt worden ist und vom 24. Oktober 2001 bis zum Zeitpunkt der tatsachlichen Zahlung der Geldbusse mit dem Zinssatz zu verzinsen ist, den die Europaische Zentralbank fur Hauptrefinanzierungsgeschafte im Monat Juli 2001 anwendet (d.h. 4,54 %, wie im Amtsblatt der Europaischen Gemeinschaften Nr. C 188/1 vom 4. Juli 2001 bekanntgegeben, erhoht um eineinhalb Prozentpunkte, insgesamt 6,04 %).

   Diese Burgschaftsversprechen konnen nur mit Zustimmung der Kommission der Europaischen Gemeinschaften widerrufen werden.

   Die Banken verzichten auf die Einrede der Vorausklage.

   Die  genannte Burgschaft wird fallig auf Ihre erste Anforderung  durch mit Einschreibebrief an die Deutsche Bank Luxembourg S.A. (handelnd insoweit
   als  Empfangsvertreter   aller   oben   genannten   Banken)   ubersandte,
   beglaubigte  Abschrift  des  Urteils  des  Gerichts erster Instanz bzw.  des
   Gerichtshofs  der  Europaischen  Gemeinschaften   in  der  Sache  COMP/E-
   1/36.490.

   Die Burgschaft erlischt, abgesehen von der Erfullung der Anspruche, durch Ruckgabe dieser Urkunden an die Deutsche Bank Luxembourg S.A. (handelnd insoweit als Vertreter aller oben genannten Banken).

   Diese Burgschaft unterliegt dem Recht der Bundesrepublik Deutschland. Ausschliesslicher Gerichtsstand fur diese Burgschaft ist der Gerichtshof / das Gericht erster Instanz der Europaischen Gemeinschaft in Luxembourg.


Deutsche Bank Luxembourg S.A.             ____________________________________

Dresdner Bank AG in Munchen            ____________________________________

Bayerische Landesbank                     ____________________________________

Commerzbank Aktiengesellschaft,
Augsburg Branch                           ____________________________________

WestLB AG                                 ____________________________________

DZ Bank Deutsche Zentral-
Genossenschaftsbank                       ____________________________________

Bayerische Hypo- und Vereinsbank AG,
Augsburg Branch                           ____________________________________

                                  SCHEDULE 15

         EXISTING COMPETITION LAW PROCEEDINGS AND ANTI-TRUST LAWSUITS


I.  ALL PENDING ANTITRUST
    PROCEEDINGS OF SGL
    GROUP:

PLAINTIFF/                                                 CAUSE OF
INVESTIGATING AUTHORITY      DEFENDANT   COURT/FILING      ACTION/          STATUS
                                         NUMBER            PLAINTIFF'S
                                                           CLAIMS
-----------------------------------------------------------------------------------------------------------------------
1. EU Commission             SGL AG      EuG/Az.:          Graphite         Fine imposed on 18.07.01;
                                         T-239/01          electrodes       Appeal at European Court

-----------------------------------------------------------------------------------------------------------------------
2. EU Commission             SGL AG      EuG/Az.:          Isostatic        Fines imposed by 17 December 2002;
                                         T-91/03           and extruded     Appeal at European Court
                                                           speciality
                                                           products

-----------------------------------------------------------------------------------------------------------------------
3. EU Commission             SGL Carbon  Sache COMP/       Electrical       Fines imposed by 3 December 2003;
                             Group       E- 1/38.359       a. mechanical    Appeal at European Court
                                                           carbon a.        under consideration
                                                           graphite
                                                           products

-----------------------------------------------------------------------------------------------------------------------
4. Korean Fair               SGL AG      Case              Graphite         Interim Appeal denied; Appeal filed denied
Trade Commission                         No.:2002          electrodes       on 27-09-02; appeal to supreme court filed
                                         Shinsam 0585                       on 21 October 2003


II. ALL PENDING ANTITRUST
    RELATED CIVIL LAW
    SUITS CONCERNING SGL
    GROUP:

                                                         CAUSE OF
PLAINTIFF           DEFENDANT         COURT/FILING       ACTION/                STATUS
                                      NUMBER             PLAINTIFF'S
                                                         CLAIMS

----------------------------------------------------------------------------------------------------------------------------------
1.  FOREIGN PURCHASER
    LAW SUITS

----------------------------------------------------------------------------------------------------------------------------------
A. FERROMIN         SGL AG/SGL        D.C. of            civil action           dismissed for lack of standing and lack of subject
Internat.           U.S. and          Pennsylvania       for damages            matter jurisdiction, decision of DC on appeal
Trade Corp.         other             Cases No. 99       (GE)
and others                            CV 693

----------------------------------------------------------------------------------------------------------------------------------
B. BROKEN HILL      SGL AG/SGL        D.C. of            civil action           dismissed for lack of standing and lack of subject
Proprietary         U.S. and          Pennsylvania       for damages            matter jurisdiction, decision of DC on appeal
Co. Ltd             other             Case No. 99        (GE)
(Australia)                           CV 4772
and others

----------------------------------------------------------------------------------------------------------------------------------
C. SAUDI IRON       SGL AG/SGL        D.C. of            civil action           dismissed subject to reinstatement upon resolution
AND STEEL           U.S. and          Pennsylvania       for damages            of Ferromin and BHP appeals
COMPANY             other             Case No. 00        (GE)
                                      CV 5414

----------------------------------------------------------------------------------------------------------------------------------
D. ARBED S.A.       SGL AG/SGL        D.C. of            civil action           dismissed with prejudice
                    U.S. and          Pennsylvania       for damages
                    other             Case No. 02        (GE)
                                      CV 822

----------------------------------------------------------------------------------------------------------------------------------
2. ISOSTATIC        SGL AG/SGL        D.C. of            class action           Settled April 2003 (not yet presented to or
GRAPHITE            U.S. and          Pennsylvania       (Isographit)           approved by Court)
Antitrust           other             Case No.
litigation                            00Master
(consolidated                         File No. 00
cases)                                CV 1857
                                      (for all iso)

----------------------------------------------------------------------------------------------------------------------------------
3. BULK             AG/SGL            D.C. of New        class action           Motions to dismiss filed
(EXTRUDED)          US/SGL            Jersey (case       (extruded)
GRAPHITE            GmbH and          no. 02 CV
PRODUCTS            others            6030)
Antitrust
litigation
(consolidated
cases)
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
4. ELECTRICAL       SGL AG/           Superior           CGC-03-                named defendant in December 2003
CARBON              SGL US            Court of the       422635
PRODUCTS            /SGL              State of           cl
Antitrust           Technic           California
Litigation          Ltd.

----------------------------------------------------------------------------------------------------------------------------------
5. NORTHWEST        SGL AG/SGL        D.C. of            civil action           Settlement discussions; case against SGL AG
ALUMINIUM           U.S. and          Oregon             for damages            dismissed on jurisdictional grounds (though
COMPANY/            other                                (GE)                   plaintiffs are seeking to add new jurisdictional
GOLDENDALE                                                                      allegations); active discovery regarding SGL U.S.
ALUMINIUM
COMPANY

----------------------------------------------------------------------------------------------------------------------------------
Iso =               GE =              SGL AG = SGL       SGL U.S. =             D.C: of Pennsylvania = United States District
Isostatic           Graphite          Carbon AG          SGL Carbon             Court for the Eastern District of Pennsylvania
graphite            electrodes        D.C. =             LLC (former
SGL GmbH = SGL                        District           Corp.)
Carbon GmbH                           Court


                                  SCHEDULE 16



                          EXISTING INTRA-GROUP LOANS

                            AS OF JANUARY 29, 2004



LENDER                  BORROWER                      KIND OF LOAN         CURR.LENDER
KCH BETEILIGUNGS GMBH   SGL ACOTEC Inc., USA          Short-term IC-Loan   USD  KCH BETEILIGUNGS GMBH
                        SGL ACOTEC GmbH, Siershahn    Short-term IC-Loan   EUR                                NOTIONAL   DUE DATE
SGL ACOTEC GMBH         SGL Composites SA, France     IC  balances  daily  EUR  SGL ACOTEC GMBH MEITINGEN     4.722.175  12.02.2004
MEITINGEN                                             due
                        SGL CARBON AG                 IC  balances  daily  EUR                                5.190.500  31.03.2004
                                                      due
SGL ACOTEC GMBH,        SGL ACOTEC China Ltd., Wuhan  Short-term IC-Loan   EUR  SGL ACOTEC GMBH, SIERSHAHN
SIERSHAHN
                        Osko GmbH, Pasching           Short-term IC-Loan   EUR                               58.904.762
                        KCH Beteiligungs GmbH         Short-term IC-Loan   EUR                                  150.000  20.04.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                                  150.000  31.03.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                               13.590.698  31.03.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                                  150.000  11.02.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                                   25.000  09.03.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                                  300.000  10.03.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   EUR                                  220.000  30.04.2004
SGL ACOTEC LTD.         SGL CARBON AG                 Short-term IC-Loan   GBP  SGL ACOTEC LTD. SANDBACH        150.000  28.05.2004
SANDBACH
                        SGL ACOTEC GmbH, Siershahn    Short-term IC-Loan   EUR                                  120.000  02.06.2004
SGL ACOTEC S.A.R.L.,    SGL ACOTEC GmbH, Siershahn    IC  balances  daily  EUR  SGL ACOTEC S.A.R.L., LA         212.046  08.04.2004
LA COMTE                                              due                       COMTE
SGL ACOTEC SPA, ITALY   SGL CARBON SpA, Italy         IC  balances  daily  EUR  SGL ACOTEC SPA, ITALY           200.000  31.03.2004
                                                      due
SGL CARBON AG           SGL CARBON Beteiligung GmbH   IC  balances  daily  EUR  SGL CARBON AG                   630.000
                                                      due
                        SGL TECHNOLOGIES GmbH         IC  balances  daily  EUR                                   85.887
                                                      due
                        SGL ACOTEC GmbH, Siershahn    IC  balances  daily  EUR                              183.022.320
                                                      due
                        SGL TECHNIC Ltd., UK          Short-term IC-Loan   GBP                               58.384.731



                        SGL CARBON Japan LTD          Short-term IC-Loan   JPY                               46.122.415
                        SGL CARBON LLC., USA          Long-term IC-Loan    USD                               30.287.906  08.04.2004
                        SGL ACOTEC Ltda., Brazil      Short-term IC-Loan   USD                              248.300.000  23.02.2004
                        SGL CARBON S.p.A., Italy      IC  balances  daily  EUR                               56.432.248  18.02.2004
                                                      due
                        SGL ACOTEC China Ltd., Wuhan  Short-term IC-Loan   USD                                1.800.000  30.01.2004
                        SGL    Tokai   Carbon   Ltd,  Short-term IC-Loan   USD                                2.889.574
                        Shanghai
                        SGL  ACOTEC  Singapore  Pte.  Short-term IC-Loan   SGD                                3.600.000  30.01.2004
                        Ltd.
                        SGL Brakes GmbH               IC  balances  daily  EUR                                2.600.000  14.04.2004
                                                      due
SGL CARBON POLSKA S.A.  SGL CARBON AG                 Short-term IC-Loan   PLN  SGL CARBON POLSKA S.A.          600.000  29.03.2004
SGL CARBON              SGL CARBON AG                 IC  balances  daily  EUR  SGL CARBON GMBH & CO.,       10.286.602
GMBH & CO., AUSTRIA                                   due                       AUSTRIA
SGL CARBON GMBH         SGL CARBON AG                 IC  balances  daily  EUR  SGL CARBON GMBH              39.000.000  19.07.2004
                                                      due
                        SGL CARBON SA, Belgium        Short-term IC-Loan   EUR                                1.929.865
SGL CARBON              SGL CARBON AG                 IC  balances  daily  EUR  SGL CARBON HOLDINGS B.V.,    42.210.979
HOLDINGS B.V.,                                        due                       NETHERLANDS
NETHERLANDS
SGL CARBON SAS,         SGL CARBON AG                 IC  balances  daily  EUR  SGL CARBON SAS, FRANCE        3.300.000  21.02.2004
 FRANCE                                               due
                        SGL TECHNIC S.A., France      IC  balances  daily  EUR                                   12.046
                                                      due
SGL CARBON SA, SPAIN    SGL CARBON AG                 IC  balances  daily  EUR  SGL CARBON SA, SPAIN            424.984
                                                      due
SGL CARBON SPA, ITALY   Radion    Finanziaria   SpA,  IC  balances  daily  EUR  SGL CARBON SPA, ITALY         1.126.278
                        Italy                         due
                        SGL CARBON Specialities SpA,  IC  balances  daily  EUR                                7.672.750
                        Italy                         due
SGL CARBON LLC., USA    SGL CARBON AG                 IC  balances  daily  USD  SGL CARBON LLC., USA          3.678.199
                                                      due
                        Speer Canada Inc., Kitchener  IC  balances  daily  USD                                  317.258
                                                      due
                        Hitco Carbon Composites Inc.  IC  balances  daily  USD                                4.820.963
                                                      due
SGL FIBERS              SGL CARBON LLC., USA          IC  balances  daily  USD  SGL FIBERS AND COMPOSITES     1.496.378
AND COMPOSITES INC.                                   due                       INC.
SGL TECHNIC INC.        SGL CARBON LLC., USA          IC  balances  daily  USD  SGL TECHNIC INC.              5.450.000  31.12.2004
                                                      due
M.G.P. LLC              SGL CARBON LLC., USA          IC  balances  daily  USD  M.G.P. LLC                    1.226.247
                                                      due
CMS GRAPHITE LLC        SGL CARBON LLC., USA          IC  balances  daily  USD  CMS GRAPHITE LLC              2.398.203  31.03.2004
                                                      due
SGL ACOTEC INC.         SGL CARBON LLC., USA          IC  balances  daily  USD  SGL ACOTEC INC.                 125.000  31.03.2004
                                                      due

                                  SCHEDULE 17

                             EXISTING INDEBTEDNESS
                            AS OF JANUARY 28, 2004


BANK                               KIND OF LOAN        CURR.        BALANCE

SGL ACOTEC GMBH, SIERSHAHN
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        15.000.000
Kreissparkasse Hildesheim         long-term debt       EUR           131.159
                                                       TOTAL:     15.131.159
SGL CARBON SA LA CORUNA
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR         5.000.000

SGL CARBON SPA MAILAND
Ministerio ICA                    long-term debt       EUR         1.016.253
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        20.000.000
                                                       TOTAL:     21.016.253
SGL TECHNOLOGIES, MEITINGEN
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        25.000.000


SGL POLSKA S.A. RACIBORZ
BNP Paribas Poland                Syndicated loan      EUR         6.529.206

SGL BRAKES GMBH
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        20.000.000

SGL CARBON BETEILIGUNG GMBH
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        20.000.000


SGL CARBON AG
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR       135.000.000
Deutsche Bank Luxembourg S.A.     Syndicated loan      EUR        31.000.000
KFW-Loan                          Syndicated loan      EUR        20.000.000
Convertible Bond                  long-term debt       EUR       133.650.000
                                                       TOTAL:    319.650.000

SGL CARBON LLC, USA
Deutsche Bank Luxembourg S.A.     Syndicated loan      USD        88.340.000

SGL ACOTEC CHINA
Bank of Communication             Short-term debt      CNY         4.300.000


                                  SCHEDULE 18

                        FORM OF INTERCREDITOR AGREEMENT

SIGNATURES


THE COMPANY

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 182
             D-65203 WIESBADEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


THE ORIGINAL BORROWERS

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 182
             D-65203 WIESBADEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL CARBON, S.A.

BY:

ADDRESS:     ZONA INDUSTRIAL DE LA GRELA-APDO. 478
             E-15080 LA CORUNA

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON S.P.A.

BY:

ADDRESS:     PIAZZALE S. TUERR # 5
             I-20149 MILANO

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


THE ORIGINAL GUARANTORS

SGL CARBON AKTIENGESELLSCHAFT

BY:

ADDRESS:     RHEINGAUSTR. 182
             D-65203 WIESBADEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL CARBON GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRASSE 18
             D-86406 MEITINGEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON BETEILIGUNG GMBH

BY:

ADDRESS:     RHEINGAUSTRASSE 182
             D-65203 WIESBADEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL ACOTEC GMBH

BY:

ADDRESS:     BERGGARTEN 1
             D-56427 SIERSHAHN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

KCH BETEILIGUNGS GMBH

BY:

ADDRESS:     BERGGARTEN 1
             56427 SIERSHAHN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL TECHNOLOGIES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRASSE 18
             86406 MEITINGEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL BRAKES GMBH

BY:

ADDRESS:     WERNER-VON-SIEMENS-STRASSE 18
             86406 MEITINGEN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL CARBON S.P.A.

BY:

ADDRESS:     PIAZZALE S. TUERR # 5
             I-20149 MILANO

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON, S.A.

BY:

ADDRESS:     ZONA INDUSTRIAL DE LA GRELA-APDO. 478
             E-15080 LA CORUNA

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON LLC.

BY:

ADDRESS:     P.O.BOX 563960
             CHARLOTTE, NC 28256-3960, USA

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL CARBON GMBH

BY:

ADDRESS:     A-4823 STEEG AM HALLSTATTERSEE

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON GMBH & CO. KG

BY:

ADDRESS:     A-4823 STEEG AM HALLSTATTERSEE

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


RK CARBON INTERNATIONAL LTD.

BY:

ADDRESS:     MUIR OF ORD, ROSS-SHIRE, IV67UA, INVERNESS, SCOTTLAND

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN

PHONE:       +49 (0) 611-6029 - 235
FAX:         +49 (0) 611-6029 - 231

RK TECHNOLOGIES INTERNATIONAL LTD.

BY:

ADDRESS:     MUIR OF ORD, ROSS-SHIRE, IV67UA, INVERNESS, SCOTLAND

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL TECHNIC LTD.

BY:

ADDRESS:     MUIR OF ORD, ROSS-SHIRE, IV67UA, INVERNESS, SCOTTLAND

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CARBON S.A.S

BY:

ADDRESS:     131 PLACE ARISTIDE BERGES
             F-74190 CHEDDE

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL ACOTEC SAS

BY:

ADDRESS:    18 AVENUE MARCEL CAHIN
            F-38400 SAINT MARTIN D' HERES

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


RADION FINANZIARIA S.P.A.

BY:

ADDRESS:     PIAZZALE STEFANO TURR # 5
             I-20149 MILAN

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL CANADA INC.

BY:

ADDRESS:     963 BETHANIE ST.,
             LACHUTE, QUEBEC J8H 2C5, CANADA

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231

SGL CARBON POLSKA S.A.

BY:

ADDRESS:     PIASTOWSKA 29
             47-400 RACIBORZ, POLAND

ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


SGL TECHNIC INC.

BY:

ADDRESS:     8600 BILL FICKLEN DRIVE
             CHARLOTTE, NORTH CAROLINA 28269, USA
ATTENTION:   CHRISTIAN SCHWARZ
             SGL CARBON AG
             RHEINGAUSTRASSE 182
             D-65203 WIESBADEN
PHONE:       +49 (0) 611- 6029-235
FAX:         +49 (0) 611- 6029-231


THE MANDATED LEAD ARRANGERS

BAYERISCHE LANDESBANK

BY:

ADDRESS:     BRIENNER STRASSE 20
             80333 MUNCHEN
ATTENTION:   DR. WOLFGANG HUTTER/DEPT. 2530
             WOLFGANG.HUETTER@BAYERNLB.DE

PHONE        +49-89-2171-22417
FAX:         +49-89-2171-22429

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

BY:

ADDRESS:     CREDIT SUISSE FIRST BOSTON INTERNATIONAL
             ONE CABOT SQUARE
             LONDON E14 4QJ
             UNITED KINGDOM
ATTENTION:

PHONE:
FAX:


DEUTSCHE BANK AG

BY:

ADDRESS:     TAUNUSANLAGE 12
             60325 FRANKFURT AM MAIN
ATTENTION:   KARL-HEINZ HERWECK
             GLOBAL CORPORATE FINANCE

PHONE:       +49-69-910-33313
FAX:         +49-69-910-38793


DRESDNER KLEINWORT WASSERSTEIN,
THE INVESTMENT BANKING DIVISION OF DRESDNER BANK AG

BY:


ADDRESS:     JURGEN-PONTO-PLATZ 1
             60301 FRANKFURT AM MAIN
ATTENTION:   THOMAS MULDNER
             DIRECTOR, GLOBAL LOAN PRODUCT
             THOMAS.MUELDNER@DRKW.COM

PHONE:       +49-69-713-19267
FAX:         +49-69-713-2342

THE FACILITY AGENT AND SECURITY AGENT

DEUTSCHE BANK LUXEMBOURG S.A.

BY:

ADDRESS:     2, BOULEVARD KONRAD ADENAUER
             L-1115 LUXEMBOURG
ATTENTION:   INTERNATIONAL LOANS & AGENCY SERVICES
             FRANZ-JOSEF EWERHARDY/MARION SATTLER
             FRANZ-JOSEF.EWERHARDY@DB.COM; MARION.SATTLER@DB.COM

PHONE:       +352-42122-533/972
FAX:         +352-42122-287


THE DOCUMENTATION AGENT

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

BY:

ADDRESS:     CREDIT SUISSE FIRST BOSTON INTERNATIONAL
             ONE CABOT SQUARE
             LONDON E14 4QJ
             UNITED KINGDOM
ATTENTION:

PHONE:
FAX:


THE ORIGINAL LENDERS

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

BY:

ADDRESS:     CREDIT SUISSE FIRST BOSTON INTERNATIONAL
             ONE CABOT SQUARE
             LONDON E14 4QJ
             UNITED KINGDOM
ATTENTION:

PHONE:
FAX:

BAYERISCHE HYPO- UND VEREINSBANK AG

BY:

ADDRESS:     NL AUGSBURG
             BAHNHOFSTR. 11
             86150 AUGSBURG
ATTENTION:   ANDREA KNOLL
             ANDREA.KNOELL@HVB.DE

PHONE:       +49-821-316-1501
FAX:         +49-821-316-1583


DEUTSCHE BANK LUXEMBOURG S.A.

BY:

ADDRESS:     2, BOULEVARD KONRAD ADENAUER
             L-1115 LUXEMBOURG
ATTENTION:   INTERNATIONAL LOANS & AGENCY SERVICES
             FRANZ-JOSEF EWERHARDY/MARION SATTLER
             FRANZ-JOSEF.EWERHARDY@DB.COM; MARION.SATTLER@DB.COM

PHONE:       +352-42122-533/972
FAX:         +352-42122-287


DRESDNER BANK AG IN MUNCHEN

BY:


ADDRESS:     DRESDNER BANK AG IN MUNCHEN
             PROMENADEPLATZ 7
             80333 MUNCHEN
ATTENTION:   ARMIN ZIEGLER
             ARMIN.ZIEGLER@DRESDNER-BANK.COM

PHONE:       +49-89-2139-4557
FAX:         +49-89-2139-3149

BAYERISCHE LANDESBANK

BY:

ADDRESS:     BRIENNER STRASSE 20
             80333 MUNCHEN
ATTENTION:   DR. WOLFGANG HUTTER/DEPT. 2530
             WOLFGANG.HUETTER@BAYERNLB.DE

PHONE        +49-89-2171-22417
FAX:         +49-89-2171-22429


COMMERZBANK AKTIENGESELLSCHAFT

BY:

ADDRESS:     KAISERPLATZ
             60261 FRANKFURT AM MAIN
ATTENTION:   BERNARD SCHULTZ/ROLAND THIELE, ZRA IB II
             ZRA-IB3-DOC@COMMERZBANK.COM

PHONE:       069-136-20
FAX:         069-136-51510


DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK

BY:

ADDRESS:     PLATZ DER REPUBLIK
             60265 FRANKFURT AM MAIN
ATTENTION:   FRIEDRICH MEYER/GUNTER TUTTENBERG
             FRIEDRICH.MEYER@DZBANK.DE/GUENTER.TUETTENBERG@DZBANK.DE

PHONE:       +49-69-7447-6643/+49-69-7447-7848
FAX:         +49-69-7447-3428/+49-69-7447-1511


KREDITANSTALT FUR WIEDERAUFBAU

BY:

ADDRESS:     PALMENGARTENSTRASSE 5-9
             60325 FRANKFURT AM MAIN
ATTENTION:   MAIKE THODE/ABT. X1 B3
             MAIKE.THODE@KFW.DE

PHONE.       +49-69-7431-4118
FAX:         +49-69-7431-2016